SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CORONUS SOLAR INC.
(Name of small business issuer in its charter)

British Columbia	8200
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

1100-1200 West 73rd Avenue	Michael Kennedy
Vancouver, British Columbia	Anfield Sujir Kennedy & Durno
Canada V6P 6G5	1600 - 609 Granville Street
604-267-7078	Vancouver, British Columbia
Canada V7Y 1C3
604-669-1322
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)
_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]  SEC File Number: 333-155206

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	5,485,010	$0.40	$2,194,004	$13.74

Total	5,485,010	$0.40	$2,194,004	$13.74

[1]           Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

REASON FOR AMENDMENT

This post-effective amendment is being filed to update the information contained herein pursuant to Reg. 427 of the Securities Act of 1933, as amended.

Prospectus

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
5,485,010 Shares of Common Stock

This prospectus relates to the sale of up to 5,485,010 shares of our common stock by existing stockholders.

The sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Our shares of common stock are traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) under the symbol “CRNSF”.

Investing in our common stock involves risks. See "Risk Factors" starting at page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We are a development stage company. Our goal is deploy and operate utility-scale solar photovoltaic (PV) power systems (power plants) in the State of California.

Our corporate offices are located at 1100-1200 West 73rd Avenue, Vancouver, British Columbia, Canada V6P 6G5. Our registered office is located at 1600-609 Granville Street, Vancouver, British Columbia, Canada V7Y 1C3. Our telephone number is 604-267-7078.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	5,485,010 shares of common stock
Offering price per share	$0.40
Net proceeds to us	None
Number of shares outstanding before the offering	15,542,586
Number of shares outstanding after the offering if all of the
shares are sold	15,542,586

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of	As of
	September 30, 2010	March 31, 2010	March 31, 2009
Balance Sheets	(Unaudited)	(Audited)	(Audited)

Total Assets	$28,526	$22,253	$16,021
Total Liabilities	$261,618	$198,440	$96,879
Stockholders Equity - (Deficit)	$(233,092)	$(176,187)	$(80,858)

	Six months ended	Year ended	Year ended
	September 30, 2010	March 31, 2010	March 31, 2009
Statements of Operations	(Unaudited)	(Audited)	(Audited)

Revenue	$-	$249	$675
Total Expenses	$76,833	$160,671	$173,552
Net Income - (Loss)	$(76,833)	$(155,180)	$(172,863)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with CORONUS SOLAR INC.

Risks Relating to Our Industry

1.  Existing regulations, and changes to such regulations, may present technical, regulatory and economic barriers to the installation of our solar power systems, which have a material adverse affect on our business and results of operations.

Installation of solar power systems are subject to oversight and regulation in accordance with national and local ordinances, building codes, zoning, environmental protection regulation, utility interconnection requirements for metering and other rules and regulations. To comply, our goal is to work with suppliers who are up-to-date on these requirements on a national, state, and local level, and who design systems that agree to these standards. Certain cities may have ordinances that prevent or increase the cost of installation of solar power systems. In addition, new government regulations or utility policies pertaining to solar power systems are unpredictable and may result in significant additional expenses or delays and, as a result, could cause a significant adverse impact on our operations.

2.  Reduced growth in or the reduction, elimination or expiration of government subsidies, economic incentives and other support for on-grid solar electricity applications could impede or frustrate the implementation of our plans, materially and adversely affecting our business, financial condition and results of operations.

Reduced growth in or the reduction, elimination or expiration of government subsidies, economic incentives and other support for on-grid solar electricity may result in the diminished competitiveness of solar energy relative to conventional and non-solar renewable sources of energy, and could materially and adversely affect the growth of the solar energy industry. We believe that the near-term growth of the market for on-grid applications, where solar energy is used to supplement the electricity a consumer purchases from the utility network, depends significantly on the availability and size of government subsidies and economic incentives. Federal, state and local governmental bodies in many countries, most notably Germany, Italy, Spain, France, Greece, Portugal, South Korea, Japan, Canada and the United States, have provided subsidies in the form of feed-in tariffs, rebates, tax incentives and other incentives to end-users, distributors, systems integrators and manufacturers of photovoltaic products. Many of these government incentives expire, phase out over time or require renewal by the applicable authority.

Electric utility companies or generators of electricity from fossil fuels or other renewable energy sources could also lobby for a change in the relevant legislation in their markets to protect their revenue streams.

Risks Relating to Our Company

3.  We need to raise significant capital in order to grow our business and fund our operations, as planned, which may not be available on acceptable terms or at all.

Our currently available capital resources and cash flows from operations are insufficient to meet our working capital and capital expenditure requirements. We need to raise significant capital to fund our plans, which includes the acquisition of private lands, and the funding of the design and deployment of solar power plants. Further, we will need operating capital until our solar power plants are online. Our cash requirements will depend on numerous factors, including, but not limited to, whether we’re able to procure the feed-in tariff power purchase agreements, and if so, whether we enter into multiple agreements, the size of the solar PV systems underlying the agreements, the costs of the private lands, and the needs of our general working capital. If adequate capital does not become available when needed on acceptable terms, or at all, our ability to fund our operations, and implement our plans will be hampered, resulting in our business, operating results, and/or financial condition being materially adversely affected.

4.  Our ability to raise capital is hampered by adverse changes in general economic market conditions.

The U.S. economy is currently undergoing turmoil, amid stock market volatility, difficulties in the financial services sector, tightening of the credit markets, softness in the housing markets, concerns of inflation and deflation, reduced corporate profits and capital spending, reduced consumer spending, and continuing economic uncertainties. This turmoil and the uncertainty about future economic conditions could negatively impact our ability to obtain debt or equity financing of our operations. The cost and availability of credit has been and may continue to be adversely affected as concerns about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease, to provide funding to borrowers. If these market and economic conditions continue, they may limit our ability to access the capital markets to meet liquidity and capital expenditure requirements. We cannot predict the timing, strength or duration of this global economic downturn.

5.  Our ability to obtain market share and revenues depends on our ability to successfully procure power purchase agreements from investor-owned utilities.

Our plan is to procure power purchase agreements from investor-owned utilities under California’s feed-in tariff program for small generators. Although the feed-in tariffs present a mechanism for small renewable generators to sell power to a utility at predefined terms and conditions, without contract negotiations, the utility stipulates, as a special condition, that the facility be strategically located and interconnected to the electric transmission system in a manner that optimizes the deliverability of electricity generated at the facility to load centers. Although we believe we will be able to acquire acceptable parcels of barren desert land, with service, and thus satisfy the special condition, there is no assurance we will achieve this. Failure to do so will result in our inability to procure the power purchase agreements, which would materially and adversely affect our business, operating results, and/or financial condition.

6.  We face competition from other companies applying for the feed-in tariffs under California’s feed-in tariff program for small generators.

Under the feed-in tariff program for small generators, only 228.447 MW of total rated generating capacity is allocated for non-water and non-wastewater facilities. Although the individual allotments are restricted to facilities of 1.5 MW in size or smaller, eligible facilities extend beyond solar PV and include all competing renewable generation technologies, such as wind, geothermal, biomass, biogas, small hydro and fuel cells that use renewable fuels. Service under the program is on a first-come-first-served basis and will be closed to new customers once the total rated generating capacity of eligible facilities reaches 228.447 MW. If we fail to compete effectively, by not acting quickly enough, we may miss the allotments. If we fail to obtain service under the program, we may be unable to increase our market share and revenues, which would materially and adversely affect our business, operating results, and/or financial condition.

7.  We will be dependent upon suppliers for our solar PV systems and on installers for systems installation.

We intend to obtain our solar PV cells and modules from one supplier. Further, we intend to outsource our solar PV system design and deployment, which includes, but is not limited to, system design, engineering, procurement of permits and balance of system components, construction management, and advice on monitoring and maintenance. Delays or failures in delivery, shortages caused by inadequate production capacity or unavailability, financial failure, or otherwise, would adversely affect or limit the implementation of our plans, which would materially and adversely affect our business, operating results, and/or financial condition. If our single-source supplier were to fail to supply our PV cell and module needs on a timely basis or cease providing us them at all, we would be required to locate and contract with a substitute supplier. We may have difficulty identifying a substitute supplier in a timely manner and on commercially reasonable terms. If this were to occur, our business would be harmed.

8.  We have no operating history and expect to incur losses into the future.

As a start-up, we have no operating history upon which an evaluation of our future success or failure can be made. To achieve and maintain profitability and positive cash flow we are dependent upon our ability to generate revenues and our ability to generate a profit. If we are unable to raise sufficient capital to fund our plans and/or unable to procure power purchase agreements under California’s feed-in tariff program for small generators, we may have to suspend or cease operations.

9.  The success of our business depends on the continuing contributions of Jefferson Thachuk and Mark Burgert.

We rely heavily on the services of Jefferson Thachuk and Mark Burgert. Loss of the services of Mr. Thachuk and/or Mr. Burgert would adversely impact our operations. We do not carry key person life insurance on any of our senior management or other key personnel.

10.  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations, in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such, we may have to cease operations and you could lose your investment.

Risks associated with this offering:

11.  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering.

All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders are offering their securities for sale in this offering. Their shares will be sold at the market price. No shares are being offered by us. Our shares are traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) under the symbol “CRNSF”.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

There are thirty nine selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $3,900. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.           Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our stock was listed for trading on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) on May 6, 2009 under the symbol “IMNDF.” On October 13, 2010, our shareholders approved the change of our name from InsightfulMind Learning, Inc. to Coronus Solar Inc. and the split of our common stock on the basis of 2 new shares for each 1 old share. In respect of the Bulletin Board, the name change and the 2 for 1 forward split took effect at the open of business, January 15, 2010. On this date, FINRA issued us the new symbol “CRNSF”. The figures set forth below reflect the 2 for 1 stock split.

There are 745,000 stock options outstanding that entitle the holders to purchase 745,000 shares of our common stock.

Fiscal Year
2010	High Bid	Low Bid
Fourth Quarter: 1/1/10 to 3/31/10	$0.10	$0.05
Third Quarter: 10/1/09 to 12/31/09	$0.05	$0.05
Second Quarter: 7/1/09 to 9/30/09	$0.05	$0.05
First Quarter: 4/1/09 to 6/30/09	$0.05	$0.05

Fiscal Year
2009	High Bid	Low Bid
Fourth Quarter: 1/1/09 to 3/31/09	$0	$0
Third Quarter: 10/1/08 to 12/31/08	$0	$0
Second Quarter: 7/1/08 to 9/30/08	$0	$0
First Quarter: 4/1/08 to 6/30/08	$0	$0

Holders

On December 23, 2010, we had 43 shareholders of record of our common stock.

Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Securities Authorized for Issuance Under Equity Compensation Plans

At our annual shareholders' meeting on November 23, 2010, we proposed and the shareholders approved a 10% "rolling" stock option plan (the "Option Plan"). As at the date of this prospectus, no options under the Option Plan have been granted.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

Estimates and Assumptions

In the preparation of our financial statements, no estimates have been used since there is insufficient historical information in which to base such estimates.

Trends Affecting Our Business

In the past two years, solar module prices have been reduced by more than half, due to the impact of the global economic downturn, reduced silicon prices, increased polysilicon supply, and a general oversupply of solar modules on the market. Although we expect solar module prices to stay at current levels, or continue to decline, but not as drastically, a rebound in solar module prices would materially impact the viability of our business model, rendering our model nonviable.

Plan of Operation For The Next Twelve Months

Our efforts are focused on raising capital through the sale of common stock in private placements to eliminate our working capital deficiency and to position us with sufficient funds to execute on the business plan of Coronus Energy Corp. (“Coronus”), our wholly-owned subsidiary. Coronus is a start-up stage company founded to deploy and operate utility-scale solar power systems in the State of California. The business plan of Coronus calls for 1) the procurement of 20-year, “must-take” power purchase agreements from Southern California Edison, under the California Public Utilities Commission’s feed-in tariff program for small generators, and 2) the development of the corresponding 1.5 MW solar PV power plants.

Results of Operations

Three Months Ended September 30, 2010 compared to September 30, 2009

We achieved no revenue ($nil) for the three months ended September 30, 2010 compared to $81 for the three months ended September 30, 2009. The $81 in revenue for the three months ended September 30, 2009 was attributable to sales of our online course, MathNote SAT®, which we discontinued on November 2, 2009, on completion of the acquisition of Coronus.

Amortization expense increased by $1,242 or 219% from $566 for the three months ended September 30, 2009 to $1,808 for the three months ended September 30, 2010. On completion of the Coronus acquisition on November 2, 2009, we acquired a business plan, with the fair value of $21,500. The business plan is amortized over its useful life of three years. In respect of the comparative period, the Company's website development was substantially completed in October 2005, and the capitalized cost related thereto was amortized over three years. Accordingly, this cost was substantially fully amortized by September 30, 2009.

Interest on shareholder loan increased by $977 or 80% from $1,220 for the three months ended September 30, 2009 to $2,197 for the three months ended September 30, 2010. The reason for the increase was the result of further loans made to the Company by the shareholder, a director of the Company, over the course of the year. In the comparative quarter, the shareholder loan was non-interest bearing. Despite this, the Company charged imputed interest of 4% per annum and recorded the interest as additional paid in capital. Effective April 1, 2010, the loan now accrues interest at the annual rate of 4%.

Interest and bank charges expense decreased by $202 or 34% from $587 for the three months ended September 30, 2009 to $385 for the three months ended September 30, 2010. The reason for the decrease was the March 31, 2010 year end write-off of a finance charge applied against an outstanding payable as of September 30, 2009.

Office and miscellaneous expense increased by $588 or 15% from $3,852 for the three months ended September 30, 2009 to $4,440 for the three months ended September 30, 2010. The principal reason for the increase was that we incurred rent expense for an office in Canada on a month-to-month basis during the current quarter, and incurred no such expense in the comparative quarter.

Professional fees increased by $9,391 or 87% from $10,786 for the three months ended September 30, 2009 to $20,177 for the three months ended September 30, 2010. The reason for the increase was the legal and brokerage costs we incurred in the current quarter in relation to us pursuing full service DTC eligibility for the shares of our common stock. We incurred no such expense in the previous quarter.

We incurred no advertising and promotion expense ($nil) for the three months ended September 30, 2010 compared to $488 for the three months ended September 30, 2009. The reason for the decrease was that, in anticipation of the closing of the Coronus acquisition in early November, 2009, we suspended and ceased indefinitely all advertising of our online course in October, 2009.

We incurred $1,199 in travel expense for the three months ended September 30, 2010 compared to no travel expense ($nil) for the three months ended September 30, 2009. In the current quarter, the travel expense related to an on-site meeting with a solar PV systems integrator in California.

We incurred $6,529 in feasibility study expense for the three months ended September 30, 2010 compared to no feasibility study expense ($nil) for the three months ended September 30, 2009. In the current quarter, the feasibility study expense related to the submission of interconnection and distribution service request deposits to Southern California Edison in respect of the 30 acre and 280 acre parcels of vacant, California land Coronus, our wholly-owned subsidiary, agreed to purchase.

We achieved no debt forgiven income ($nil) for the three months ended September 30, 2010 compared to $729 in debt forgiven income for the three months ended September 30, 2009. On August 10, 2009, the author of our previous online courses waived a non-interest bearing, outstanding invoice, dated March 15, 2008.

Six Months Ended September 30, 2010 compared to September 30, 2009

We achieved no revenue ($nil) for the six months ended September 30, 2010 compared to $240 for the six months ended September 30, 2009. The $240 in revenue for the six months ended September 30, 2009 was attributable to sales of our online course, MathNote SAT®, which we discontinued on November 2, 2009, on completion of the acquisition of Coronus.

Amortization expense increased by $2,519 or 229% from $1,099 for the six months ended September 30, 2009 to $3,618 for the six months ended September 30, 2010. On completion of the Coronus acquisition on November 2, 2009, we acquired a business plan, with the fair value of $21,500. The business plan is amortized over its useful life of three years. In respect of the comparative period, the Company's website development was substantially completed in October 2005, and the capitalized cost related thereto was amortized over three years. Accordingly, this cost was substantially fully amortized by September 30, 2009.

Interest on shareholder loan increased by $1,593 or 72% from $2,212 for the six months ended September 30, 2009 to $3,805 for the six months ended September 30, 2010. The reason for the increase was the result of further loans made to the Company by the shareholder, a director of the Company, over the course of the year. In the comparative period, the shareholder loan was non-interest bearing. Despite this, the Company charged imputed interest of 4% per annum and recorded the interest as additional paid in capital. Effective April 1, 2010, the loan now accrues interest at the annual rate of 4%.

Interest and bank charges expense decreased by $659 or 46% from $1,421 for the six months ended September 30, 2009 to $762 for the six months ended September 30, 2010. The reason for the decrease was the March 31, 2010 year end write-off of a finance charge applied against an outstanding payable as of September 30, 2009.

Office and miscellaneous expense increased by $2,373 or 35% from $6,738 for the six months ended September 30, 2009 to $9,111 for the six months ended September 30, 2010. The principal reason for the increase was that we incurred rent expense for an office in Canada on a month-to-month basis during the current period, and incurred no such expense in the comparative period.

Professional fees increased by $9,221 or 37% from $24,852 for the six months ended September 30, 2009 to $34,073 for the six months ended September 30, 2010. The reason for the increase was the legal and brokerage costs we incurred in the current period in relation to us pursuing full service DTC eligibility for the shares of our common stock. We incurred no such expense in the previous period.

We incurred no advertising and promotion expense ($nil) for the six months ended September 30, 2010 compared to $1,458 for the six months ended September 30, 2009. The reason for the decrease was that, in anticipation of the closing of the Coronus acquisition in early November, 2009, we suspended and ceased indefinitely all advertising of our online course in October, 2009.

We incurred $1,199 in travel expense for the six months ended September 30, 2010 compared to no travel expense ($nil) for the six months ended September 30, 2009. In the current period, the travel expense related to an on-site meeting with a solar PV systems integrator in California.

We incurred $6,529 in feasibility study expense for the six months ended September 30, 2010 compared to no feasibility study expense ($nil) for the six months ended September 30, 2009. In the current period, the feasibility study expense related to the submission of interconnection and distribution service request deposits to Southern California Edison in respect of the 30 acre and 280 acre parcels of vacant, California land Coronus, our wholly-owned subsidiary, agreed to purchase.

We achieved no debt forgiven income ($nil) for the six months ended September 30, 2010 compared to $729 in debt forgiven income for the six months ended September 30, 2009. On August 10, 2009, the author of our previous online courses waived a non-interest bearing, outstanding invoice, dated March 15, 2008.

Fiscal Year Ended March 31, 2010 Compared to Fiscal Year Ended March 31, 2009

We achieved revenue of $249 for the year ended March 31, 2010 compared to $675 for the year ended March 31, 2009. The decrease in revenue of $426, or 63%, was the consequence of us scaling back on the advertisement of our online course MathNote SAT®, our sole source of revenue, in the quarter ended September 30, 2009, by scaling back on our search marketing campaigns, both in terms of the number of keywords we bid on and the bid price, resulting in comparatively fewer clicks and by extension fewer conversions. In the quarter ended December 31, 2010, we suspended the campaigns outright. We ceased our Yahoo Search Marketing campaign on October 2, 2009 and our Google Search Marketing campaign on October 20, 2009. Further, on completion of the Agreement on November 2, 2009, we suspended the sale of the course indefinitely. In both the current and comparative fiscal year, all sales were attributable to sales of the course, MathNote SAT®.

Amortization expense decreased by $1,654 or 28% from $5,823 for the year ended March 31, 2009 to $4,169 for the year ended March 31, 2010. The Company’s website development was substantially completed in October 2005, and the capitalized cost related thereto was amortized over three years. On completion of the Agreement on November 2, 2009, we wrote off the balance of our website development costs of $3,245 and our intangible asset of $279 (relating to the “MathNote” trademark). However, on completion of the Agreement on November 2, 2009, we acquired a business plan, the fair value of which was deemed to be $21,500. The business plan is amortized over its useful life of three years.

Interest on shareholder loan increased by $2,769 or 124% from $2,228 for the year ended March 31, 2009 to $4,997 for the year ended March 31, 2010. The reason for the increase was the result of further loans made to the Company by a shareholder, a director of the Company, over the course of the year, and the corresponding interest imputed thereon.

Interest and bank charges increased by $565 or 29% from $1,932 for the year ended March 31, 2009 to $2,497 for the year ended March 31, 2010. The principal reason for the increase was the use of the line of credit during the current fiscal year.

Office and miscellaneous increased by $8,807 or 201% from $4,389 for the year ended March 31, 2009 to $13,196 for the year ended March 31, 2010. The reason for the increase was that we incurred $9,014 in transfer agency and filing fees during the current fiscal year, and incurred no such costs in the comparative fiscal year.

Stock based compensation expense decreased by $29,036 or 53% from $55,180 for the year ended March 31, 2009 to $26,144 for the year ended March 31, 2010. The reason for the decrease was that in fiscal 2010, the Company issued fully vested stock options to acquire 350,000 shares of common stock at an exercise price of $0.065 per share; whereas in fiscal 2009, the Company’s board of directors approved to denominate the exercise price of all outstanding stock options (fully vested options to acquire a total of 1.3 million shares) in U.S. dollars, as compared to the existing denomination in Canadian dollars. To account for the redenomination, the transaction was regarded as the cancellation of the original stock options and the granting on the same day of the same number of stock options with the same terms except the exercise prices were denominated in U.S. dollars.

Advertising and promotion expense decreased by $3,109 or 67% from $4,623 for the year ended March 31, 2009 to $1,514 for the year ended March 31, 2010. The reason for the decrease was the consequence of us scaling back on the advertisement of our online course MathNote SAT®, in the quarter ended September 30, 2009, by scaling back on our search marketing campaigns, both in terms of the number of keywords we bid on and the bid price. Further, in the quarter ended December 31, 2009, we suspended the campaigns outright. We ceased our Yahoo Search Marketing campaign on October 2, 2009 and our Google Search Marketing campaign on October 20, 2009.

Write down in website development costs was $3,245 for the year ended March 31, 2010 compared to zero ($nil) for the year ended March 31, 2009. On completion of the Agreement, we wrote off the balance of our website development costs of $3,245.

Write-off patent cost was $279 for the year ended March 31, 2010 compared to zero ($nil) for the year ended March 31, 2009. On completion of the Agreement, we wrote off the balance of our intangible asset of $279 (relating to the “MathNote” trademark).

Debt forgiven income for the year ended March 31, 2010 was $5,225 compared to zero ($nil) debt forgiven income for the year ended March 31, 2009. On August 10, 2009, the course author we used previously waived a non-interest bearing, outstanding invoice, dated March 15, 2008, in the amount of $757 and at year end March 31, 2010, a financial consultant we used previously waived an outstanding invoice, plus interest, in the amount of $4,468.

Fiscal Year Ended March 31, 2009 Compared to Fiscal Year Ended March 31, 2008

We achieved revenue of $675 for the year ended March 31, 2009 compared to $137 for the year ended March 31, 2008. The $675 in revenue was attributable to sales of our now discontinued course, MathNote SAT®, which we launched on May 7, 2008. The $137 in revenue was attributable to sales of our two original courses, MathNote Math League and MathNote AMC 12, prior to us discontinuing them on July 1, 2007, due to lack of demand.

Office and miscellaneous increased by $2,579 or 142% from $1,810 for the year ended March 31, 2008 to $4,389 for the year ended March 31, 2009. The increase was mainly due to the director fees of $1,419 incurred during fiscal year 2009 and the increase in the expenses relating to shareholder information on mailing and printing and transfer agency fees.

Interest on shareholder loan increased by $1,102 or 98% from $1,126 for the year ended March 31, 2008 to $2,228 for the year ended March 31, 2009. The reason for the increase was the result of further loans made to the Company by a shareholder, a director of the Company, over the course of fiscal year 2009, and the corresponding interest imputed thereon.

Professional fees increased by $40,996 or 172% from $23,865 for the year ended March 31, 2008 to $64,861 for the year ended March 31, 2009. The reason for the increase was the legal and accounting costs we incurred in relation to the preparation, review and filing of our Form S-1, the amendment related thereto, and the preparation, review and filing of our Form 10-Q.

Stock based compensation increased by $46,393 or 528% from $8,787 for the year ended March 31, 2008 to $55,180 for the year ended March 31, 2009. The reason for the increase was that on November 3, 2008, the board of directors resolved that the exercise price of the Company’s 650,000 outstanding stock options be converted from Canadian dollars per share into U.S. dollars per share, using the Bank of Canada nominal noon exchange rate for November 3, 2008 of 0.8421. The accounting treatment was one where the transaction was regarded as a cancellation of the stock options originally granted and then the grant on the same day of the same number of stock options with the same terms except for the exercise prices now denominated in U.S. dollars. Because the stock options were fully vested, it resulted in the stock based compensation charge of $55,180.

Advertising and promotion expense increased by $4,378 or 1,787% from $245 for the year ended March 31, 2008 to $4,623 for the year ended March 31, 2009. The reason for the increase was, with the launch of our MathNote SAT® course on May 7, 2008, we commenced and continued with two search marketing campaigns, one with Google, which we commenced on May 8, 2008, and the other with Yahoo, which we commenced on June 12, 2008. For the year ended March 31, 2008, our advertising and promotional expense was considerably less, as we discontinued the sale of our two original courses, MathNote Math League and MathNote AMC 12, on July 1, 2007, due to lack of demand. Additionally, with our two original courses, we undertook only one search marketing campaign, with Google, and the click-through response was roughly one-tenth of that of the two MathNote SAT® campaigns.

For the year ended March 31, 2008, the reason for the $14,145 write down in website development costs, as compared to no write down for the year ended March 31, 2009, was that as we discontinued the sale of our two original courses, MathNote Math League and MathNote AMC 12, during the year ended March 31, 2008, we wrote off the related remaining unamortized costs of $14,145 at year end.

Assets and Liabilities at September 30, 2010 compared to March 31, 2010

We posted an “other receivable” of $5,000 at September 30, 2010, compared to no “other receivable” ($nil) at March 31, 2010. The $5,000 receivable at September 30, 2010 relates to the refund we are to receive in relation to the $5,000 deposit we made on a 40 acre parcel of vacant, California land Coronus, our wholly-owned subsidiary, agreed to purchase. The land purchase was subject to board of director approval, which was not obtained. Accordingly, the agreement to purchase this land was cancelled.

Prepaid expenses and deposit increased by $1,314 or 206% from $638 at March 31, 2010 to $1,952 at September 30, 2010. The principal reason for the increase was that we paid into trust CAD $1,000 to our Canadian corporate counsel in anticipation of future disbursements.

We posted a land deposit of $2,000 at September 30, 2010, compared to no land deposit ($nil) at March 31, 2010. The land deposit related to the $1,000 deposits we made in respect of the 30 acre and 280 acre parcels of vacant, California land Coronus, our wholly-owned subsidiary, agreed to purchase. The balance payable of $31,000 and $239,000, respectively, is due on November 30, 2010.

Intangible asset decreased by $3,584 or 19% from $18,514 at March 31, 2010 to $14,930 at September 30, 2010. On completion of the Coronus acquisition on November 2, 2009, we acquired a business plan, with the fair value of $21,500. The business plan is amortized over its useful life of three years.

Accounts payable and accrued liabilities decreased by $28,208 or 64% from $44,344 at March 31, 2010 to $16,136 at September 30, 2010. The principal reason for this decrease was the payment in the period of an outstanding invoice, relating to legal fees, in the amount of CAD $24,060.

Loan from a shareholder increased by $91,386 or 59% from $154,096 at March 31, 2010 to $245,482 at September 30, 2010. The reason for the increase was the result of further loans made to the Company by the shareholder, a director of the Company, over the course of the period, for working capital.

Assets and Liabilities at Fiscal Year End March 31, 2010 compared to Fiscal Year End March 31, 2009

Website development costs were zero ($nil) at March 31, 2010, as compared to $3,743 at March 31, 2009. On November 2, 2009, on completion of the Agreement, we wrote off the balance of our website development costs.

Intangible asset increased by $18,258 or 7,130% from $256 at March 31, 2009 to $18,514 at March 31, 2010. The increase reflects the $21,500 intangible asset we acquired on completion of the Agreement on November 2, 2009. The intangible asset consisted of a detailed business plan regarding the market for, and deployment of, utility-scale solar power systems in the State of California. At the same time, on completion of the Agreement, we wrote off the balance of our intangible asset relating to the “MathNote” trademark ($256 at March 31, 2009).

Accounts payable and accrued liabilities increased by $33,959 or 327% from $10,385 at March 31, 2009 to $44,344 at March 31, 2010. The increase was mainly due to legal fees billed in the fourth quarter in relation to the drafting and reporting of the Agreement.

Loan from a shareholder increased by $67,602 or 78% from $86,494 at March 31, 2009 to $154,096 at March 31, 2010. The reason for the increase was the result of further loans made to the Company by the shareholder, a director of the Company, over the course of the period, for working capital.

Assets and Liabilities at Fiscal Year End March 31, 2009 compared to Fiscal Year End March 31, 2008

Cash and cash equivalents were $6,883 at March 31, 2009 as compared to bank indebtedness of $26 at March 31, 2008. The reason for the increase was the result of further loans made to the Company by a shareholder.

Prepaid expenses decreased by $5,887 or 78% from $7,593 at March 31, 2008 to $1,706 at March 31, 2009. During the period, the Company’s Canadian counsel returned a retainer in the amount of $4,083, as the Company’s United States counsel performed the work.

Website development costs decreased by $7,138 or 66% from $10,881 at March 31, 2008 to $3,743 at March 31, 2009. The reason for the decrease was the amortization claimed during the period.

Loan from a shareholder increased by $58,123 or 205% from $28,371 at March 31, 2008 to $86,494 at March 31, 2009. The reason for the increase was the result of further loans made to the Company by the shareholder, a director of the Company, over the course of the period, for working capital.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We have generated no revenues from our Coronus operations. In part, this is the result of us not devoting full time to the operations. Our officers and directors have other occupations to which they devote significant time. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources.

To become profitable and competitive, we need to procure power purchase agreements from Southern California Edison, under the California Public Utilities Commission’s feed-in tariff program for small generators, and be able to fund development of the corresponding solar power plants. With our officers focusing on financing activities, we hope to place ourselves in a position to execute on one or more power purchase agreements. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to develop our operations. Equity financing could result in additional dilution to existing shareholders.

We expect to generate revenues through tariffs through the procurement of the power purchase agreements and we expect to raise additional capital through the sale of common stock in private placements. There is no assurance, however, that we will be able to procure these agreements or raise any capital through the sale of common stock.

We do not believe that possible inflation and price changes will affect our revenues.

Our auditors have issued a going concern opinion in our consolidated financial statements for the years ended March 31, 2010. This means that there is substantial uncertainty that we will continue operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Liquidity and Capital Resources

Since inception, we have issued 15,542,586 shares of our common stock and received cash of $299,431.

We have generated no revenues from our Coronus operations. We expect to obtain capital through the sale of our common stock. There is no assurance we will procure power purchase agreements, develop the corresponding solar power plants, generate power and receive the tariffs. Further, there is no assurance we will sell any shares of common stock. We believe that capital generated from the sale of our common stock and from shareholder loans will allow us to operate for the next twelve months. Capital raised from the sale of common stock and capital raised from shareholder loans are our only anticipated sources of additional capital.

To develop a 1.5 MW solar power plant, we estimate the cost to be $5.7 million, inclusive of taxes. We base our cost estimate on pricing models we obtained from solar PV system integrators and developers. Our cost estimate is susceptible to fluctuations in the price of solar modules. Solar module price is the key element in the total price of an installed solar PV system, as, traditionally, the module cost represents roughly 50 percent of the total installed cost of the system. In the past two years, solar module prices have been reduced by more than half, due to the impact of the global economic downturn, reduced silicon prices, increased polysilicon supply, and a general oversupply of solar modules on the market. Although we expect solar module prices to stay at current levels, or continue to decline, but not as drastically, a rebound in solar module prices would materially impact the viability of our business model, rendering our model nonviable. To mitigate this risk, our strategy is to enter into a two to three year engineering-procurement-construction agreement with a solar PV systems integrator/developer, where turn-key pricing for multiple 1.5 MW solar PV systems is fixed.  There is no assurance we will be able to enter into such an agreement.

On August 25, 2010, Coronus, the Company's wholly-owned subsidiary, entered into a Vacant Land Purchase Agreement to acquire a 280 acre parcel of vacant land, situated in Vidal, County of San Bernardino, California. The total purchase price is $240,000. A deposit of $1,000 was paid and the balance was payable on November 30, 2010. On November 30, 2010, the balance payable was extended to December 31, 2010, in return for Coronus paying the seller $1,631 (equivalent to 8% per annum interest rate, over 31 days, based on the purchase price). On December 19, 2010, the balance payable was extended to January 31, 2011, in return for Coronus paying the seller $1,631 (equivalent to 8% per annum interest rate, over 31 days, based on the purchase price). We sought the extensions because we lack the funds to pay the contractual balance due. We expect to obtain the capital to pay the balance due, through the sale of our common stock. There is no assurance, however, that we will be able to raise this capital through the sale of common stock.

On August 28, 2010, Coronus entered into a Vacant Land Purchase Agreement to acquire a 30 acre parcel of vacant land, situated east of Twentynine Palms, in the County of San Bernardino, California. The total purchase price is $32,000. A non-refundable deposit of $1,000 was paid and the balance was payable on November 30, 2010. On November 30, 2010, the balance payable was extended to December 29, 2010, in return for Coronus placing an additional $1,000, non-refundable deposit into escrow. On December 21, 2010, the balance payable was extended to January 21, 2011, in return for Coronus placing an additional $1,000, non-refundable deposit into escrow. We sought the extensions because we lack the funds to pay the contractual balance due. We expect to obtain the capital to pay the balance due, through the sale of our common stock. There is no assurance, however, that we will be able to raise this capital through the sale of common stock.

Under the California Public Utilities Commission’s feed-in tariff program for small generators, we are entitled to enter into multiple 1.5 MW power purchase agreements provided we deploy multiple 1.5 MW solar power plants. Further, we are entitled to deploy multiple 1.5 MW solar power plants on the same parcel, provided this works from a utility interconnection point of view. Accordingly, our intention is to develop one to three 1.5 MW solar power plants on each of the aforementioned parcels of vacant land. Because we estimate the cost to develop a 1.5 MW solar power plant to be $5.7 million, inclusive of taxes, we estimate the cost to develop six 1.5 MW solar power plant to be $34.2 million, inclusive of taxes. We expect to obtain the capital to pay for the power plants, through the sale of our common stock and through non-recourse senior secured debt and/or a tax equity transaction (to permit investors with tax capacity to monetize a 30% Federal Solar Investment Tax Credit). There is no assurance, however, that we will be able to raise this capital through the sale of common stock, or through non-recourse senior secured debt and/or a tax equity transaction.

Regarding a tax equity transaction, the key federal tax incentive for solar is the Federal Solar Investment Tax Credit (ITC), equal to 30% of the asset owner’s cost basis for qualified solar facilities. The ITC is a dollar-for-dollar credit against the project owner’s federal income tax liability for the year the project is “placed in service.” Currently, the ITC applies to qualified projects placed in service before January 1st, 2017. In solar project finance, the investment that takes advantage of the ITC is the permanent financing, where tax benefits are optimized by allocating them to the party that can best utilize them. For example, a developer (a party that designs, supplies, builds, and installs a project) might not benefit from the ITC and other tax benefits. It may have net operating losses from its operations and no tax liability against which to apply the credits. It can introduce an investor that can utilize the tax benefits (has “tax capacity”). This investor might be a bank or other financial institution (the “tax equity investor”). Two financing models introduce tax equity to solar project finance: the sale-leaseback model and the partnership flip model.

In a sale-leaseback, for example, the developer procures a power purchase agreement and builds the facility. Once the project is ready for commercial operation (“placed in service”), the developer sells the facility to a tax equity investor who immediately leases the project back to the developer for a specified term. The power sale revenue under the power purchase agreement funds and serves as collateral security for the developer’s payment obligations under the lease. The owner/lessor of the solar project is the tax equity, and it claims the ITC. At the end of the lease, the project belongs to the tax equity, although, depending on the structure of the deal, the developer would likely have an option to purchase the facility at that time for nominal consideration. In the partnership flip model, the developer uses its capital and outside debt financing to construct the project using a special purpose company (typically, an LLC). When the project is “placed in service,” the tax equity makes a capital contribution to the company, which is used in part to repay the construction loan. The company is now a partnership between the developer and the investor. This partnership technique takes advantage of tax rules that, with limitations, allow the partners to allocate by agreement how the tax benefits and the cash flow from the partnership is divided between them. The parties will agree to a fixed after-tax yield for the tax investor. Until that investment target is reached, the ITC and all other items of tax income and loss are allocated 99% to the investor and 1% to the developer. Once the investor’s investment yield target has been reached (the “flip point”), the allocations reverse and cash and the tax attributes are allocated to the developer.

As a consequence of shareholder loans, we are currently indebted to our principal executive officer, who serves also as a director, in the amount of $245,482 through September 30, 2010. Our principal executive officer has verbally agreed to not seek repayment until such time as we are generating sufficient revenues to allow for the repayment of the debt without putting an undue burden on our retained earnings, or until such time as we have raised sufficient capital to eliminate our working capital deficiency. Additionally, our principal executive officer earns a salary of $3,000 Canadian dollars per month, but forgives this salary when due, and has done so for the past four years. Our principal executive officer has verbally agreed to not seek payment of his salary until such time as we are generating sufficient revenues to allow for the payment of the salary without putting an undue burden on our retained earnings, or until such time as we have raised sufficient capital to fund our business plans. In addition to the above, as at September 30, 2010, included in accounts payable, $958 was owed to our principal executive officer for an out-of-pocket expense and a further $3,805 was interest payable on the shareholder loans described above. These amounts remain payable and do not accrue interest. These amounts are not reflected in the shareholder loans described above.

As of September 30, 2010, our total current assets were $11,325 and our total current liabilities were $261,618 resulting in a working capital deficit of $250,293.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Critical Accounting Policies

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates. We believe that there are several accounting policies that are critical to understanding our historical and future performance, as these policies affect the reported amounts of revenue and the more significant areas involving management’s judgments and estimates. These significant accounting policies relate to revenue recognition, valuation of long-lived assets and income taxes. These policies, and the related procedures, are described in detail below.

Revenue recognition

Prior to the completion of the acquisition of Coronus Energy Corp. (“Coronus”), the Company’s wholly-owned subsidiary, the Company’s revenue consisted of sales of Internet educational courses to end-users through the Company’s website, which was recognized when services were rendered and payments were received or rights to receive consideration were obtained and collection of consideration was reasonably assured.

Impairment of long lived assets

Long-lived assets of the Company are reviewed for impairment whenever events or changes in circumstances indicate that their carrying value has become impaired, in accordance with the guidance established in Accounting Standards Codification (“ASC”) Topic 360-10, Property, Plant and Equipment - Overall. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss to be recorded is calculated by the excess of the asset’s carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis.

Income taxes

The Company accounts for income taxes under the provisions of ASC 740, Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The effect on deferred income tax assets and liabilities of a change in income tax rates is included in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

BUSINESS

General

We are a development stage company. Our goal is deploy and operate utility-scale solar photovoltaic (PV) power systems (power plants) in the State of California. Our plan is to procure “must-take” power purchase agreements (PPAs) from Southern California Edison (SCE), a leading utility in California, under the State of California’s Feed-In Tariff Program for Small Generators. Under the program, SCE is obligated to buy renewable energy from renewable energy producers, and the feed-in tariff, which is regulated by the government, fixes the price, at the onset, SCE pays per unit of electricity. The term of the PPAs we intend to procure is 20 years. The program is restricted to facilities of rated generating capacity of 1.5 megawatts (MW) in size or less. We are eligible to enter into multiple PPAs, provided we deploy multiple facilities.

The Coronus Acquisition

On November 2, 2009, we completed the agreement (the “Agreement”) to acquire all of the issued and outstanding shares of Coronus Energy Corp. (“Coronus”), a start-up stage company founded to deploy and operate utility-scale solar power systems in the State of California. We acquired all of the outstanding shares of Coronus in exchange for 2,000,000 shares of our common stock at a deemed value of $0.025 per share. We issued the 2,000,000 shares of our common stock to Mark Burgert, the sole principal of Coronus. Mr. Burgert is a resident of British Columbia, Canada. The 2,000,000 shares were issued pursuant to an exemption from applicable prospectus requirements under section 2.5(1)(e) “Family, Friends and Business Associates” of National Instrument 45-106 , Prospectus and Registration Exemptions (Canada), by reason of Mr. Burgert being a close business associate of Jeff Thachuk, our president. Additionally, under the Agreement, Jeff Thachuk transferred 2,025,000 of his shares of our common stock to Mr. Burgert for $1. The transfer of these common shares was treated, as a contribution by Mr. Thachuk, as part of the consideration for the acquisition. The terms of the Agreement and the issuance of the 2,000,000 common shares from treasury were approved by our shareholders. The transaction was accounted for as the purchase of assets, and not a business combination, because Coronus did not constitute a business according to the definition of business under FASB ASC Topic 805 “Business Combinations”.

The Coronus assets acquired by us consisted of a detailed business plan regarding the market for, and deployment of, utility-scale solar power systems in the State of California, as well as minimal working capital.

Under the Agreement, options to acquire 905,000 shares of our common stock held by various persons were cancelled. Of the cancelled options, Raven Kopelman, Dave Holmes, and Ken Bogas, each a member of our board of directors, returned to us for cancellation, the options to acquire 480,000, 190,000 and 190,000 shares of our common stock, respectively.

Under the Agreement, Mr. Thachuk was appointed as a director and the Chairman, CEO, CFO, Secretary and Treasurer of Coronus. Mr. Burgert continues to hold office of president in Coronus.

Under the Agreement, on closing (November 2, 2009), we engaged Mr. Burgert as a consultant. As consideration therefore, we issued Mr. Burgert fully vested options to acquire (i) 150,000 shares of our common stock, exercisable at $0.065 per share until April 22, 2015, and (ii) 200,000 shares of our common stock, exercisable at $0.065 per share until March 31, 2016.

Under the Agreement, on closing (November 2, 2009), 9,050,000 shares of our common stock collectively owned by Messrs. Thachuk and Burgert were placed into voluntary escrow, to be released to each of them on the basis of one common share each for each $0.50 earned in revenue by us on a consolidated basis. Messrs. Thachuk and Burgert maintain full voting and dividend rights in the 9,050,000 shares that were placed into escrow.

The consideration Mr. Burgert received in connection with the acquisition of Coronus is summarized as follows:

Type	Quantity	From	Remarks
Common shares	2,000,000(1)	Coronus Solar Inc.	These shares were placed into voluntary escrow, to be released on the basis of one Common share for each $0.50 earned in revenue by the Company on a consolidated basis.(2)
Common shares	2,025,000(1)	Jeff Thachuk	These shares were placed into voluntary escrow, to be released on the basis of one Common share for each $0.50 earned in revenue by the Company on a consolidated basis.(2)

(1)
The acquisition of Coronus was treated as an acquisition of assets rather than a business combination. The acquisition was accounted for by the acquisition method based on the fair value of the assets acquired. The fair value of the net assets acquired was $21,638 and was considered the fair value of the aggregate of the 2,000,000 shares of common stock issued and 2,025,000 shares of common stock transferred by Mr. Thachuk to Mr. Burgert. Please refer to Note 4 of the Notes to Financial Statements of the audited consolidated balance sheets of Coronus Solar Inc. as at March 31, 2010 and 2009 and the related consolidated statements of stockholders’ equity, operations and comprehensive loss and cash flows for the years then ended and for the period cumulative from December 3, 2001 (inception) to March 31, 2010, elsewhere in this report, for the accounting particulars in relation to the acquisition of Coronus.

(2)
The escrow of the shares was not mandated under any applicable laws or regulations. The escrow of the shares was solely as a result of private contractual terms, agreed to voluntarily by the parties to the Agreement as a term of the Agreement.

The consideration Mr. Burgert received in connection with his engagement by the Company as a consultant is summarized as follows:

Type	Quantity	From	Remarks
Stock Option	150,000	Coronus Solar Inc.	The exercise price is $0.065 per share; the options expire on April 22, 2015; the options are fully vested.
Stock Option	200,000	Coronus Solar Inc.	The exercise price is $0.065 per share; the options expire on March 31, 2016; the options are fully vested.

Our shareholders approved the change of our name from InsightfulMind Learning, Inc. to Coronus Solar Inc., and the split of our common stock on the basis of 2 new shares for each 1 old share. The effective date of the name change and stock split was November 3, 2009. The figures set forth above reflect the 2 for 1 stock split.

On completion of the Agreement, we redirected our business from delivering educational courses over the Internet to the deployment and operation of utility-scale solar power systems in the State of California. Accordingly, on completion of the Agreement, we ceased development and suspended operations of MathNote SAT®, the educational course we marketed over the Internet. Further, we wrote off the balance of our website development costs of $3,245 and our intangible asset of $279 (relating to the “MathNote” trademark).

We are now focusing all of our efforts on the business of Coronus. Specifically, our efforts are focused on raising capital through the sale of common stock in private placements to eliminate our working capital deficiency and to position us with sufficient funds to commence execution on the business plan of Coronus, namely the procurement of 20-year, “must-take” power purchase agreements from Southern California Edison, under the California Public Utilities Commission’s feed-in tariff program for small generators, and the development of the corresponding solar power plant.

Our History and Development

Our legal name and the name under which we carry on business is Coronus Solar Inc. We were incorporated federally in Canada pursuant to the provisions of the Canada Business Corporations Act of 1985, as amended, on December 3, 2001 under the name “The Lecturenet Learning Corporation”. On August 13, 2002, our articles were amended to split or subdivide the shares of our common stock on the basis of one and one-half post-subdivision shares for every one share of common stock previously held. On August 26, 2002, our articles were further amended to change our name to “InsightfulMind Learning, Inc.” On September 24, 2002, our articles were amended again to remove restrictions on the number of shareholders that we may have and to remove the prohibition from inviting the public to subscribe for our securities. On November 3, 2009, our articles were amended again to 1) split or subdivide the shares of our common stock on the basis of two post-subdivision shares for every one share of common stock previously held, 2) remove any restrictions on the right of our shareholders to transfer shares of our common stock, and 3) change our name to “Coronus Solar Inc.” Our corporate headquarters are located in Canada, at Suite 1100 – 1200 West 73rd Avenue, Vancouver, British Columbia V6P 6G5. Our registered and records office is also in Canada at 1600 – 609 Granville Street, Vancouver, British Columbia V7Y 1C3.

We are extra provincially registered in the Province of British Columbia, Canada under the British Columbia Business Corporations Act pursuant to a Certificate of Registration dated January 24, 2002 issued by the Registrar of Companies for the Province of British Columbia.

We were originally founded to create a web-based e-learning business that offered a variety of extracurricular, educational courses over the Internet. On completion of the Coronus acquisition, we redirected our business from delivering educational courses over the Internet to the deployment and operation of utility-scale solar power systems in the State of California. We are now focusing all of our efforts on the business of Coronus, our wholly-owned subsidiary. Coronus is a start-up stage company, founded to deploy and operate utility-scale solar photovoltaic (PV) power systems (power plants) in the State of California. Coronus was formed as a Delaware corporation on June 23, 2009, under the name Coronus Energy Corp. (“Coronus”). Coronus’ registered office is located at 14446 North Bluff Road, White Rock, British Columbia, V4B 3C8.

Industry

Solar power systems are renewable energy sources that rely on the sun as an energy source and do not require a fossil fuel supply. Solar power generation is virtually pollution free, capable of generating electricity without air or water emissions, noise, vibration, habitat impact or waste generation. In particular, solar power does not generate greenhouse gases that contribute to global climate change or other air pollutants, as power generation based on fossil fuel combustion does, and does not generate radioactive or other wastes as nuclear power and coal combustion do. While many of the costs of fossil fuels are well known, others (pollution related health problems, environmental degradation, the impact on national security from relying on foreign energy sources) are indirect and difficult to calculate. These are traditionally external to the pricing system, and are thus often referred to as externalities. A corrective pricing mechanism, such as a carbon tax, accounts for these externalities and leads to solar power being cheaper to the consumer than fossil fuel based energy.

Solar power provides electrical generation by means of heat engines or photovoltaics. Our business is premised on photovoltaics, which is a method for generating electric power by using solar cells to convert energy from the sun into electricity. According to GlobalData, a market research firm, the global solar PV market witnessed substantial growth in 2008 and 2009 with 11,908 MW (megawatts) of installed capacity coming online in these two years as compared to only 2,392 MW installed in 2007. According to GlobalData, the market is driven by market stimulation packages offered by governments across the world, which includes the U.S. government. In the U.S., the growth momentum of the solar PV market has been largely facilitated by the support mechanisms provided by the federal and state governments. The U.S. federal government has provided funding of $3.1 billion to the states, as part of its economic stimulus package, to encourage PV installations and expand solar PV support programs. This is part of the country’s plan to encourage the growth of renewables in the energy portfolio. The U.S.

government has extended the production tax credit and investment tax credit parts of the stimulus plan for solar PV development. California, the leading solar PV market in the U.S., was the first to initiate the feed-in tariff system in the country. These support mechanisms combined with other policies and incentives are expected to open up high-growth markets for solar PV. According to GlobalData, in this backdrop, the U.S. market for solar PV is expected to rise to 10,885 MW by 2015 at a compound annual growth rate of 39% during 2009-2015.

According to GlobalData, U.S. grid-connected PV installations are mainly concentrated in a few states, with the state of California (757 MW) alone accounting for close to 66% of the country’s total cumulative installed solar PV capacity. The other major states with high cumulative installed capacity are New Jersey (101 MW), Colorado (52 MW), Nevada (49 MW), Arizona (36 MW), New York (32 MW) and Hawaii (20 MW).

According to the California Energy Commission’s Energy Almanac, in 2008, 13.5% of the state’s electricity came from renewable sources. Of this, despite the solar PV market’s rapid growth over the past few years, solar power (which includes both solar PV and solar thermal) supplied only 0.24% of California’s total energy supply in 2008.

Photovoltaic Systems

Photovoltaics is a method for generating electric power by using solar cells to convert energy from the sun into electricity. Some materials, known as semiconductors, exhibit a property known as the photoelectric effect that causes them to absorb photons of light and release electrons. When these free electrons are captured, an electric current results that can be used as electricity.

Crystalline silicon-based technologies and thin-film technologies are the two primary technologies currently used in the solar power industry. Most solar PV modules in the market today are of the crystalline silicon-based type, with roughly 82 percent market share worldwide. These modules are made of the semiconductor material silicon and have a top and bottom electrical contact to move the electricity out of the solar cell. Solar modules usually consist of individual solar cells connected together, an encapsulant to protect against moisture and other environmental factors, and a sheet of glass for support. The individual solar cells do not require ongoing maintenance and have proven to last over 20 years. New and emerging thin film modules use very thin layers of semiconductor material, typically deposited on glass substrates, where the individual cells are connected through a monolithically integrated process during the deposition steps instead of assembled as individual cells. Solar PV systems are arrangements of solar PV modules connected to determine the total power output of the system. Energy is converted into direct-current, or DC, electricity when sunlight hits a solar PV module. In grid-tied applications, an inverter is used to convert the DC electricity from the solar PV system into alternating current, or AC electricity, which is interconnected directly to the electric utility grid. In addition, solar PV systems usually have mounting structures, cable cords to route the power, and circuit protection.

To calculate the manufacturing cost per watt of a solar PV module, the cost to produce a solar module is divided by the number of sellable watts produced by the solar PV module. The efficiency of the solar PV module in converting sunlight into electricity determines the number of sellable watts. Efficiency is usually a function of the semiconductor material used in the conversion layer, the device structure and the manufacturing process. Crystalline silicon modules generally have higher conversion efficiencies than thin film solar modules but use approximately 100 times more semiconductor material and are more expensive than thin film production processes. Thin film solar modules manufactured at commercial scale can have a lower manufacturing cost per watt than crystalline silicon solar modules, even though crystalline silicon solar modules have higher conversion efficiencies. Solar PV module manufacturers price and sell solar PV modules per watt of rated power. Purchasers of solar PV modules consider not only the rated power but the cost of that electricity. Solar PV modules are usually 50 percent of the cost of a total solar PV system and have a general use life of approximately 25 years. The other 50 percent of the cost consists of the mounting structures, equipment and electrical components, known as the balance of system. In calculating the cost per kilowatt hour of solar electricity, many customers also consider the time value of the capital required to purchase and install the system.

The solar PV industry uses a widely accepted set of standard procedures and conditions known as Standard Test Conditions, to measure and compare the performance of solar modules. These conditions specify a standard temperature, solar irradiance level and angle of the sun, and are used to determine the rated power and conversion efficiency of a solar module. Solar PV systems generally operate outside of Standard Test Conditions. The location and design of a PV system, time of day and year, temperature and angle of the sun impact the performance of a solar PV system, including conversion efficiency. Silicon-based PV modules demonstrated average conversion efficiencies of approximately 14 percent in 2006; whereas, thin film PV modules in commercial production demonstrated average conversion efficiencies that ranged from 6 percent to 10 percent. In terms of formal ratings, a typical thin film PV panel delivers 5.0 watts of DC current in full sun per square foot of photovoltaic surface, compared to a high-efficiency silicon-based PV panel that delivers 15.0 watts per square foot. Silicon-based PV has a higher efficiency when pointed directly at full sun, but thin film PV is able to capture sunlight more efficiently in overcast conditions and in conditions where the sun isn’t striking the collector as directly, such as early morning and late afternoon. For these reasons – thin film collectors, in terms of kilowatt-hours produced per day per “name plate” watt output – are about 20 percent more efficient than silicon PV modules. Thin film is also more efficient than silicon modules in turning DC current into usable AC power – about 10 percent more of the DC current that goes into the inverter from thin film photovoltaics turns into AC power when compared to typical silicon-based photovoltaics.

Per watt installation and annualized operating costs for a solar power plant have realized reductions over the last several years. The main driver for these reductions has been advancements in panel assembly, installation techniques, and operating systems that together have helped to reduce material and labor costs. Nonetheless, government tax incentives and other support for solar electricity generation, such as renewable portfolio standards and feed-in tariffs, continue to be key to the adoption of solar power systems. In the U.S., tax incentive programs exist at both the federal and state level and can provide investment tax credits, accelerated depreciation and property tax exemptions for operators. Government mandated renewable portfolio standards are typically regionally or state based and direct regulated power utilities to supply a portion of their total electricity in the form of renewable electricity sources. Some programs further specify that a portion of the renewable energy quota must be from solar electricity, while others provide no specific technology requirement for renewable electricity generation. Government mandated feed-in tariffs require that regulated utilities are required to pay for renewable electricity generated by end-users and delivered into the electrical power grid. The prices are set above market rates and differ based on power production or application.

Regulations and policies relating to electricity pricing and interconnection also encourage distributive generation with photovoltaic systems. Photovoltaic systems generate most of their electricity during the afternoon hours when the demand for and cost of electricity is highest. As a result, electricity generated by photovoltaic systems mainly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity. In addition, interconnection policies often enable the owner of a photovoltaic system to feed solar electricity into the power grid without interconnection costs or standby fees.

Due to rapid industry-wide silicon production capacity expansion since 2008, the solar power industry is experiencing an oversupply of high-purity silicon, resulting in falling silicon prices. Increases in polysilicon production and an oversupply of solar cells and modules (panels) have resulted in substantial downward pressure on prices throughout the value chain. In June 2009, SolarBuzz reported in its Retail Price Survey, the lowest retail prices for a silicon mono-crystalline module and a silicon multi-crystalline module were $2.80 per watt and $2.48 per watt respectively. In the same survey, SolarBuzz reported the lowest retail price for a thin film module was $1.76 per watt. In June 2010, SolarBuzz reported in its Retail Price Survey, the lowest retail prices for a silicon mono-crystalline module and a silicon multi-crystalline module were $2.14 per watt and $1.74 per watt respectively. In the same survey, SolarBuzz reported the lowest retail price for a thin film module was $0.98 per watt. Solar module price is the key element in the total price of an installed solar PV system, as, traditionally, the module cost represents roughly 50 percent of the total installed cost of the system.

California Energy Market

Size & Makeup

California is the eighth largest economy in the world, according to the State’s Legislative Analyst’s Office. To meet the needs of its growing population, California’s economy depends upon affordable, reliable, and environmentally sound supplies of electricity, natural gas, and transportation fuels. Fueled by population growth, the demand for electricity in California is increasing. At the same time, the mandate to decrease greenhouse gas emissions is ever present. According to the California Energy Commission (the “Energy Commission”), in 2007, California produced 69.5% of the electricity it uses; the rest is imported from the Pacific Northwest (8.2%) and the U.S. desert southwest (22.3%). Natural gas is the main source for electricity at 45.2% of the total system power. According to the Energy Commission, in 2005, Californians spent $31 billion for their electricity.

The Energy Commission projects per capita electricity consumption to remain relatively constant over the next decade at just above 7,500 kilowatt hours (kWh) per person. Per capita consumption has been relatively constant over the past 15 years, fluctuating between 7,200 and 7,800 kWh per person, depending on economic and annual temperature conditions. However, the Energy Commission forecasts growth in statewide annual electricity consumption over the next decade of 3% annually. Population growth is the driving force behind this growth.

Electricity Prices

The nominal price Californians pay for electricity has steadily risen over the past 30 years. According to the Energy Commission, the nominal, average retail electricity prices, charged by investor-owned utilities and municipal utilities, from 1982 to 2008, have grown 2.1% annually. The Energy Commission forecasts the nominal price of electricity will continue to rise. According to them, the weighted average price, over the next six years, calculated from the retail electricity price forecasts of three investor-owned utilities and thirteen publicly-owned utilities, will increase by 1.5% annually.

Renewables Portfolio Standard (RPS)

A renewables portfolio standard (RPS) is a regulation that requires the increased production of energy from renewable energy sources, such as wind, solar, biomass, and geothermal. The policy ensures that a minimum amount of renewable energy is included in the portfolio mix of electricity resources serving a state or country, and – by increasing the required amount over time – the RPS can put the electricity industry on a path toward increasing sustainability. RPS-type mechanisms have been adopted in Britain, Italy and Belgium, as well as in 24 U.S. states and the District of Columbia. Regulations vary from state to state, and there is no federal policy. In addition to the 24 U.S. states and the District of Columbia, five other states have nonbinding goals for adoption of renewable energy instead of an RPS. Together these 24 U.S. states and the District of Columbia account for more than half of the electricity sales in the U.S. (source: U.S. Department of Energy). Of all the state-based RPS programs in place today, no two are the same. Each has been designed taking into account state-specific policy objectives (e.g. economic growth, diversity of energy supply, environmental concerns), local resource endowment, and the capacity to expand renewable energy production.

Established in 2002 under Senate Bill 1078 and accelerated in 2006 under Senate Bill 107, California’s Renewables Portfolio Standard (RPS) is one of the most ambitious renewable energy standards in the United States. Under California’s RPS statutes, retail sellers of electricity in California are required to increase the amount of renewable energy they procure each year by at least 1 percent until 20 percent of their retail sales are served with renewable energy by December 31, 2010. On November 17, 2008, Governor Arnold Schwarzenegger signed executive order S-14-08 which mandated a RPS of 33% by 2020, which sits in addition to the 20% by 2010 order. According to the California Public Utilities Commission (CPUC), California’s three large Investor Owned Utilities (IOUs) – Pacific Gas and Electric (PG&E), Southern California Edison (SCE) and San Diego Gas and Electric (SDG&E) – collectively served 15% of their 2009 retail electricity sales with renewable power.

The California Energy Commission (the “Energy Commission”) and the California Public Utilities Commission (CPUC) work collaboratively to implement the RPS, with each agency assigned specific roles. The Energy Commission’s roles are to 1) certify eligible renewable resources that meet certain criteria and 2) design and implement a tracking and verification system to ensure that renewable energy output is counted only once for the purpose of the RPS. The CPUC’s roles are to 1) determine annual procurement targets and enforce compliance, 2) review and approve each IOU’s renewable energy procurement plan, 3) review IOU contracts for RPS-eligible energy, 4) establish the standard terms and conditions used by IOUs in their contracts for eligible renewable energy, and 5) calculate market price referents (MPRs) for non-renewable energy that serve as benchmarks for the price of renewable energy.

Procurement from a renewable facility cannot be counted towards a load serving entity’s RPS obligation unless that facility has been certified as RPS-eligible by the Energy Commission. In general, a facility is eligible if it uses an eligible renewable resource or fuel, satisfies resource-specific criteria, and is either located within the state or satisfies applicable requirements for out-of-state facilities. Solar photovoltaic (PV) is an eligible renewable resource, with no resource-specific criteria. Accordingly, because our plan is to locate our facilities within the state, our facilities will be RPS eligible. Further, in terms of delivery, according to the Energy Commission, PV facilities delivering electricity to the grid are relatively straightforward to integrate into RPS implementation because the generation can be readily measured and procured, with standard metering.

Facilities seeking certification must submit a completed application, along with any necessary supporting documentation, to the Energy Commission. Provisional or “pre-certification” as an eligible renewable resource is available for applicants whose facilities are not yet on-line. Applicants seeking pre-certification must submit all required supplemental information, to the extent that information is available. If the additional required information is not available at the time of pre-certification because of the facility’s stage of development, then the applicant must explain this in its application and identify the missing information and the date(s) when the information is expected to be available. Facilities that are pre-certified must submit a complete and updated certification application with all additional required information and be certified as RPS-eligible before any of its generation may be counted toward satisfying a retail seller’s RPS procurement requirements.

The Energy Commission expects to review and process applications for certification and pre-certification within 10 business days of their receipt. Certification remains in effect for the life of the facility.

Feed-In Tariff Program for Small Generators

On February 14, 2008, by adopting Resolution E-4137, the CPUC made new feed-in tariffs available for the purchase of up to 480 MW of renewable generating capacity from small generating facilities throughout California. The feed-in tariffs present a simple mechanism for small renewable generators to sell power to a utility at predefined terms and conditions, without contract negotiations. The government regulates the tariff rate. Under the feed-in tariff, utilities are obligated to buy renewable energy from producers, and the feed-in tariff sets the price which these utilities pay per unit of electricity. The feed-in tariffs provide a 10, 15, or 20-year fixed-price, non-negotiable contract to participating small renewable generators, sized up to 1.5 megawatts (MW). The rate paid by the utility is fixed at the time the power purchase contract is signed with no escalation over the 10, 15 or 20 year contract period. Accordingly, although fixing the price at the onset provides certainty, it doesn’t provide for adjustments to offset rising maintenance and operating expenses, over the course of the contract, due to inflation. Customers can sell renewable power under the feed-in tariff terms to Southern California Edison (SCE), Pacific Gas and Electric Company (PG&E), San Diego Gas and Electric Company (SDG&E), PacifiCorp, Sierra Pacific Power Company, Bear Valley Electric Service Division of Golden State Water Company, and Mountain Utilities. Any customer may sell to SCE or PG&E, but the feed-in tariffs are limited to water and waste water customers in the other four utilities. Accordingly, under this program, we will be confined to the territories of SCE and PG&E, the two largest investor-owned utilities in California.

To qualify for the feed-in tariffs, the electric generation facility must be an eligible renewable energy resource. All renewable generation technologies, including solar, wind, geothermal, biomass, biogas, small hydro and fuel cells that use renewable fuels, are eligible. The tariffs are intended for smaller installations, up to 1.5 MW in size, where the host is a retail customer of the utility, interconnected and operated in parallel with the utility’s transmission and distribution system. The tariffs must be made available until the combined statewide cumulative rated capacity of eligible generation installed in water and wastewater facilities reaches 250 MW. The Energy Commission’s expansion of the program for non-water and non-wastewater facilities includes an additional 228.447 MW of capacity, for a total of 478.447 MW in the program. Accordingly, 228.447 MW of capacity is accessible to us. The 228.447 MW of expanded capacity is allocated between SCE and PG&E, with SCE allocated 123.844 MW and PG&E allocated 104.603 MW. As of March 16, 2010, SCE had 1.1 MW of its 123.844 MW subscribed. As of April 30, 2010, PG&E had 28.5 MW of its 104.603 MW subscribed.

Interconnection may be accomplished using Energy Commission-approved Rule 21, or FERC-Small Generator Interconnection Procedures (SGIP), as long as the process follows the principles of timely review and disposition, and does not present a barrier to project completion.

Feed-In Tariff Rates

The rate sellers receive for their eligible renewable generation sold onto the grid is the market price as determined by the Energy Commission. Each year, the Energy Commission updates the Market Price Referent (MPR) for use in the 10, 15, and 20 year long-term contracts. The MPR is the basis for the tariff rate. The MPR, a per kilowatt-hour price, is the predicted annual average cost of production for a combined-cycle, natural gas fired, baseload proxy plant. Further, the tariff is time differentiated. Energy produced during utility peak hours commands a higher price, reflecting the higher cost of generation during those hours. Conversely, energy produced during off-peak hours is less valuable to the utility and the tariff varies accordingly. Using Time of Delivery (TOD) adjustment factors results in annual payments under the feed-in tariff program that better match with the MPR.

Marketing Strategy

Must-Take Contracts

Our strategy is to enter into must-take contracts (power purchase agreements) with investor-owned utilities, under the Feed-In Tariff Program for Small Generators. Our plan is to deploy 1.5 MW power plants, the maximum effective capacity of a participating facility under the current feed-in tariff program. Under the program, the large, investor owned utility is obligated by law to buy, without contract negotiations, the renewable energy we produce, at predefined rates, and under predefined terms and conditions. The feed-in tariff program exempts us from the competitive solicitation process, sheltering us from competing against large, established competitors in open tenders. Under the feed-in tariff program, we are not precluded from participating more than once. Accordingly, our plan is to enter into multiple power purchase agreements.

Southern California Edison

To calculate the actual price paid for eligible renewable power under the feed-in tariff program, the metered energy production at the point of interconnection is multiplied by the applicable Market Price Referent and then by the applicable Time of Delivery (TOD) adjustment factor. The TOD adjustment factors are different for each utility. The two utilities relevant to Coronus are Southern California Edison (SCE) and Pacific Gas and Electric (PG&E). Based on a comparative analysis, reflecting the different TOD adjustment factors, under the feed-in tariff program, we estimate SCE pays 15% more than PG&E for power generated by a solar PV plant. Accordingly, our strategy is to locate our solar PV facilities within the territory of SCE. SCE serves more than 13 million people in a 50,000 square-mile area of central, coastal and Southern California, excluding the City of Los Angeles and certain other cities. Based in Rosemead, California, the utility has been providing electric service in the region for more than 120 years. SCE’s service territory includes more than 180 cities.

SCE administers its share of the 228.447 MW feed-in tariff program for non-water and non-wastewater facilities under the name “Schedule CREST”. Service under the Schedule CREST program is on a first-come-first-served basis and will be closed to new customers once the total rated generating capacity of eligible renewable generating facilities within SCE’s service territory reaches 123.844 MW, which is SCE’s allocated share of the Energy Commission’s expansion of the feed-in tariff program for non-water and non-wastewater facilities. Under the Schedule CREST program, as of March 16, 2010, SCE had 1.1 MW of its 123.844 MW subscribed.

Our goal is to enter into the standardized, must-take, full buy/sell, Schedule CREST Power Purchase Agreements (CREST PPAs) with SCE, where SCE purchases all of our generation, net of station use. We would select a term of 20 years, as the customer may select the term. There is no regulatory approval process. The tariff and the CREST PPA were previously reviewed and approved by the California Public Utilities Commission (CPUC). Once we and SCE sign a CREST PPA, it becomes effective and legally binding. To procure the CREST PPA, we require 1) a site, 2) an SCE retail account at the site, 3) engineered designs of the proposed 1.5 MW solar plant, 4) Energy Commission pre-certification as a Renewables Portfolio Standard eligible facility, 5) an interconnection agreement with SCE, and 6) us committing to complete the construction of the plant and achieve initial operation within 18 months of the CREST PPA execution date.

To connect to SCE’s distribution system, over which the CPUC has jurisdiction, we need to complete and submit to SCE a Generating Facility Interconnection Application, which involves the submission of site plans and diagrams and a single-line drawing showing the electrical relationship and descriptions of the significant electrical components. Interconnection is subject to SCE’s Rule 21, which requires a producer to 1) obtain formal authorization to operate, 2) comply with laws, rules and tariffs, and 3) operate and maintain its facility in accordance with prudent practices.

Siting

Our strategy is to locate our solar PV facilities within the territory of SCE. Generally, we are looking at desert sites (the Mojave and Sonoran deserts), with service, where large plots of land are available and affordable. To accommodate a 1.5 MW solar PV facility, we will require a 15 acre parcel of land. We estimate a 15 acre parcel of barren, desert land, with service, will cost $25,000.

Growth

Under the feed-in tariff program, we are not precluded from participating more than once. Accordingly, our plan is to enter into multiple power purchase agreements.

Competition

The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete within the larger electric power industry. Within the renewable energy industry, we compete with other renewable energy technologies including hydro, wind, geothermal, bio-mass and tidal. Additionally, solar power competes with conventional fossil fuels. We believe solar power has certain advantages when compared to these other power generating technologies and offers a stable power price compared to utility network power, which typically increases as fossil fuel prices increase. In addition, solar power systems do not produce air, water and noise emissions. The current high up-front cost of solar relative to utility network power, however, is the primary market barrier for on-grid applications.

In the large scale, on-grid solar power systems market, we face direct competition from companies that develop, own and operate solar power plants or sell turnkey solar power plants to end-users, such as utilities. In the context of our business plans, and our desire to capitalize on California’s feed-in tariff program for small generators, we face direct competition from electric generation facilities that are eligible for and pursue the feed-in tariffs. To be eligible, the facility must utilize an eligible renewable generation technology, which includes solar, wind, geothermal, biomass, biogas, small hydro and fuel cells that use renewable fuels. Additionally, the facility must restrict the size of its installation to 1.5 MW. In the context of the feed-in tariff program, we intend to compete primarily on the basis of speed, arriving prior to the exhaustion of the program’s capacity, by way of allotments, and on the basis of depth of capital. Procuring sufficient funds to build our solar power plants is fundamental to our plans.

Generally speaking, the entry barriers in the solar power plant business are high. The conventional method of obtaining power purchase agreements from utilities is through the competitive solicitation process, by way of open tender. In our opinion, the competitive solicitation process is effectively open to established solar power companies only, and that these companies compete against one another primarily on price, as we assume equivalency in performance. Further, capital investment is intensive. Under the feed-in tariff program, as a consequence of the must-take contracts, the competitive solicitation process is circumvented. Capital investment, however, remains intensive, but to a lesser degree, as installations are restricted to 1.5 MW in size. Accordingly, under the feed-in tariff program, the entry barriers are low, but for the capital investment. Competing on the basis of speed, arriving prior to the exhaustion of the program’s capacity, is fundamental to our plans.

Many of our competitors are larger, have greater financial resources, longer operating histories, and greater brand name recognition, than we do. In addition, many of our competitors may have well-established relationships with key utilities. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business. If we fail to compete successfully, our business would suffer and we may be unable to gain market share.

Physical Plant

Design and Deployment

We intend to outsource our solar PV plant design and deployment. Silicon-based and thin film PV cell and module manufacturers are either fully integrated, offering plant design and deployment options, or work closely with businesses that sell integrated services related to the development of commercial solar projects, as part of a system solution delivery, such as system design, engineering, procurement of permits and balance of system components, construction management, monitoring and maintenance. In our purchasing decisions, in respect of PV cells and modules, we will consider price per converted, alternating current, watt and reliability. Production capacity considerations may also play a role if we deploy multiple plants.

The PV system design, integration and installation industry is in its early stages of development and is highly fragmented, consisting of many small privately-held companies with limited operating histories and information available to us.

According to Canadian Solar, a China-based PV module manufacturer, banks are becoming more selective about the equipment they will finance in solar projects. In addition to quality considerations, they are evaluating solar manufacturers for their financial strength and sustainability in order to assess the likelihood that the manufacturer will be in a position to honor a 25-year product warranty. Typically, PV module manufacturers provide a limited warranty against defects in materials and workmanship under normal use and service conditions for five years following delivery. They generally also warrant that solar modules installed in accordance with agreed-upon specifications will produce at least 90 percent of their power output rating during the first 10 years following their installation and at least 80 percent of their power output rating during the following 15 years. In resolving claims under both the defects and power output warranties, the suppliers generally have the option of either repairing or replacing the covered solar module or, under the power output warranty, providing additional solar modules to remedy the power shortfall. We will consider PV module reliability, and related longevity, in our purchasing decisions.

We intend to maintain property insurance policies to cover our PV systems against losses due to fire, floods and other natural disasters.

Financial Analysis

Installed, we estimate a 1.5 MW_ac solar PV system will cost $5.7 million, inclusive of taxes, which includes the cost of land, and over the course of 20 years, we estimate the system would generate $7.9 million in tariffs. We base our estimated cost on turn-key pricing models we obtained from module manufacturers and system integrators. We add to this our estimate of the cost of land. We base our land cost estimate on comparables and asking prices for land not yet sold. We calculate our estimated tariffs using PVSYST, modeling software for the study, sizing, simulation and data analysis of solar PV systems. Using NREL meteorological data from the Blythe, California airport site and system design inputs based on First Solar modules, we generate a monthly/hourly production forecast. We then apply to this production forecast the Market Price Referent for a power purchase agreement entered into in 2010, with a commercial operation date of 2011, adjusted to factor in SCE’s Time of Delivery factors, to arrive at our revenue forecast. This estimate includes an allowance for revenue erosion, as a consequence of equipment degradation, equal to 1% per year. Ground-mounted, fixed-tilt systems, such as those we intend to deploy, contain no moving parts, and as a consequence, maintenance and operating costs are kept to a minimum. Over the course of 20 years, adjusted for inflation, at a compounded annual inflation rate of 2.79%, we forecast the expenses for a 1.5 MW system, comprised of maintenance and operating costs, general administration and insurance, to be $1.01 million.

Employees & Consultants

On completion of the acquisition of Coronus, Jeff Thachuk, our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and a member of our board of directors, was appointed as a director and the chairman, chief executive officer, chief financial officer, secretary and treasurer of Coronus, with Mark Burgert, the founder of Coronus, continuing to hold office of president in Coronus. On completion of the acquisition, we engaged Mr. Burgert as a consultant. As consideration therefore, we issued Mr. Burgert the options to acquire (i) 150,000 shares of our common stock, exercisable at $0.065 per share until April 22, 2015, and (ii) 200,000 shares of our common stock, exercisable at $0.065 per share until March 31, 2016.

We are developing our solar business through Coronus, as a wholly-owned subsidiary. As of the date of this annual report, we have two persons actively engaged in the business of Coronus: Mr. Thachuk and Mr. Burgert. Mr. Thachuk is jointly responsible for business development, strategy, direction, and operations, as well as solely responsible for administration. Mr. Burgert is jointly responsible for business development, strategy, direction, and operations. Since 1993, Mr. Burgert has accumulated, is the sole owner of, and managed a revenue real estate portfolio comprised of eight properties, giving rise to 19 separate rental units, located in Vancouver and Powell River, British Columbia. Both Mr. Thachuk and Mr. Burgert devote 20 hours per week towards the management of Coronus. Both Mr. Thachuk and Mr. Burgert serve “at will”, which means that they are neither covered by employment agreements nor by collective bargaining agreements. We believe that our relations with Mr. Thachuk and Mr. Burgert are good.

Offices

Our executive office is located at Suite 1100 – 1200 West 73rd Avenue, Vancouver, British Columbia, Canada V6P 6G5. We lease our office, month-to-month. We pay CAD $350 per month for the office, which includes the services of a shared receptionist, and a further CAD $55 per month for Internet and CAD $60 for a dedicated phone. On top of this, we are billed for photocopies, long distance phone/fax, and postage for outgoing mail, if and when we use these services.

MANAGEMENT

Officers and Directors

Each of our officers and directors will serve until their respective successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office.

The name, age and position of our present director and executive officers are set forth below:

Name	Age	Position(s)
Jefferson Thachuk	42	president, principal executive officer, secretary, treasurer,
1100 – 1200 West 73rd Avenue		principal financial officer, principal accounting officer, and
Vancouver, BC V6P 6G5		a member of the board of directors

Raven Kopelman	33	chief programmer and a member of the board of directors
1100 – 1200 West 73rd Avenue
Vancouver, BC V6P 6G5

David Holmes	45	member of the board of directors
1100 – 1200 West 73rd Avenue
Vancouver, BC V6P 6G5

Kenneth Bogas	51	member of the board of directors
1100 – 1200 West 73rd Avenue
Vancouver, BC V6P 6G5

Jefferson Thachuk has held his offices/positions since our inception, Raven Kopelman has held his office/positions since January 2002, David Holmes has held his position since May 2007 and Kenneth Bogas has held his position since March 2007.  These named individuals are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Jefferson Thachuk

Jefferson Thachuk has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and a member of our board of directors since December 2001. Mr. Thachuk is the secretary, treasurer, chief executive officer, chief financial officer, and chairman of the board of directors of Coronus Energy Corp. (“Coronus”), our wholly-owned subsidiary, and has been so since we acquired Coronus on November 2, 2009. Mr. Thachuk is jointly responsible for Coronus’ business development and operations, as well as solely responsible for its administration. Since 2001, Mr. Thachuk has been a self-employed builder and real estate developer located in Vancouver, British Columbia, involved in the acquisition and management of real property, and the repair, renovation and development of the buildings thereon. As the primary contractor, Mr. Thachuk is responsible for all aspects of planning, permit procurement, and trades coordination. In March 2000, Mr. Thachuk co-founded The LegalDeeds Network Inc., a Vancouver, British Columbia web-based business that sells do-it-yourself legal documents over the Internet, and served as president from 2000 to 2001. As president, Mr. Thachuk was responsible for all aspects of operations and administration, but for information technology. Between 1998 and 2001, Mr. Thachuk attended the University of British Columbia, where he obtained a Bachelor of Laws degree. In October 2000, Mr. Thachuk completed The Securities Program Parts I and II, “Going Public & Continuous Disclosure”, administered by Simon Fraser University’s Faculty of Business Administration & Continuing Studies. Mr. Thachuk’s business experience and schooling, as described above, led us to the conclusion that Mr. Thachuk should be a member of our board of directors.

Raven Kopelman

Raven Kopelman has been our chief programmer and a member of our board of directors since January 2002.  Since October 2008, Mr. Kopelman has been a software developer for Safe Software, located in Surrey, British Columbia, implementing features in Safe Software’s flagship Spatial ETL product. From September 2007 to August 2008, Mr. Kopelman worked for Radical Entertainment, located in Vancouver, British Columbia, as a Software Developer, contributing to XBox360 and PS3 games. Between 2006 and 2007, Mr. Kopelman worked for Mainframe Entertainment, located in Richmond, British Columbia, as an animation workflow Software Developer. Between 2001 and 2006, Mr. Kopelman worked for Raytheon Systems Canada, located in Richmond, British Columbia, as a Software Engineer for the Air Traffic Management Systems division. In 2000, Mr. Kopelman joined The LegalDeeds Network Inc. as Software Engineer, and was responsible for the development of the company’s core document generation technology. Presently, Mr. Kopelman is a director of The LegalDeeds Network Inc., and is responsible for spearheading all technology related efforts and decisions for the business. The LegalDeeds Network Inc. is a private corporation and its securities are not traded anywhere. Between 1995 and 2001, Mr. Kopelman attended the University of British Columbia, where he obtained a Bachelor of Science degree. Mr. Kopelman’s programming experience as described above, led us to the conclusion that Mr. Kopelman should be a member of our board of directors, in light of our Web-based courses history.

David Holmes

David Holmes has been a member of our board of directors since May 2007.  Since 1996, Mr. Holmes has been a self-employed businessman.  Since July 2007, Mr. Holmes has been an independent mortgage broker working with Dominion Lending Centres in Coquitlam, British Columbia. As mortgage broker, Mr. Holmes acts as an intermediary between lenders and borrowers, assessing lender needs and creditworthiness and matching them with appropriate lenders. Since 1997, Mr. Holmes has been co-owner, president and general manager of Gold ‘N Tan Studio, located in Richmond, British Columbia, and is responsible for all aspects of the business, including operations and administration.  Gold ‘N Tan Studio is engaged in the business of salon and aesthetics services. In July 2007, Mr. Holmes completed the Mortgage Brokerage Course in British Columbia, administered by the University of British Columbia’s Sauder School of Business. Between 1986 and 1991, Mr. Holmes attended the University of Alaska, where he obtained a Bachelor of Arts degree. Mr. Holmes’ business experience as described above, led us to the conclusion that Mr. Holmes should be a member of our board of directors.

Kenneth Bogas

Kenneth Bogas has been a member of our board of directors since March 2007.  Since June 2002, Mr. Bogas has been the owner, president and general manager of Balance Design located in Vancouver, British Columbia which is engaged in the business of custom landscape design. As general manager, Mr. Bogas is responsible for all aspects of operations and administration. From January 2000 to June 2005, Mr. Bogas was the owner and executive chef of Coco Pazzo Restaurant Ltd., a 100 seat fine dining restaurant located in Vancouver, British Columbia.  As executive chef, Mr. Bogas was responsible for all aspects of operations and administration. On August 17, 2005, after Mr. Bogas sold all of his right, title and interest in and to Coco Pazzo Restaurant Ltd., Coco Pazzo Restaurant Ltd. filed for bankruptcy protection in the Supreme Court of British Columbia, Bankruptcy and Insolvency, Case No. B 051644.  Coco Pazzo Restaurant Ltd. was discharged on January 19, 2007. Mr. Bogas’ business experience as described above, led us to the conclusion that Mr. Bogas should be a member of our board of directors.

Consultant

Mark Burgert

Mark Burgert is neither a director nor an officer of the Company. Mr. Burgert is a consultant to the Company. Mr. Burgert is the founder and the current president and a director of Coronus Energy Corp. (“Coronus”), our wholly-owned subsidiary, and has been so since the inception of Coronus on June 23, 2009. Mr. Burgert is jointly responsible for Coronus’ business development, strategy, direction, and operations. On us acquiring Coronus on November 2, 2009, we engaged Mr. Burgert as a consultant. As consideration therefore, we issued Mr. Burgert the options to acquire (i) 150,000 shares of our common stock, exercisable at $0.065 per share until April 22, 2015, and (ii) 200,000 shares of our common stock, exercisable at $0.065 per share until March 31, 2016. Since 1993, Mr. Burgert has accumulated, is the sole owner of, and managed a revenue real estate portfolio comprised of eight properties, giving rise to 19 separate rental units, located in Vancouver and Powell River, British Columbia. In respect of Mr. Burgert’s revenue real estate portfolio, Mr. Burger is responsible for all aspects of operations and administration. In March 2000, Mr. Burgert co-founded The LegalDeeds Network Inc., a Vancouver, British Columbia web-based business that sells do-it-yourself legal documents over the Internet, and has served as president from 2001 to the present. As president, Mr. Burgert is responsible for all aspects of operations and administration, but for information technology. In October 2000, Mr. Burgert completed The Securities Program Parts I and II, “Going Public & Continuous Disclosure”, administered by Simon Fraser University’s Faculty of Business Administration & Continuing Studies. . In July 1995, Mr. Burgert completed the Real Estate Salesperson’s and Sub-Mortgage Broker’s Pre-licensing course, administered by the University of British Columbia’s Faculty of Commerce and Business Administration. Between 1986 and 1993, Mr. Burgert attended the University of British Columbia, where he obtained a Bachelor of Science in Forestry.

Involvement in Certain Legal Proceedings

During the past ten years, Mssrs. Thachuk, Kopelman, Holmes, Bogas or Burgert have not been the subject of the following events:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing, other than Coco Pazzo Restaurant Ltd. in which Mr. Bogas was the owner and executive chef and is described in Mr. Bogas’s biographical information above;

2.           Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)           Engaging in any type of business practice; or

iii)           Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.           Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)           Any Federal or State securities or commodities law or regulation, other than Jefferson Thachuk and Mark Burgert, as described below; or

ii)           Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)           Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

On July 17, 1998, the British Columbia Securities Commission (the “BCSC”) issued an order under the Securities Act of British Columbia prohibiting Jefferson Thachuk and Mark Burgert from becoming or acting as a director or officer of any reporting issuer in the Province of British Columbia for a period of three years and until they successfully completed a course of study satisfactory to the Executive Director of the BCSC concerning the duties and responsibilities of directors and officers, which they subsequently completed. The order related to their roles as directors and officers of Simon Fraser Resources Ltd. (“Simon Fraser”) in 1990 and 1991. The BCSC found they failed to exercise the care, diligence and skill of a reasonably prudent person as required by applicable corporate law. The BCSC issued a Cease-Trade Order against Simon Fraser on April 22, 1991 and the order currently remains in effect.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

To date, we have paid our officers and directors compensation in the form of salaries and wages and stock options. We have no compensation policies. Compensation arrangements and policies for these directors and officers have been and will be established by our Board of Directors.

We do not currently have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Executive Compensation

The following table sets forth the compensation paid by us for the last three years through March 31, 2010, for our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
						Incentive	Compensa-	Other
				Stock	Option	Plan	tion	Compen-
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jefferson Thachuk	2010	0	0	0	0	0	0	0	0
President, Secretary	2009	0	0	0	15,206(1)	0	0	0	15,206
and Treasurer	2008	0	0	0	0	0	0	0	0

Raven Kopelman	2010	141	0	0	0	0	0	0	141
Chief Programmer	2009	1,360	0	0	19,968(1)	0	0	0	21,328
	2008	1,186	0	0	0	0	0	0	1,186

(1)
Please refer to Note 9(b) of the Notes to Financial Statements of the audited consolidated balance sheets of Coronus Solar Inc. as at March 31, 2010 and 2009 and the related consolidated statements of stockholders’ equity, operations and comprehensive loss and cash flows for the years then ended and for the period cumulative from December 3, 2001 (inception) to March 31, 2010, elsewhere in this report, for the assumptions made in the valuation of the option awards mentioned in column (f) of the above table.

Employment Agreements

We have entered into an agreement with Jefferson Thachuk wherein we agreed to pay Mr. Thachuk CAD$3,000 per month to serve as our principal executive officer. Mr. Thachuk has forgiven the salary for the past four fiscal years. To serve as our principal executive officer, Mr. Thachuk was also granted stock options. All stock options have a ten year life. On April 22, 2005, Mr. Thachuk was granted an option to acquire up to 150,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Thachuk and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in a new exercise price of USD$0.065 per share. The option is fully vested and none of the option has been exercised.

We have entered into an agreement with Raven Kopelman wherein we pay Mr. Kopelman CAD$25.00 for each hour for work performed as a Programmer. To serve as our Chief Programmer, Mr. Kopelman was also granted stock options. All stock options had a ten year life. On January 19, 2002, Mr. Kopelman was granted an option to acquire up to 150,000 shares of common stock at an exercise price of CAD$0.085 per share and on April 22, 2005 Mr. Kopelman was granted an option to acquire up to 150,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Kopelman and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in new exercise prices of USD$0.07 per share and USD$0.065 per share respectively. On August 10, 2010, Mr. Kopelman returned to the Company for cancellation both the 150,000 stock options exercisable at USD$0.07 until January 19, 2012, and the 150,000 stock options exercisable at USD$0.065 until April 22, 2015. The options were fully vested and none had been exercised.

The above discussions reflect the 2 for 1 stock split, which occurred November 3, 2009.

Compensation of Directors

The following table sets forth the compensation paid to each of our directors in 2010. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named directors.

Director's Compensation Table
	Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jefferson Thachuk	275	0	0	0	0	0	275
Raven Kopelman	275	0	0	0	0	0	275
David Holmes	275	0	0	0	0	0	275
Kenneth Bogas	275	0	0	0	0	0	275

The board of directors met in person three times in fiscal 2010: May 19, July 15 and August 10, 2009. The directors were paid CAD$100 each for each of these meetings. Accordingly, in fiscal 2010, the directors were each paid CAD$300 for attendance at board of director meetings. However, the directors still conduct business on behalf of the Company without attending meetings in person. In these circumstances, they connect with each other by way of phone and/or email, and if the result is the need for a resolution, they will circulate the resolution to obtain the necessary signatures. Where the directors do not meet in person, the directors are not paid the attendance fee. Since March 31, 2010, we have met in person twice. Board members also receive options to purchase shares of common stock.

In addition to the option grant to Jefferson Thachuk to serve as our principal executive officer described -above, to serve as a director, on March 31, 2006, Mr. Thachuk received an option to acquire 200,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Thachuk and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in a new exercise price of USD$0.065 per share. Mr. Thachuk has not exercised any of his options.

In addition to the two cancelled option grants to Raven Kopelman to serve as our Chief Programmer, as described above, to serve as a director, on March 31, 2006, Mr. Kopelman received an option to acquire 200,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Kopelman and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in a new exercise price of USD$0.065 per share. On August 10, 2010, Mr. Kopelman returned to the Company for cancellation 180,000 of the 200,000 stock options exercisable at USD$0.065 until March 31, 2016. Accordingly, as at the date of this prospectus, Mr. Kopelman held 20,000 stock options exercisable at USD$0.065 until March 31, 2016. These options are fully vested. Mr. Kopelman has not exercised any of his options.

On May 4, 2007, David Holmes received an option to acquire up to 200,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Holmes and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in a new exercise price of USD$0.065 per share. On August 10, 2010, Mr. Holmes returned to the Company for cancellation 190,000 of the 200,000 stock options exercisable at USD$0.065 until May 4, 2017. Accordingly, as at the date of this prospectus, Mr. Holmes held 10,000 stock options exercisable at USD$0.065 until May 4, 2017. These options are fully vested. Mr. Holmes has not exercised any of his options.

On March 30, 2007, Kenneth Bogas received an option to acquire up to 200,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Bogas and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in a new exercise price of USD$0.065 per share. On August 10, 2010, Mr. Bogas returned to the Company for cancellation 190,000 of the 200,000 stock options exercisable at USD$0.065 until March 30, 2017. Accordingly, as at the date of this prospectus, Mr. Bogas held 10,000 stock options exercisable at USD$0.065 until March 30, 2017. These options are fully vested. Mr. Bogas has not exercised any of his options.

All of the above director stock options are fully vested. The above discussions reflect the 2 for 1 stock split which occurred on November 3, 2009.

Outstanding Equity Awards At March 31, 2010
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option Exercise	Option Expiration
Name	(#) Exercisable	(#) Unexercisable	Price	Date
(a)	(b)	(c)	(d)	(e)
Jefferson Thachuk	150,000	0	$0.065	4-22-15
	200,000	0	$0.065	3-31-16
Raven Kopelman	20,000	0	$0.065	3-31-16
David Holmes	10,000	0	$0.065	5-4-17
Kenneth Bogas	10,000	0	$0.065	3-30-17

None of the options described above have been exercised as of the date of this prospectus.

Pension Benefits and Equity Compensation Plans

Number of securities
	Number of securities to	Weighted-average	remaining available for
	be issued upon exercise	exercise price of	Future issuance under
	of outstanding options,	outstanding options,	equity compensation plans
	warrants and rights	warrants and rights	(excluding securities
Plan category	(a)	(b)	in column (a)) (c)
Equity compensation plans	n/a	n/a	809,258
approved by security holders

Equity compensation plans not	n/a	n/a	n/a
approved by securities holders

Other options granted pursuant	n/a	n/a	n/a
to Employment Agreements

Total	n/a	n/a	809,258

(1)
At our annual shareholders' meeting on November 23, 2010, we proposed and the shareholders approved a 10% "rolling" stock option plan (the "Option Plan"). As at the date of this prospectus, no options under the Option Plan have been granted.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

BOARD COMMITTEES AND INDEPENDENCE

Board Meetings and Committees

During the fiscal year ended March 31, 2010, our board of directors met 3 times. Each director participated in each meeting.

Audit Committee and Charter

We have a separately-designated audit committee of the board.  Audit committee functions are performed by the following directors: Raven Kopelman, David Holmes and Kenneth Bogas. Neither Mr. Holmes nor Mr. Bogas serve as officers. Accordingly, Mssrs. Holmes and Bogas are deemed independent. Mr. Bogas serves as audit committee chair. Mr. Kopelman serves as our Chief Programmer. Therefore, Mr. Kopelman is not deemed independent. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of the amended audit committee charter is filed as Exhibit 99.2 with our Form 10-K on June 5, 2009.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the amended code of ethics is filed as Exhibit 14.2 with our Form 10-K on June 5, 2009.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports. A copy of the disclosure committee charter is filed as Exhibit 99.3 with our Form 10-K on June 5, 2009

Family Relationships

There are no familial relationships among the executive officers and directors.

Conflicts of Interest

There are no conflicts of interest. Further, we have not established any policies to deal with possible future conflicts of interest.

Director Independence

We have two independent directors, David Holmes and Kenneth Bogas. Our other directors, Jefferson Thachuk and Raven Kopelman are also officers and accordingly, not independent.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of December 24,2010, the total number of shares owned beneficially by each of our directors and officers individually and as a group, and each person who is known by us to beneficially own more than 5% of our total outstanding shares. Percentage of beneficial ownership is based on shares of common stock outstanding as of October 31, 2008. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. Unless provided otherwise, the address of each person listed on the table is c/o CORONUS SOLAR INC., 1100 - 1200 West 73rd Avenue, Vancouver, British Columbia, Canada V6P 6G5.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Class
Jefferson Thachuk	4,875,000(1)(7)	31.37%(1)

Raven Kopelman	20,000(2)	0.13%(2)

David Holmes	30,000(3)	0.19%(3)

Kenneth Bogas	20,000(4)	0.13%(4)

All officers and directors as a group (4 persons)	4,945,000	31.82%

Greg Zakaib	950,000	6.11%
6-9311 Dayton Ave., Richmond, BC V6Y 1E2

Mike and Carrie Thachuk	800,000	5.15%
27133-25A Avenue, Aldergrove, BC V4W 3N4

Mark Burgert (6)	4,875,000(5)(7)	31.37%(5)
14446 North Bluff Road, White Rock, BC V4B 3C8

(1)	Includes fully vested stock options to acquire an additional 350,000 shares of common stock at an exercise price of $0.065 per share.
(2)	Includes fully vested stock options to acquire 20,000 shares of common stock at an exercise price of $0.065 per share.
(3)	Includes fully vested stock options to acquire an additional 10,000 shares of common stock at an exercise price of $0.065 per share.
(4)	Includes fully vested stock options to acquire an additional 10,000 shares of common stock at an exercise price of $0.065 per share.
(5)	Includes fully vested stock options to acquire an additional 350,000 shares of common stock at an exercise price of $0.065 per share.
(6)	Mark Burgert is a consultant to us, but not an officer or director and does not exercise control over us.
(7)
For both Messrs. Thachuk and Burgert, of the 4,875,000 shares shown as beneficially owned by each of them, 4,525,000 shares each are held in voluntary escrow, to be released to each of them on the basis of one common share each for each $0.50 earned in revenue by us on a consolidated basis. Messrs. Thachuk and Burgert maintain full voting and dividend rights in the escrowed shares. The escrow of the shares was not mandated under any applicable laws or regulations. The escrow of the shares was solely as a result of private contractual terms, agreed to voluntarily by the parties to the Coronus Energy Corp. Share Purchase Agreement as a term of that Agreement.

The above table reflects the 2 for 1 stock split, which occurred on November 3, 2009.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering

Aab, Kelly(1)	100,000	0.64%	100,000	0.0%
Aab, Paula(2)	100,000	0.64%	100,000	0.0%
Aab, Shauna(3)	100,000	0.64%	100,000	0.0%
Bogas, Kenneth(4)	10,000	0.06%	10,000	0.0%
Bourque, Bradley(5)	20,000	0.13%	20,000	0.0%
Brohman, Richard(6)	10,000	0.06%	10,000	0.0%
Doubivko, Elena(7)	400,000	2.57%	400,000	0.0%
Emerson, Garry(8)	450,000	2.90%	100,000	2.25%
Foksowicz, Maciej(9)	522,224	3.36%	522,224	0.0%
Foreman, Richard(10)	10,000	0.06%	10,000	0.0%
Funk, Shawnean(11)	20,000	0.13%	20,000	0.0%
Hardy, Mike(12)	20,000	0.13%	20,000	0.0%
Hartley, Scott(13)	20,000	0.13%	20,000	0.0%
Hayes, Phillip(14)	10,000	0.06%	10,000	0.0%
Holmes, David(15)	20,000	0.13%	20,000	0.0%
Ivanov, Svetoslav(16)	20,000	0.13%	20,000	0.0%
Konojacki, Mark(17)	100,000	0.64%	100,000	0.0%
Konojacki, Kay-Uwe(18)	20,000	0.13%	20,000	0.0%
Lake, Kenneth(19)	327,576	2.11%	20,000	1.98%
MacDonald, Dan(20)	20,000	0.13%	20,000	0.0%
Merkley, Larry(21)	10,000	0.06%	10,000	0.0%
Meron, Jim(22)	20,000	0.13%	20,000	0.0%
Morton, Ryan(23)	20,000	0.13%	20,000	0.0%
Saunders, Clare(24)	200,000	1.29%	200,000	0.0%
Singleton, Trevor(25)	600,000	3.86%	600,000	0.0%
Stratidakis, Nicholas(26)	20,000	0.13%	20,000	0.0%
Thachuk, Maryanne(27)	146,668	0.94%	146,668	0.0%
Thachuk, Mike and Carrie(28)	800,000	5.15%	800,000	0.0%
Thachuk, Del(29)	195,002	1.25%	195,002	0.0%
Thomas, Richard(30)	200,000	1.29%	200,000	0.0%
Thorkelsson, Glen(31)	20,000	0.13%	20,000	0.0%
Van Overschot, Gerry(32)	20,000	0.13%	20,000	0.0%
Van Skiver, Russell(33)	511,116	3.29%	511,116	0.0%
Verhoef, Eric(34)	20,000	0.13%	20,000	0.0%
Visser, Paul(35)	20,000	0.13%	20,000	0.0%
Vlassis, Melton(36)	20,000	0.13%	20,000	0.0%
Warnes, Andrew(37)	20,000	0.13%	20,000	0.0%
Yu, Andrew(38)	400,000	2.57%	400,000	0.0%
Zakaib, Greg(39)	950,000	6.11%	600,000	2.25%
Total	5,835,010	39.81%	5,485,010	6.48%

(1)	Kelly Aab acquired 100,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $3,900.
(2)	Paula Aab acquired 100,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $3,900.
(3)	Shauna Aab acquired 100,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $3,900.
(4)	Kenneth Bogas, a director of the Company, acquired 10,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $390.
(5)	Bradley Borque acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(6)	Richard Brohman acquired 10,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $390.
(7)	Elena Doubivko acquired 400,000 shares of common stock for cash on June 30, 2004 at $0.039 per share for total proceeds of $15,600.
(8)
Garry Emerson acquired 100,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $3,900. Mr. Emerson acquired an additional 350,000 shares of common stock for cash on June 4, 2009, pursuant to a private transaction for the purchase and sale of the shares.

(9)
Maciej Foksowicz acquired 88,890 shares of common stock for cash on June 18, 2002 at $0.0725 per share for total proceeds of $6,458; 133,334shares of common stock for cash on June 23, 2003 at $0.0835 per share for total proceeds of $11,105; and 300,000 shares of common stock for cash on June 15, 2004 at $0.039 per share for total proceeds of $11,700.

(10)	Richard Foreman acquired 10,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $390.
(11)	Shawnean Funk acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(12)	Mike Hardy acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(13)	Scott Hartley acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(14)	Phillip Hayes acquired 10,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $390.
(15)	David Holmes, a director of the Company, acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(16)	Svetoslav Ivanov acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(17)	Mark Konojacki acquired 100,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $3,900.
(18)	Kay-Uwe Konojacki acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(19)
Kenneth Lake acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780. Mr. Lake acquired an additional 307,576 shares of common stock for cash on June 4, 2009, pursuant to a private transaction for the purchase and sale of the shares.

(20)	Dan MacDonald acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(21)	Larry Merkley acquired 10,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $390.
(22)	Jim Meron acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(23)	Ryan Morton acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(24)	Clare Saunders acquired 200,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $7,800.
(25)	Trevor Singleton acquired 600,000 shares of common stock for cash on November 24, 2006 at $0.044 per share for total proceeds of $26,400.
(26)	Nicholas Stratidakis acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

(27)
Maryanne Thachuk, the mother of Jefferson Thachuk, a director of the Company, acquired 88,890 shares of common stock for cash on January 21, 2003 at $0.0725 per share for total proceeds of $6,458; 22,222 shares of common stock for cash on August 1, 2003 at $0.0835 per share for total proceeds of $1,851; and 35,556 shares of common stock for cash on August 6, 2003 at $0.0835 per share for total proceeds of $2,962.

(28)
Mike and Carrie Thachuk, the brother and sister-in-law of Jefferson Thachuk, a director of the Company, acquired 72,356 shares of common stock for cash on March 7, 2003 at $0.0725 per share for total proceeds of $5,257; 27,644 shares of common stock for cash on March 13, 2003 at $0.0725 per share for total proceeds of $2,008; 50,000 shares of common stock for cash on October 24, 2003 at $0.0835 per share for total proceeds of $4,164; 50,000 shares of common stock for cash on November 18, 2003 at $0.0835 per share for total proceeds of $4,164; 300,000 shares of common stock for cash on June 15, 2004 at $0.039 per share for total proceeds of $11,764; 200,000 shares of common stock for cash on July 28, 2005 at $0.042 per share for total proceeds of $8,385; and 100,000 shares of common stock for cash on September 14, 2005 at $0.042 per share for total proceeds of $4,193.

(29)
Del Thachuk, the father of Jefferson Thachuk, a director of the Company, acquired 75,000 shares of common stock for services on December 5, 2001 at a deemed price of $0.0525 per share for a total value of $3,931; 44,444 shares of common stock for cash on December 16, 2002 at $0.0725 per share for total proceeds of 3,229; 44,446 shares of common stock for cash on January 10, 2003 at $0.0725 per share for total proceeds of $3,229; 22,222 shares of common stock for cash on August 1, 2003 at $0.0835 per share for total proceeds of $1,851; and 8,890 shares of common stock for cash on August 6, 2003 at $0.0835 per share for total proceeds of $740.

(30)	Richard Thomas acquired 200,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $7,800.
(31)	Glen Thorkelsson acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(32)	Gerry Van Overschot acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(33)
Russell Van Skiver acquired 133,334 shares of common stock for cash on March 7, 2003 at $0.0725 per share for total proceeds of $9,667; 88,890 shares of common stock for cash on April 2, 2003 at $0.0835 per share for total proceeds of $7,403; 44,446 shares of common stock for cash on May 13, 2003 at $0.0835 per share for total proceeds of $3,702; 44,4463 shares of common stock for cash on May 21, 2003 at $0.0835 per share for total proceeds of $3,702; and 200,000 shares of common stock for cash on June 15, 2004 at $0.039 per share for total proceeds of $7,800.

(34)	Eric Verhoef acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(35)	Paul Visser acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(36)	Melton Vlassis acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(37)	Andrew Warnes acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.
(38)	Andrew Yu acquired 400,000 shares of common stock for cash on June 15, 2004 at $0.039 per share for total proceeds of $15,600.
(39)
Greg Zakaib acquired 200,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $7,800, and 400,000 shares of common stock for cash on December 7, 2006 at $0.044 per share for total proceeds of $17,600. Mr. Zakaib acquired an additional 350,000 shares of common stock for cash on June 4, 2009 at $0.04 per share for total consideration of $14,000, pursuant to a private transaction for the purchase and sale of the shares.

The above table reflects the 2 for 1 stock split, which occurred on November 3, 2009.

Other than investing money with us, the foregoing selling security holders have had no material relationship with us during the last three years, except for Kenneth Bogas and David Holmes, who currently serve as directors.

All of persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

No selling shareholder is an affiliate of a registered broker dealer.

All of the foregoing shares were sold pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. All transactions took place outside the United States of America and all of the purchasers were non-US persons as defined in Regulation S.

Rule 144 of the Securities Act of 1933 may or may not be available for the resale of the shares registered herein. Rule 144 is an exemption from the registration of the shares by the selling shareholders and may be used in lieu of reselling the shares under this registration statement. We have elected to register the shares for resale in order to eliminate the uncertainty of the availability of the exemption from registration contained in Rule 144.

Future Sales of Shares

A total of 15,542,586 shares of common stock are issued and outstanding. Of the 15,542,586 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 5,485,010 are being offered for sale by the selling shareholders in this offering.

Shares purchased in this offering will be immediately resalable without any restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of an unlimited number of shares of common stock, without par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our articles of incorporation, bylaws and the applicable statutes of the Federal Government of Canada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona, USA, 85251: telephone (480) 481-3940; facsimile (480) 481-3941.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This description is our counsel’s opinion of the material U.S. federal income tax considerations to investors who hold our common shares as a capital asset. Our counsel is Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201. This discussion is based upon, as of the date hereof, the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated or proposed thereunder, and administrative and judicial interpretation thereof, all of which are subject to change either prospectively or retroactively, or are subject to different interpretations. We have not obtained nor do we intend to obtain, a ruling from the Internal Revenue Service as to any United States federal income tax consequences discussed below and there can be no assurances that the Internal Revenue Service will not take contrary positions.

As used herein, the term “U.S. Holder” means a beneficial owner of common shares that is for United States federal income tax purposes:

*	a citizen or resident of the United States;
*
a corporation, or other entity taxed as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

*	an estate, the income of which is subject to United States federal income taxation regardless of its source; or
*
a trust, if both (a) a United States court is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The discussion below does not address all of the United States federal income tax consequences that may be relevant to U.S. Holders in light of their particular circumstances, nor does it address the tax consequences to U.S. Holders subject to special treatment under the United States federal income tax laws, such as:

*	certain financial institutions;
*	insurance companies;
*	traders in securities that elect to mark-to-market;
*	securities dealers;
*	partnerships or other entities classified as partnerships for United States federal income tax purposes;
*	tax-exempt organizations;
*	persons that hold the common shares as part of an integrated investment (including a straddle);
*	persons owning, directly, indirectly or constructively, 10% or more of our voting stock; and
*	persons whose “functional currency” is not the U.S. dollar. The discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

General

Distributions

Subject to the discussion under “Special Tax Provisions” below, distributions of cash or property made by us with respect to the common shares will constitute dividends to U.S. Holders, to the extent that the distributions are made out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes). Dividends paid by us may be included in a U.S. Holder’s gross income and are taxable as ordinary income. If a portion of a distribution made by us with respect to the common shares exceeds its current and accumulated earnings and profits, that portion will be treated as nontaxable return of capital, which will reduce the U.S. Holder’s adjusted basis in the common shares (but not below zero). To the extent a distribution exceeds the U.S. Holder’s adjusted basis in the common shares; the distribution will constitute capital gain. Dividends received by a corporate U.S. Holder from us will not be eligible for the dividends received deduction.

For United States foreign tax credit purposes, a distribution treated as a dividend for United States federal income tax purposes will constitute income from sources outside the United States. In the case of U.S. Holders who are not residents of Canada, the Canada-United States Income Tax Convention (1980), as amended (the “Convention”), provides that dividends received in respect of the common shares generally will be subject to a 15% Canadian withholding tax. Subject to limitations set forth in the Code, as modified by the Convention, including certain minimal holding periods, U.S. Holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for Canadian tax withheld from dividends paid in respect of common shares. The limitation on foreign taxes eligible for the foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid by us generally will constitute “passive income,” or in the case of certain U.S. Holders, “financial services income.” The rules relating to the United States foreign tax credit are extremely complex and the availability of the foreign tax credit depends on numerous factors.  Prospective investors are urged to consult their own tax advisors concerning the application of the United States foreign tax credit rules in light of their particular circumstances.

If a dividend is paid in a currency other than the U.S. dollar, the amount includible in a U.S. Holder’s gross income will be the U.S. dollar value of the dividend, calculated by reference to the exchange rate in effect on the date the U.S. Holder receives the dividend, regardless of whether the payment actually is converted into U.S. dollars. Gain or loss, if any, that a U.S. Holder realizes as a result of currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend in gross income to the date the U.S. Holder converts the payment into U.S. dollars will be treated as ordinary income or loss for United States federal income tax purposes. This gain or loss will be from sources within the United States for United States foreign tax credit purposes.

Dispositions

Subject to the discussion of “Special Tax Provisions” immediately below, upon a sale or other taxable disposition of the common shares, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between the amount of cash and the fair market value of other property that the U.S. Holder receives in the sale or other taxable disposition (the “amount realized”) and the U.S. Holder’s adjusted tax basis in the common shares. Subject to the passive foreign investment company rules discussed below, the U.S. Holder’s gain or loss will be capital gain or loss. The gain or loss will be long-term capital gain or loss if the common shares were held by the U.S. Holder for more than one year.

Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) are eligible for preferential United States federal income taxation rates. Any gain or loss recognized by U.S. Holders on a sale or other taxable disposition of the common shares will be treated as derived from U.S. sources for United States foreign tax credit purposes.

The deduction of capital losses is subject to certain limitations under the Code. A capital loss realized by a non-corporate U.S. Holder is allowable as an offset against capital gain and up to $3,000 of ordinary income. Any capital loss not utilized in any taxable year by a non-corporate U.S. Holder may be carried forward indefinitely and used to offset capital gain and up to $3,000 of ordinary income in any future taxable year of the non-corporate U.S. Holder. A capital loss realized by a corporate U.S. Holder is allowable as an offset only against capital gain. Any capital loss not utilized by a corporate U.S. Holder first must be carried back and applied against capital gain in the three years preceding the year of the sale or other taxable disposition giving rise to the capital loss, and then may be carried forward to the five taxable years subsequent to the year of the sale or other taxable disposition. The amount that a corporate U.S. Holder may carry back is limited, however, to an amount that does not increase or produce a net operating loss in the carry back year.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements may apply to distributions made by us to a U.S. Holder with respect to the common shares, or to the proceeds of a sale, redemption or other disposition of the common shares. Under the backup withholding rules, a paying agent may be required to withhold tax from a U.S. Holder’s distributions or proceeds, if the U.S. Holder fails to furnish a correct taxpayer identification number and comply with certain certification procedures, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Some U.S. Holders (including, among others, corporations) are exempt from the backup withholding requirements. Any amounts withheld under the backup withholding rules may be claimed by a U.S. Holder as a credit against the U.S. Holder’s United States federal income tax liability and the U.S. Holder may be entitled to receive a refund, provided that the required information is furnished to the Internal Revenue Service.

Special Tax Provisions

Some provisions of the Code specifically deal with the United States federal income tax treatment of investments by U.S. persons in foreign corporations and may alter the United States federal income tax consequences described above or propose special rules for United States foreign tax credit purposes.

Passive Foreign Investment Company

U.S. persons owning shares of a “passive foreign investment company” (“PFIC”) are subject to a special United States federal income tax regime with respect to specified distributions received from the PFIC and gain from the sale or disposition of PFIC stock. A foreign corporation will be classified as a PFIC for United States federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either:

*	at least 75% of its gross income is “passive income;” or
*	on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, passive income includes, among other things, dividends, interest, rents, royalties, gains from the disposition of passive assets and gains from commodities transactions, other than gains derived from “qualified active sales” of commodities and “qualified hedging transactions” involving commodities, within the meaning of applicable Treasury Regulations. Based on certain estimates of our gross income and gross assets, we do not believe that it currently is a PFIC, nor does we anticipate becoming a PFIC in the foreseeable future. However, since PFIC status will be determined by us on an annual basis and PFIC status depends upon the composition of our income and assets (including, among others, less than 25% owned equity investments), and the nature of its activities, from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year. We are unable to obtain an opinion of counsel at this time regarding PFIC status because the opinion of counsel is dependent upon the existing facts at the time the opinion is obtained. Further, no ruling will be sought from the Internal Revenue Service, regarding our characterization as a PFIC for United States federal income tax purposes.

If we are treated as a PFIC for any taxable year during which a U.S. Holder held common shares, some adverse consequences could apply to the U.S. Holder (see discussion below). For this reason, if we are treated as a PFIC for any taxable year, a U.S. Holder may desire to make an election to treat us as a “qualified electing fund” (a “QEF”) with respect to the electing U.S. Holder. A QEF election should be made on or before the due date for filing the electing U.S. Holder’s United States federal income tax return for the first taxable year in which the common shares are held by the U.S. Holder and we are treated as a PFIC.

If a timely QEF election is made, whether or not distributed by us, the electing U.S. Holder will be required to annually include in gross income (a) as ordinary income, a pro-rata share of our ordinary earnings, and (b) as long-term capital gain, a pro-rata share of our net capital gains. An electing corporate U.S. Holder will not be eligible for the dividends received deduction with respect to the income or gain included in gross income under this rule. In addition, in the event that we incur a net loss for a taxable year, the loss will not be available as a deduction to an electing U.S. Holder, and may not be carried forward or back in computing our ordinary earnings and net capital gains in other taxable years. In some cases in which a QEF does not distribute all of its earnings in a taxable year, electing U.S. Holders may be permitted to elect to defer the payment of some or all of their United States federal income taxes on the QEF’s undistributed earnings, subject to an interest charge on the deferred tax amount.

If we are treated as a PFIC for any taxable year during which a U.S. Holder held common shares, we will provide to a U.S. Holder, upon written request, all information and documentation that the U.S. Holder is required to obtain in connection with making a QEF election for United States federal income tax purposes.

A U.S. Holder fails to make a timely QEF election (or mark-to-market election, see discussion below) for any taxable year that we are treated as a PFIC, the United States federal income tax consequences to the U.S. Holder will be determined under the so-called “interest charge” method. Under the interest charge regime:

*
any gain derived from the disposition of PFIC stock (possibly including a gift, an exchange in a corporate reorganization, or a grant as security for a loan), as well as any “excess distribution” that is received from the PFIC (i.e., a distribution that exceeds 125% of the average distributions from the shorter of the prior three years, or the U.S. Holder’s holding period for the stock), will be treated as ordinary income that was earned ratably over each day in the U.S. Holder’s holding period for the PFIC stock;

*
the portion of the gain or distribution that is allocable to prior taxable years, other than any year before we became a PFIC, will be subject to United States federal income tax at the highest rate applicable to ordinary income for the relevant taxable years, regardless of the tax rate otherwise applicable to the U.S. Holder; and

*
an interest charge will be imposed on the resulting United States federal income tax liability as if such liability represented a tax deficiency for the past taxable years, other than any year before we became a PFIC. In addition, a step-up in the tax basis of the PFIC stock may not be available upon the death of a non-corporate U.S. Holder.

In many cases, application of the interest charge regime will have substantially more onerous United States federal income tax consequences than would result if a timely QEF election is made by a U.S. holder. Accordingly, if we are treated as a PFIC for any taxable year, U.S. holders are urged to carefully consider whether to make a QEF election and the consequences of not making the election.

As an alternative to the QEF election, a U.S. Holder of “marketable stock” in a PFIC may make a “mark-to-market” election, provided the PFIC stock is regularly traded on a “qualified exchange”. Under applicable Treasury Regulations, a “qualified exchange” includes a national securities exchange that is registered with the SEC or the national market system established under the Securities Exchange Act of 1934. Under applicable Treasury Regulations, PFIC stock traded on a qualified exchange is regularly traded on the exchange for any calendar year during which the stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. We cannot assure U.S. Holders that the common stock will be treated as regularly traded on a qualified exchange.

If a valid mark-to-market election is made, the electing U.S. Holder would (a) include in gross income, entirely as ordinary income, an amount equal to the difference between the fair market value of the PFIC stock as of the close of the taxable year and the U.S. Holder’s adjusted basis in the PFIC stock, and (b) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the PFIC stock over its fair market value at the end of the taxable year, but only to the extent of the amount previously included in income as a result of the mark-to-market election.

Foreign Personal Holding Company

U.S. persons owning, directly or indirectly (on the last day of the corporation’s taxable year), shares of a foreign corporation that is a “foreign personal holding company” (“FPHC”) are required to include in their gross income a pro rata share of the FPHC’s “foreign personal holding company income” that has not been distributed by the corporation to its shareholders during its taxable year. A foreign corporation will constitute a FPHC if more than 50% of its stock (by vote or value) is owned (directly or indirectly) by five or fewer individuals who are U.S. citizens or residents and at least 60% (50% in certain years following the year in which the corporation becomes a FPHC) of its gross income consists of “foreign personal holding company income.” “Foreign personal holding company income” includes interest, dividends, royalties, certain rents, and gain from the sale of stock or securities. Based upon the expected size and distribution of common shares in the offering and among current holders, we do not expect to meet the FPHC stock ownership test immediately after the offering and, therefore, will not be a FPHC at such time. We do not expect to meet the income test immediately after the offering and, therefore, will not qualify as a FPHC based upon our income. However, future changes of ownership and income could cause us to become a FPHC.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is our counsel’s opinion of material Canadian federal income tax considerations applicable to the holders of common shares acquired pursuant to this offering who at all relevant times hold such common shares as capital property, deal at arm’s length with us, and are not affiliated with us, all within the meaning of the Income Tax Act (Canada) (the “Canadian Tax Act”). Our counsel is Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201. The common shares will be considered to be capital property to you unless held in the course of carrying on a business, in an adventure in the nature of trade, or as “mark-to-market property” for purposes of the Canadian Tax Act. Shareholders who will not hold our common shares as capital property should consult their own tax advisors regarding their particular circumstances, as this summary does not apply to these holders. This summary does not take into account the potential application to certain “financial institutions,” as defined in the Canadian Tax Act, of the “mark-to-market” rules. This summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder, and counsel’s understanding of the current published administrative practices and policies of the Canada Revenue Agency, all in effect as of the date of this document. This summary takes into account all specific proposals to amend the Canadian Tax Act or the regulations publicly announced by the Minister of Finance (Canada) prior to the date of this document, although no assurances can be given that the proposed amendments will be enacted in the form proposed, or at all. This summary does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

Holders Resident in Canada

The following section of this summary applies to a holder of our common shares who, for purposes of the Canadian Tax Act and any applicable tax treaty or convention, is or is deemed to be resident in Canada at all relevant times (referred to in this summary as a “Canadian holder”). A Canadian holder whose our common shares might not otherwise qualify as capital property may be entitled to obtain such qualification in certain circumstances by making an irrevocable election permitted by subsection 39(4) of the Canadian Tax Act.

Taxation of Dividends

In the case of a Canadian holder who is an individual, dividends received or deemed to be received by the holder of our common shares will be included in computing the holder’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations. Dividends received by a corporation on our common shares must be included in computing the corporation’s income but will be deductible in computing its taxable income. A “private corporation” (as defined in the Canadian Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals, will be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% of dividends received or deemed to be received on our common shares to the extent that such dividends are deductible in computing its taxable income.

Disposition of Common Shares by Residents of Canada

A disposition or deemed disposition of our common shares by a Canadian holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Canadian holder of such shares immediately before the disposition. Under the provisions of the Canadian Tax Act, one-half of any capital gain realized by a Canadian holder will be required to be included as a taxable capital gain in computing income for the year of disposition. One-half of any capital loss (an “allowable capital loss”) realized by a Canadian holder may be deducted against taxable capital gains realized in the year of disposition. Subject to detailed rules contained in the Canadian Tax Act, any excess of allowable capital losses over taxable capital gains may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains of those other taxation years.

Capital gains realized by an individual or trust (other than certain specified trusts) may be subject to alternative minimum tax under the Canadian Tax Act. If the Canadian holder of common shares is a corporation, the amount of any capital loss realized on the disposition or deemed disposition of a common share may be reduced by the amount of dividends received or deemed to have been received by it on such common share to the extent and under the circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or beneficiary of a trust that owns common shares or that is itself a member of a partnership or a beneficiary of a trust that owns common shares.

A Canadian-controlled private corporation (as defined in the Canadian Tax Act), may also be liable to pay a 6 2/3% refundable tax on certain investment income, including taxable capital gains.

Disposition of Common Shares by Non-Canadian Residents

A Non-Resident Shareholder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on the disposition of our common shares.

Holders Not Resident In Canada

The following portion of the summary is applicable to one of our shareholders:

*	who, at all relevant times, is neither a resident nor deemed to be a resident of Canada for purposes of the Canadian Tax Act and any applicable tax treaty or convention;
*	who does not use or hold (and will not use or hold) and is not deemed to use or hold our common shares in, or in the course of, carrying on a business in Canada; and
*
to whom our common shares do not constitute “taxable Canadian property” for purposes of the Canadian Tax Act (referred to in this summary as a “Non-Resident Shareholder”). Special rules which are not discussed in this summary apply to a non-resident that carries on an insurance business in Canada or elsewhere.

Our common shares will not be taxable Canadian property to a Non-Resident Shareholder at a particular time provided that such shares are listed on a prescribed stock exchange (which includes the New York Stock Exchange and the Nasdaq National Market) at that time, and the holder, persons with whom the holder does not deal at arm’s length, or the holder together with all such persons has not owned 25% or more of our issued shares of any class or series in the capital at any time during the 60-month period that ends at the particular time. For this purpose, it is the position of the Canada Revenue Agency that holders of an interest in or option to acquire our common shares will be considered to hold the common shares to which such interest or option relates. Common shares can be deemed to be taxable Canadian property in certain circumstances set out in the Canadian Tax Act.

Taxation of Dividends

Dividends on our common shares paid or credited or deemed under the Canadian Tax Act to be paid or credited to a Non-Resident Shareholder will be subject to Canadian withholding tax at the rate of 25%, subject to any applicable reduction in the rate of withholding in any applicable tax treaty where the holder is a resident of a country with which Canada has an income tax treaty. If the Non-Resident Shareholder is a United States resident entitled to benefits under the Canada-United States Income Tax Convention, dividends on our common shares will be subject to Canadian withholding tax at the rate of 15%.

SHARES ELIGIBLE FOR FUTURE SALE

U.S. Eligibility for Future Sales

A total of 4,945,000shares of common stock were issued to officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. 5,485,010of the 15,542,586 shares outstanding are being registered for resale in this offering. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our stock was listed for trading on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) on May 6, 2009 under the symbol “IMNDF.” On October 13, 2010, our shareholders approved the change of our name from InsightfulMind Learning, Inc. to Coronus Solar Inc. and the split of our common stock on the basis of 2 new shares for each 1 old share. In respect of the Bulletin Board, the name change and the 2 for 1 forward split took effect at the open of business, January 15, 2010. On this date, FINRA issued us the new symbol “CRNSF”. There are 745,000 stock options outstanding that entitle the holders to purchase 745,000 shares of our common stock. On December 23, 2010, we had 43 shareholders of record of our common stock.

CERTAIN TRANSACTIONS

We have entered into an agreement with Jefferson Thachuk wherein we pay Mr. Thachuk CAD$3,000.00 per month to serve as our principal executive officer.  Mr. Thachuk has forgiven the salary for the past four fiscal years.  To serve as our principal executive officer, Mr. Thachuk was also granted stock options. All stock options have a ten year life.

On April 22, 2005, Mr. Thachuk was granted an option to acquire up to 150,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Thachuk and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in a new exercise price of USD$0.065 per share. All options are fully vested and none have been exercised.

Over the course of the past five years, Mr. Thachuk, through a series of loans, has lent the Company funds for working capital. As at March 31, 2010, we owed Mr. Thachuk an aggregate of USD$154,096. As of March 31, 2010, the loans were interest free, unsecured and due on demand. Effective April 1, 2010, the aggregate loan is no longer interest free. The aggregate loan accrues interest at the annual rate of 4%. As in the past, the loan is unsecured and due on demand. Subsequent to March 31, 2010, Mr. Thachuk lent the Company a further CAD$89,500, as well as a further USD$6,600, for working capital. These additional loans are unsecured and due on demand, and accrue interest at the annual rate of 4%.

During the year ended March 31, 2010, included in accounts payable, USD$972 was owed to Mr. Thachuk for an out-of-pocket expense. This amount remains payable and does not accrue interest. This amount is not reflected in the shareholder loans described above.

We have entered into an agreement with Raven Kopelman wherein we pay Mr. Kopelman CAD$25.00 for each hour for work performed as a Programmer. To serve as our chief programmer, Mr. Kopelman was also granted stock options. All stock options have a ten year life. On January 19, 2002, Mr. Kopelman was granted an option to acquire up to 150,000 shares of common stock at an exercise price of CAD$0.085 per share and on April 22, 2005, Mr. Kopelman was granted an option to acquire up to 150,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Kopelman and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in new exercise prices of USD$0.07 per share and USD$0.065 per share respectively. On August 10, 2010, Mr. Kopelman returned to the Company for cancellation the 150,000 stock options exercisable at USD$0.07 until January 19, 2012 and the 150,000 stock options exercisable at USD$0.065 until April 22, 2015. All of the options had been fully vested and none had been exercised.

To serve as a director, on March 31, 2006, Jefferson Thachuk received an option to acquire up to 200,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Thachuk and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in a new exercise price of USD$0.065 per share. All of Mr. Thachuk’s options are fully vested and none have been exercised.

To serve as a director, on March 31, 2006, Raven Kopelman received an option to acquire up to 200,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Kopelman and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in a new exercise price of USD$0.065 per share. On August 10, 2010, Mr. Kopelman returned to the Company for cancellation 180,000 of the 200,000 stock options exercisable at USD$0.065 until March 31, 2016. Accordingly, as at March 31, 2010, Mr. Kopelman held 20,000 stock options exercisable at USD$0.065 until March 31, 2016. All of Mr. Kopelman’s remaining options are fully vested and none have been exercised.

To serve as a director, on May 4, 2007, David Holmes received an option to acquire up to 200,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Holmes and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in a new exercise price of USD$0.065 per share. On August 10, 2010, Mr. Holmes returned to the Company for cancellation 190,000 of the 200,000 stock options exercisable at USD$0.065 until May 4, 2017. Accordingly, as at March 31, 2010, Mr. Holmes held 10,000 stock options exercisable at USD$0.065 until May 4, 2017. All of Mr. Holmes’ remaining options are fully vested and none have been exercised.

To serve as a director, on March 30, 2007, Kenneth Bogas received an option to acquire up to 200,000 shares of common stock at an exercise price of CAD$0.075 per share. On November 3, 2008, Mr. Bogas and the Company agreed to convert the exercise price of the options into U.S. dollars, resulting in a new exercise price of USD$0.065 per share. On August 10, 2010, Mr. Bogas returned to the Company for cancellation 190,000 of the 200,000 stock options exercisable at USD$0.065 until March 30, 2017.  Accordingly, as at March 31, 2010, Mr. Bogas held 10,000 stock options exercisable at USD$0.065 until March 30, 2017. All of Mr. Bogas’ remaining options are fully vested and none have been exercised.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to March 31, 2010, included in this prospectus have been audited by Chang Lee LLP, Chartered Accountants, 505-815 Hornby Street, Vancouver, British Columbia, Canada V6Z 2E6 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the legality of the shares of common stock be offered herein.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm registered with the Public Company Accounting Oversight Board.

Unaudited statements for the six months ended September 30, 2010 and audited financial statements for the years ended March 31, 2010 and March 31, 2009, immediately follow:

CORONUS SOLAR INC.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS
(Expressed in US Dollars)
(Unaudited)

	September 30,	March 31,
	2010	2010
	(Unaudited)	(Audited)
ASSETS
CURRENT
Cash and cash equivalents	$1,367	$1,294
Sales tax receivable	3,006	1,498
Other receivable	5,000	-
Prepaid expenses and deposit	1,952	638

TOTAL CURRENT ASSETS	11,325	3,430

LAND DEPOSIT (Note14)	2,000	-

EQUIPMENT (Note 8)	271	309

INTANGIBLE ASSET (Note 9)	14,930	18,514

TOTAL ASSETS	$28,526	$22,253

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$16,136	$44,344
Loan from a shareholder (Note 10)	245,482	154,096

TOTAL CURRENT LIABILITIES	261,618	198,440

STOCKHOLDERS' DEFICIENCY
SHARE CAPITAL (Note 11)
Authorized:
Unlimited voting common shares without par value
Issued and outstanding:
15,542,586 common shares	692,751	692,751

ADDITIONAL PAID IN CAPITAL	346,541	329,122

ACCUMULATED OTHER COMPREHENSIVE LOSS	(20,728)	(23,237)

DEFICIT, accumulated during the development stage	(1,251,656)	(1,174,823)

TOTAL STOCKHOLDERS' DEFICIENCY	(233,092)	(176,187)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$28,526	$22,253

CONTINGENT LIABILITIES (Note 12)
GOING CONCERN (Note 2)

(See accompanying notes to the financial statements)

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in U.S. Dollars)
(Unaudited)

					Cumulative from
	Three months ended		Six months ended		inception
	September 30,		September 30,		(December 3, 2001) to
	2010	2009	2010	2009	September 30, 2010

REVENUE	$-	$81	$-	$240	$1,751

EXPENSES
Amortization	1,808	566	3,618	1,099	42,308
Consulting fee	-	-	-	-	20,928
Interest on shareholder loan	2,197	1,220	3,805	2,212	13,784
Interest and bank charges	385	587	762	1,421	11,382
Office and miscellaneous	4,440	3,852	9,111	6,738	39,041
Professional fees	20,177	10,786	34,073	24,852	227,937
Repairs and maintenance	-	-	-	-	869
Salaries and wages	8,661	8,265	17,419	16,009	364,612
Stock based compensation	-	-	-	-	492,309
Telephone and utilities	239	319	317	615	11,174
Advertising and promotion	-	488	-	1,458	8,922
Travel	1,199	-	1,199	-	1,199
Feasibility study	6,529	-	6,529	-	6,529
Write down in website development costs	-	-	-	-	17,390
Write-off trademark cost	-	-	-	-	279

	45,635	26,083	76,833	54,404	1,258,663

OTHER INCOME
Interest income	-	-	-	16	31
Debt forgiven	-	729	-	729	5,225

	-	729	-	745	5,256

NET LOSS FOR THE PERIOD	(45,635)	(25,273)	(76,833)	(53,419)	(1,251,656)

CURRENCY TRANSLATION ADJUSTMENT	(6,390)	(9,279)	2,509	(16,153)	(20,728)

COMPREHENSIVE LOSS FOR THE PERIOD	$(52,025)	$(34,552)	$(74,324)	$(69,572)	$(1,272,384)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding – basic and diluted	15,542,586	6,771,293	15,542,586	6,771,293

(See accompanying notes to the financial statements)

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
December 3, 2001 (inception) to September 30, 2010
(Expressed in U.S. Dollars)

				DEFICIT	ACCUMULATED
				ACCUMULATED	OTHER	TOTAL
			ADDITIONAL	DURING	COMPREHENSIVE	STOCKHOLDERS'
	COMMON		PAID-IN	DEVELOPMENT	INCOME	EQUITY
	SHARES	AMOUNT	CAPITAL	STAGE	(LOSS)	(DEFICIENCY)
Balance, March 31, 2009	13,542,586	681,999	254,080	(1,019,643)	2,706	(80,858)

Stock issued for acquisition of Coronus Energy Corp.
on November 2, 2009	2,000,000	10,752	10,886	-	-	21,638
Forgiveness of debt by a director and shareholder	-	-	33,015	-	-	33,015
Imputed interest from shareholder loan	-	-	4,997	-	-	4,997
Stock-based compensation	-	-	26,144	-	-	26,144
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	(25,943)	(25,943)
(Loss) for the year	-	-	-	(155,180)	-	(155,180)

Balance, March 31, 2010	15,542,586	$692,751	$329,122	$(1,174,823)	$(23,237)	$(176,187)

Forgiveness of debt by a director and shareholder	-	-	17,419	-	-	17,419
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	2,509	2,509
(Loss) for the period	-	-	-	(76,833)	-	(76,833)

Balance, September 30, 2010 (Unaudited)	15,542,586	$692,751	$346,541	$(1,251,656)	$(20,728)	$(233,092)

(See accompanying notes to the financial statements)

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)
(Unaudited)

			Cumulative from
			inception
	Six months ended September 30,		(December 3, 2001) to
	2010	2009	September 30, 2010

OPERATING ACTIVITIES
Net (loss) for the period	$(76,833)	$(53,419)	$(1,251,656)
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization	3,618	1,099	42,308
Foreign exchange gain/loss	-	30	(23,430)
Forgiveness of debt	17,419	16,627	192,903
Imputed interests	-	2,212	9,979
Share issued for services / debts	-	-	26,301
Stock based compensation	-	-	492,309
Write down of website development costs	-	-	17,390
Write-off trademark cost	-	-	279
Changes in non-cash working capital:
Sales tax receivable	(1,523)	2,045	(1,824)
Other receivable	(4,983)	-	(4,983)
Prepaid expenses	(1,317)	306	12,408
Accounts payables and accrued liabilities	(22,484)	(3,386)	11,724

NET CASH USED IN OPERATING ACTIVITIES	(86,103)	(34,487)	(476,292)

INVESTING ACTIVITIES
Equipment	-	-	(1,871)
Land Deposit	(2,000)	-	(46,393)
Intangible asset	-	-	(369)

NET CASH USED IN INVESTING ACTIVITIES	(2,000)	-	(48,633)

FINANCING ACTIVITIES
Issuance of common shares	-	-	299,431
Loan from a shareholder	92,645	28,705	231,605

NET CASH FROM FINANCING ACTIVITIES	92,645	28,705	531,036

EFFECT OF EXCHANGE RATE ON CASH	(4,469)	83	(4,744)

NET INCREASE (DECREASE) IN CASH	73	(5,699)	1,367

CASH AND CASH EQUIVALENTS
CASH AND CASH EQUIVALENTS - Beginning of Period	$1,294	$6,883	$-

CASH AND CASH EQUIVALENTS - End of Period	$1,367	$1,184	$1,367

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest expense	$17	$100	$663
Taxes	$-	$-	$-

NON-CASH FINANCING ACTIVITIES
Issuance of common shares for acquisition of	$-	$-	$21,638
Coronus Energy Corp.
Establishment of intangible asset through acquisition	$-	$-	$21,500
of Coronus Energy Corp.

(See accompanying notes to the financial statements)

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 1 – Nature of Operations

Coronus Solar Inc. (“the Company”) was incorporated under the Canada Business Corporations Act on December 3, 2001 under the name “The LectureNet Learning Corporation” and was registered extra-provincially in the Province of British Columbia on January 24, 2002. The name of the Company was changed to InsightfulMind Learning, Inc. effective August 26, 2002 and was further changed to Coronus Solar Inc. on November 3, 2009.

The Company’s intention is to deploy and operate utility-scale solar power systems in the State of California, U.S.A. The Company is located in the City of Vancouver, Province of British Columbia, Canada.

On November 2, 2009, the Company completed an agreement (the “Share Purchase Agreement”) to acquire all of the issued and outstanding shares of Coronus Energy Corp. (“Coronus”), a start-up stage company founded to deploy and operate utility-scale solar power systems in the State of California. Under the Share Purchase Agreement, the Company acquired all of the outstanding shares of Coronus in exchange for 2,000,000 (post stock forward split) common shares of the Company, at a deemed value of $0.025 per share.

Under the Share Purchase Agreement, 2,025,000 (post stock forward split) common shares of the Company held by Mr. Jeff Thachuk, President of the Company, were transferred to Mr. Mark Burgert, the sole principal of Coronus, for $1, on August 19, 2009 and an aggregate of 905,000 (post stock forward split) stock options of the Company held by various persons were cancelled on August 10, 2009. Mr. Thachuk was appointed as a director and the Chairman, CEO, CFO, Secretary and Treasurer of Coronus, with Mr. Burgert continuing to hold the office of President of Coronus.

The transfer of the 2,025,000 (post stock forward split) common shares of the Company held by Mr. Thachuk to Mr. Burgert was treated, as a contribution by Mr. Thachuk, as part of the consideration for the acquisition of Coronus. Accordingly, a total of 4,025,000 common shares was determined as the consideration for the acquisition.

The Company has engaged Mr. Burgert as a consultant, and in consideration for this engagement, granted to Mr. Burgert an aggregate of 350,000 (post stock forward split) options exercisable at a price of $0.065 per share. Additionally, the 9,050,000 (post stock forward split) common shares of the Company that are now collectively held between Messrs. Thachuk and Burgert have been placed into voluntary escrow, to be released to each of them on the basis of one common share each for each $0.50 earned in revenue by the Company on a consolidated basis.

On November 3, 2009, the Company carried out a 2 for 1 forward stock split of the Company’s issued and outstanding shares of common stock.  These consolidated financial statements of the Company have been restated to reflect the 2 for 1 stock forward split.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 2 – Basis of Presentation – Going Concern Uncertainties

The Company is considered a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ("ASC") Topic 915 “Development Stage Entities”. The accompanying unaudited consolidated interim financial statements have been prepared in conformity with generally accepted accounting principles in United States, which contemplate continuation of the Company as a going concern.  However, the Company has limited operations and has sustained operating losses in recent years resulting in an accumulated deficit. In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

The Company's ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. Management plans to obtain additional financing through the issuance of shares, in order to allow the Company to complete its development phase and commence earning revenue. These financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities other than in the normal course of business.

The Company will seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

Information on the Company’s working capital and deficit is:

	September 30,	March 31,
	2010	2010

Working capital (deficiency)	$(250,293)	$(195,010)
Deficit	1,251,656	1,174,823

Note 3 - Basis of Presentation

The accompanying unaudited consolidated interim financial statements have been prepared in accordance with the instruction from Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and notes normally provided in the audited financial statements and should be read in conjunction with the Company’s audited consolidated financial statements for fiscal year ended March 31, 2010 filed with the United States Securities and Exchange Commission. The result of operations for the interim periods presented is not necessarily indicative of the results to be expected for the full year.

The accompanying unaudited consolidated interim balance sheets, statements of operations and comprehensive loss, stockholders’ equity and cash flows reflected all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary for a fair presentation of the financial position of the Company, at September 30, 2010, and the results of operations and cash flows for the six months ended September 30, 2010, and for the period from December 3, 2001 (Date of Commencement) to September 30, 2010.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 4 - Accounting Pronouncements Adopted During the Period

(i) Transfers of Financial Assets

On April 1, 2010, the Company adopted FASB ASC Topic 860, “Transfers and Servicing”. ASC Topic 860 requires additional disclosures about the transfer and derecognition of financial assets. The adoption of the standard did not have a material impact on the Company.

(ii) Consolidation of Variable Interest Entities

On April 1, 2010, the Company adopted FASB issued ASC Topic 810, “Consolidation”, which improves financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. The adoption of ASC Topic 810, “Consolidation” did not have a material impact on the Company’s financial condition, results of operations and cash flows.

(iii) Multiple-Deliverable Revenue Arrangements

On April 1, 2010, the Company adopted ASC Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements” (“ASC 2009-13”) on a prospective basis.  ASC 2009-13, amends existing revenue recognition accounting pronouncements that are currently within the scope of FASB Accounting Standards Codification, or ASC, Subtopic 605-25, (previously included within EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables).  This consensus provides for two significant changes to the existing multiple element revenue recognition guidance.  First, this guidance deletes the requirement to have objective and reliable evidence of fair value for undelivered elements in an arrangement and will result in more deliverables being treated as separate units of accounting.  The second change modifies the manner in which the transaction consideration is allocated across the separately identified deliverables.

These changes may result in entities recognizing more revenue up-front, and entities will no longer be able to apply the residual method and defer the fair value of undelivered elements. Upon adoption of these new rules, each separate unit of accounting must have a selling price, which can be based on management’s estimate when there is no other means to determine the fair value of that undelivered item, and the arrangement consideration is allocated based on the elements’ relative selling price.  The adoption of this new standard did not have a material impact on the financial statements.

(iv) Certain Arrangements that Include Software Elements

On April 1, 2010, the Company adopted ASC No. 2009-14, Applicability of SOP 97-2 to Certain Arrangements that Include Software Elements (formerly EITF Issue No. 09-3, Certain Revenue Arrangements that Include Software Elements), which amends the existing accounting guidance for how entities account for arrangements that include both hardware and software, which typically resulted in the sale of hardware being accounted for under the software revenue recognition rules. This accounting guidance changes revenue recognition for tangible products containing software elements and non-software elements. The tangible element of the product is always outside of the scope of the software revenue recognition rules, and the software elements of tangible products when the software element and non-software elements function together to deliver the product’s essential functionality are outside of the scope of the software rules. As a result, both the hardware and qualifying related software elements are excluded from the scope of the software revenue guidance and accounted for under the revised multiple-element revenue recognition guidance. The adoption of this new standard did not have a material impact on the financial statements.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 4 - Accounting Pronouncements Adopted During the Period - Continued

(v) Improving Disclosures About Fair Value Measurements

On April 1, 2010, the Company adopted ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements”.  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e., present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and requires disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The adoption of this new standard did not have a material impact on the financial statements.

Note 5 - New Accounting Pronouncements

(i) Derivatives and Hedging - Scope Exception Related to Embedded Credit Derivatives

In March 2010, the FASB issued ASU 2010-11, Derivatives and Hedging (Topic 815) – Scope Exception Related to Embedded Credit Derivatives. This ASU removes a scope exception, and an entity that has a beneficial interest in securitized financial assets that includes a credit derivative feature must evaluate that feature for bifurcation from the host financial asset in accordance with the guidance at ASC 815. ASU 2010-11 is effective at the beginning of a reporting entity's first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of an entity's first fiscal quarter beginning after March 5, 2010. The Company does not expect that the adoption of ASU 2010-11 will have a material impact on its financial position, results of operations, or cash flows.

(ii) Compensation - stock compensation

ASU No. 2010-13 was issued in April 2010, and clarified the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted.

(iii) Fair Value Measurements and Disclosures

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on our financial statements.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 5 - New Accounting Pronouncements - Continued

(iv) Amendments to Certain Recognition and Disclosure Requirements

In February 2010, the  FASB issued ASC No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements”, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events.  ASC No. 2010-09 is effective for its fiscal quarter beginning after 15 December 2010.  The adoption of ASC No. 2010-09 is not expected to have a material impact on the Company’s financial statements.

(v) Acquired Loans with Credit Deterioration

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

(vi) Revenue Recognition

In April 2010, the FASB issued an amendment to ASC 605, Revenue Recognition, to provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. This amendment to ASC 605 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. This amendment is not expected to have a material impact for the Company.

(vii) Disclosures about Credit Quality of Financing Receivables and the Allowance for Credit Losses

In July 2010, the FASB issued ASU 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. ASU 2010-20 amends Topic 310 to provide greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. The new disclosures as of the end of the reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The new disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The adoption of ASU 2010-20 will not have a material effect on the Company’s results from operations or financial position as it only impacts the required disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 6 – Earnings (Loss) per Share

Basic earnings or loss per share is based on the weighted average number of shares outstanding during the period of the financial statements. Diluted earnings or loss per share are based on the weighted average number of common shares outstanding and dilutive common stock equivalents. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value, when applicable. Diluted loss per share has not been presented as the effect on basic loss per share would be anti-dilutive. Potentially dilutive securities include options that are disclosed in Note 11.

Note 7 - Acquisition of Coronus

On November 2, 2009, the Company completed the acquisition of all the issued and outstanding shares of Coronus Energy Corp. (“Coronus") through the issuance of 2,000,000 common shares of the Company, at a deemed value of $0.025 per share.  Under the Share Purchase Agreement, 2,025,000 common shares of Coronus Solar Inc. held by Mr. Jeff Thachuk, President of the Company, were transferred to Mr. Mark Burgert, the sole principal of Coronus, for $1. The transfer of these common shares was treated, as a contribution by Mr. Jeff Thachuk, as part of the consideration for the acquisition. Accordingly, the value of the transferred shares has been included in the additional paid in capital of the Company and a total of 4,025,000 common shares was determined as the consideration for the acquisition.

The acquisition was treated as an acquisition of assets rather than a business combination because Coronus does not constitute a business according to the definition of business under FASB ASC Topic 805 “Business Combinations”.  The acquisition is accounted for by the acquisition method based on the fair value of the assets acquired, which is more clearly evident and more reliably measurable compared to the consideration given.

There were no liabilities assumed during the acquisition.  The fair value of the identifiable assets acquired as of the date of the acquisition was as follows:

Assets acquired
Current asset	$138
Intangible asset	21,500
$21,638

Consideration payable by shares (1)	21,638

(1) The fair value of the net assets acquired was $21,638 and was considered the fair value of the aggregate of the 2,000,000 shares of common stock issued and 2,025,000 shares of common stock transferred by Mr. Jeff Thachuk to Mr. Mark Burgert.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 8 - Equipment

Equipment at September 30, 2010 and March 31, 2010 was summarized as follows:

		Accumulated	Net book
September 30, 2010	Cost	depreciation	value

Office equipment	$1,332	$1,124	$208
Computer equipment	1,020	957	63
	$2,352	$2,081	$271

		Accumulated	Net book
March 31, 2010	Cost	depreciation	value

Office equipment	$1,351	$1,117	$234
Computer equipment	1,034	959	75
	$2,385	$2,076	$309

Note 9 - Intangible Assets

The Business Plan was acquired through the acquisition of Coronus Energy Inc. on November 2, 2009. The capital cost was amortized over 3 years.

Intangible assets at September 30, 2010 and March 31, 2010 were summarized as follows:

		Accumulated		Net book
September 30, 2010	Cost	amortization	Write-off	value

Business plan	21,500	6,570	-	14,930

		Accumulated			Net book
March 31, 2010	Cost	amortization	Write-off		value

Trademark	$374	$95		$279	$-
Business plan	21,500	2,986		-	18,514
	$21,500	$2,986	$		$18,514

Note 10 - Loan From A Shareholder

Loan from a shareholder represents a series of loans from a director and shareholder of the Company which are unsecured and due on demand.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 10 - Loan From A Shareholder - Continued

Effective April 1, 2010, the loan from a shareholder of $154,096 at March 31, 2010 accrues interest at the annual rate of 4%. As in the past, the loan is unsecured and due on demand.

During the period ended September 30, 2010, the shareholder lent the Company a further CND $89,500 and USD $6,600 for working capital. The additional loan is unsecured and due on demand, and accrues interest at the annual rate of 4%.

At September 30, 2010, the Company has accrued interest payable of $3,805.

Note 11 - Stockholders’ Equity

(a) Common Stock

On December 5, 2001, the Company (i) issued 6,750,000 common shares for cash to the founder and sole director of the Company at $0.0002 per share; (ii) issued 75,000 common shares for service to a party related to the founder of the Company at $0.0525 per share; and (iii) issued 300,000 common shares for cash to the sole director of the Company pursuant to a private placement at $0.0525 per share. The Company recorded the 6,750,000 shares issued to the founder at fair value at $0.0525 per share and recorded a stock based compensation of $352,337.

For the fiscal year ended March 31, 2003, the Company issued (i) 235,294 units for cash at $0.055 per unit for total proceeds of $12,916; (ii) issued 500,004 common shares for cash at $0.0725 per share for total proceeds of $36,326; (iii) issued 235,294 common shares upon the exercise of warrants for cash at $0.055 per share for total proceeds of $12,916; and (iv) issued 22,222 common shares for the settlement of debt at $0.0725 per share for the total debt of $1,615. In connection with the above unit issuance, each unit consisted of one common share and one share purchase warrant with an exercise price at $0.055 per share. The Company adopted the residual approach and allocated the total proceeds to the common shares and $nil to the share purchase warrants.

For the fiscal year ended March 31, 2004, the Company (i) issued 500,006 common shares for cash at $0.0835 per share for total proceeds of $41,644; and (ii) issued 66,666 common shares for the settlement of the debt at $0.0835 for the total debt of $5,552.

For the fiscal year ended March 31, 2005, the Company (i) issued 1,200,000 units for cash at $0.039 per unit for total proceeds of $47,054; and (ii) issued 1,910,000 common shares for cash at $0.039 per share for total proceeds of $74,895. Each unit consisted of one common share and one share purchase warrant with an exercise price at $0.039 per share. The Company adopted the residual approach and allocated the total proceeds to the common stocks and $nil to the share purchase warrants.

For the fiscal year ended March 31, 2006, the Company (i) issued 300,000 common shares at $0.042 per share pursuant to the exercise of warrants for total proceeds of $12,578; and (ii) issued 395,600 common shares at $0.042 per share for the settlement of debt of $16,586.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 11 - Stockholders’ Equity - Continued

(a) Common Stock - Continued

For the fiscal year ended March 31, 2007, the Company issued 1,000,000 common shares for cash at $0.044 per share for total proceeds of $43,948.

For the fiscal year ended March 31, 2008, the Company issued 52,500 common shares at $0.0485 per share for the settlement of debt of $2,548.

On November 2, 2009, the Company issued 2,000,000 common shares in connection with the acquisition of all the issued and outstanding shares of Coronus at a deemed value of $0.025 per share.  These shares were recorded, proportionately with the shares transferred by Mr. Jeff Thachuk to Mr. Mark Burgert, based on the fair value of the assets acquired.

As at September 30, 2010, 8,550,000 shares were restricted shares.

(b) Stock Options

Since inception, the Company has entered into various stock option agreements with its directors, employees and consultants.

On August 10, 2009, 905,000 stock options were cancelled pursuant to the Share Purchase Agreement among Coronus Solar Inc., Coronus Energy Corp., Jeff Thachuk, Mark Burgert, Raven Kopelman, David Holmes, Kenneth Bogas, and John Omielan.

On November 2, 2009, the Company issued stock options to Mark Burgert to acquire (i) 150,000 shares of common stock at an exercise price of $0.065 per share until April 22, 2015, and (ii) 200,000 shares of common stock at an exercise price of $0.065 per share until March 31, 2016.

The fair value of each option granted for the year ended March 31, 2010 has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year ended
March 31, 2010

Expected volatility	104.05%
Risk-free interest rate	2.33% - 3.00%
Expected life	5.5 years - 6.4 years
Dividend yield	0.00%

The estimated fair value of the options granted during the year ended March 31, 2010 was $0.076 per share. The Company recorded a total of $nil (2009: $nil) in stock based compensation expenses for the six months ended September 30, 2010.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 11 - Stockholders’ Equity – Continued

(b) Stock Options - Continued

Changes in stock options for the period ended September 30, 2010 and year ended March 31, 2010 are summarized as follows:

	Options Outstanding
		Weighted
		average
	Number of	exercise
	shares	price

Balance, March 31, 2009	1,300,000	$0.065
Issued	350,000	0.065
Cancelled	(905,000)	0.065
Balance, September 30, 2010 and March 31, 2010	745,000	$0.065

The Company has the following options outstanding and exercisable at September 30, 2010:

	Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	September 30,	Contractual	Exercise	September 30,	Exercise
Prices	2010	Life (Years)	Price	2010	Price

$ 0.065	740,000	5.15	$ 0.065	740,000	$ 0.065
0.105	5,000	1.61	0.105	5,000	0.105
$ 0.065 - $0.105	745,000	5.13	$ 0.065	745,000	$ 0.065

The Company has the following options outstanding and exercisable at March 31, 2010:

	Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	March 31,	Contractual	Exercise	March 31,	Exercise
Prices	2010	Life (Years)	Price	2010	Price

$ 0.065	740,000	5.90	$ 0.065	740,000	$ 0.065
0.105	5,000	2.36	0.105	5,000	0.105
$ 0.065 - $0.105	745,000	5.88	$ 0.065	745,000	$ 0.065

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in U.S. Dollars)
Six Months Ended September 30, 2010
(Unaudited)

Note 12 - Contingent Liabilities

Management of the Company has opted for the Company to self-insure against business and liability risks rather than purchase third party insurance coverage. Consequently the Company is exposed to financial losses or failure as a result of these risks.

Note 13 - Related Party Transactions

During the three and six months ended September 30, 2010, the Company paid $385 (2009: $717) and $774 (2009: $1,060) in director fees to the directors of the Company.

During the three and six months ended September 30, 2010, $8,661 (2009: $8,187) and $17,419 (2009: $15,898) of management fees were forgiven by a director of the Company and credited to the additional paid-in capital respectively.

During the period ended September 30, 2010, included in accounts payable, $958 (March 31, 2010: $972) was owed to a director of the Company and $3,805 (March 31, 2010: $nil) was accrued as interest payable for loan from a director of the Company.

During the period ended September 30, 2010, the director and shareholder to whom the Company was indebted regarding the loan from a shareholder, lent the Company an additional USD $91,386 for working capital. The additional USD $91,386 loan was unsecured, due on demand and bearing an interest of 4% per annum.

Note 14 – Commitments

On August 25, 2010, Coronus, the Company's wholly-owned subsidiary, entered into a Vacant Land Purchase Agreement to acquire a 280 acre parcel of vacant land, situated in Vidal, County of San Bernardino, California. The total purchase price is $240,000. A deposit of $1,000 was paid and the balance was payable on November 30, 2010. On November 30, 2010, the balance payable was extended to December 31, 2010, in return for Coronus paying the seller $1,631 (equivalent to 8% per annum interest rate, over 31 days, based on the purchase price). On December 19, 2010, the balance payable was extended to January 31, 2011, in return for Coronus paying the seller $1,631 (equivalent to 8% per annum interest rate, over 31 days, based on the purchase price).

On August 28, 2010, Coronus, the Company's wholly-owned subsidiary, entered into a Vacant Land Purchase Agreement to acquire a 30 acre parcel of vacant land, situated east of Twentynine Palms, in the County of San Bernardino, California. The total purchase price is $32,000. A non-refundable deposit of $1,000 was paid and the balance was payable on November 30, 2010. On November 30, 2010, the balance payable was extended to December 29, 2010, in return for Coronus placing an additional $1,000, non-refundable deposit into escrow. On December 21, 2010, the balance payable was extended to January 21, 2011, in return for Coronus placing an additional $1,000, non-refundable deposit into escrow.

Chang Lee LLP
Chartered Accountants

505 – 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel:  604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

CORONUS SOLAR INC.
(A development stage company)

We have audited the consolidated balance sheets of Coronus Solar Inc. (“the Company”) (a development stage company) as at March 31, 2010 and 2009 and the related consolidated statements of stockholders’ equity, operations and comprehensive loss and cash flows for the years then ended and for the period cumulative from inception December 3, 2001 (inception) to March 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at March 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended and for the period cumulative from inception on December 3, 2001 to March 31, 2010 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has losses from operations since its inception and has a working capital deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	CHANG LEE LLP
June 23, 2010	Chartered Accountants

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS
(Expressed in US Dollars)

	March 31,	March 31,
	2010	2009

ASSETS
CURRENT
Cash and cash equivalents	$1,294	$6,883
Goods and services tax receivable	1,498	3,111
Prepaid Expenses and deposit	638	1,706

TOTAL CURRENT ASSETS	3,430	11,700

EQUIPMENT (Note 5)	309	322

WEBSITE DEVELOPMENT COSTS (Note 6)	-	3,743

INTANGIBLE ASSET (Note 7)	18,514	256

TOTAL ASSETS	$22,253	$16,021

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$44,344	$10,385
Loan from a shareholder (Note 8)	154,096	86,494

TOTAL CURRENT LIABILITIES	198,440	96,879

STOCKHOLDERS’ DEFICIENCY
SHARE CAPITAL (Note 9)
Authorized:
Unlimited voting common shares without par value
Issued and outstanding:
15,542,586 (March 31, 2009: 13,542,586) common shares	692,751	681,999

ADDITIONAL PAID IN CAPITAL	329,122	254,080

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	(23,237)	2,706

DEFICIT, accumulated during the development stage	(1,174,823)	(1,019,643)

TOTAL STOCKHOLDERS’ (DEFICIENCY)	(176,187)	(80,858)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY)	$22,253	$16,021

CONTINGENT LIABILITIES (Note 10)
GOING CONCERN (Note 2)

(See accompanying notes to the financial statements)

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in U.S. Dollars)

			Cumulative from
			inception
	Years ended March 31,		(December 3, 2001) to
	2010	2009	March 31, 2010

REVENUE	$249	$675	$1,751

EXPENSES
Amortization	4,169	5,823	38,690
Consulting fee	-	-	20,928
Interest on shareholder loan	4,997	2,228	9,979
Interest and bank charges	2,497	1,932	10,620
Office and miscellaneous	13,196	4,389	29,930
Professional fees	70,105	64,861	193,864
Repairs and maintenance	-	-	869
Salaries and wages	33,156	33,292	347,193
Stock based compensation	26,144	55,180	492,309
Telephone and utilities	1,369	1,224	10,857
Advertising and promotion	1,514	4,623	8,922
Write down in website development costs	3,245	-	17,390
Write-off trademark cost	279	-	279

	160,671	173,552	1,181,830

OTHER INCOME
Interest income	17	14	31
Debt forgiven	5,225	-	5,225

	5,242	14	5,256

NET LOSS FOR THE PERIOD	(155,180)	(172,863)	(1,174,823)

CURRENCY TRANSLATION ADJUSTMENT	(25,783)	10,232	(23,077)

COMPREHENSIVE LOSS FOR THE PERIOD	$(180,963)	$(162,631)	$(1,197,900)

Basic and diluted loss per share	$(0.01)	$(0.01)

Weighted average number of common shares
outstanding - basic and diluted	14,359,024	13,542,586

(See accompanying notes to the financial statements)

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
December 3, 2001 (inception) to March 31, 2010
(Expressed in U.S. Dollars)

				DEFICIT	ACCUMULATED
				ACCUMULATED	OTHER	TOTAL
			ADDITIONAL	DURING	COMPREHENSIVE	STOCKHOLDERS’
	COMMON		PAID-IN	DEVELOPMENT	INCOME	EQUITY
	SHARES	AMOUNT	CAPITAL	STAGE	(LOSS)	(DEFICIENCY)

Stock issued for service at $0.0525 per share
on December 5, 2001	75,000	3,931	-	-	-	3,931
Stock issued for cash at $0.0002 per share
on December 5, 2001, revalued at $0.0525 per share	6,750,000	353,767	-	-	-	353,767
Stock issued for cash at $0.0525 per share
on December 5, 2001	300,000	15,722	-	-	-	15,722
Stock-based compensation on 75,000 options granted	-	-	6,026	-	-	6,026
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	(9)	(9)
(Loss) for the period	-	-	-	(376,277)	-	(376,277)

Balance, March 31, 2002	7,125,000	373,420	6,026	(376,277)	(9)	3,160

Stock issued for cash at $0.055 per share
on April 5, 2002	235,294	12,916	-	-	-	12,916
Stock issued for cash at $0.0725 per share
on June 18, 2002	88,890	6,458	-	-	-	6,458
Exercise of warrants at $0.055 per share
on August 15, 2002	235,294	12,916	-	-	-	12,916
Stock issued for cash at $0.0725 per share
on December 16, 2002	44,444	3,229	-	-	-	3,229
on January 10, 2003	44,446	3,229	-	-	-	3,229
on January 21, 2003	88,890	6,458	-	-	-	6,458
on March 7, 2003	205,690	14,944	-	-	-	14,944
on March 13, 2003	27,644	2,008	-	-	-	2,008
Stock issued for debt at $0.0725 per share
on January 15, 2003	22,222	1,615	-	-	-	1,615
Imputed interest from shareholder loan	-	-	340	-	-	340
Stock-based compensation on 25,000 options granted	-	-	1,957	-	-	1,957
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	197	197
(Loss) for the year	-	-	-	(67,360)	-	(67,360)

Balance, March 31, 2003	8,117,814	437,194	8,323	(443,637)	188	2,068

Stock issued for cash at $0.0835 per share
on April 2, 2003	88,890	7,403	-	-	-	7,403
on May 13, 2003	44,446	3,702	-	-	-	3,702
on May 21, 2003	44,446	3,702	-	-	-	3,702
on June 23, 2003	133,334	11,105	-	-	-	11,105
on August 1, 2003	44,444	3,702	-	-	-	3,702
on August 6, 2003	44,446	3,702	-	-	-	3,702
on October 24, 2003	50,000	4,164	-	-	-	4,164
on November 18, 2003	50,000	4,164	-	-	-	4,164
Stock issued for debt at $0.0835 per share
on April 15, 2003	22,222	1,851	-	-	-	1,851
on July 15, 2003	22,222	1,851	-	-	-	1,851
on October 15, 2003	22,222	1,851	-	-	-	1,851
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	(265)	(265)
(Loss) for the year	-	-	-	(63,056)	-	(63,056)

Balance, March 31, 2004	8,684,486	484,390	8,323	(506,693)	(77)	(14,057)

Stock issued for cash at $0.039 per share
on June 15, 2004	1,200,000	47,054	-	-	-	47,054
on June 30, 2004	400,000	15,685	-	-	-	15,685
on December 17, 2004	1,510,000	59,210	-	-	-	59,210
Forgiveness of debt by a director and shareholder	-	-	3,921	-	-	3,921
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	(12,847)	(12,847)
(Loss) for the year	-	-	-	(65,452)	-	(65,452)

(See accompanying notes to the financial statements)

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
December 3, 2001 (inception) to March 31, 2010
(Expressed in U.S. Dollars)

				DEFICIT	ACCUMULATED
				ACCUMULATED	OTHER	TOTAL
			ADDITIONAL	DURING	COMPREHENSIVE	STOCKHOLDERS’
	COMMON		PAID-IN	DEVELOPMENT	INCOME	EQUITY
	SHARES	AMOUNT	CAPITAL	STAGE	(LOSS)	(DEFICIENCY)

Balance, March 31, 2005	11,794,486	606,339	12,244	(572,145)	(12,924)	33,514

Exercise of warrants at $0.042 per share
on July 28, 2005	200,000	8,385	-	-	-	8,385
on September 14, 2005	100,000	4,193	-	-	-	4,193
Stock issued for debt at $0.042 per share
on March 15, 2006	395,600	16,586	-	-	-	16,586
Forgiveness of debt by a director and shareholder	-	-	34,798	-	-	34,798
Imputed interest from shareholder loan	-	-	350	-	-	350
Stock-based compensation on 450,000 options granted	-	-	31,972	-	-	31,972
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	1,059	1,059
(Loss) for the year	-	-	-	(112,773)	-	(112,773)

Balance, March 31, 2006	12,490,086	635,502	79,364	(684,918)	(11,865)	18,083

Stock issued for cash at $0.044 per share
on November 24, 2006	600,000	26,369	-	-	-	26,369
on December 7, 2006	400,000	17,579	-	-	-	17,579
Forgiveness of debt by a director and shareholder	-	-	31,643	-	-	31,643
Imputed interest from shareholder loan	-	-	939	-	-	939
Stock-based compensation on 100,000 options granted	-	-	7,932	-	-	7,932
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	(108)	(108)
(Loss) for the year	-	-	-	(65,430)	-	(65,430)

Balance, March 31, 2007	13,490,086	679,450	119,877	(750,348)	(11,973)	37,006

Stock issued for debt at $0.0485 per share
on May 4, 2007	52,500	2,548	-	-	-	2,548
Forgiveness of debt by a director and shareholder	-	-	34,950	-	-	34,950
Imputed interest from shareholder loan	-	-	1,126	-	-	1,126
Stock-based compensation on 100,000 options granted	-	-	8,787	-	-	8,787
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	4,447	4,447
(Loss) for the year	-	-	-	(96,432)	-	(96,432)

Balance, March 31, 2008	13,542,586	681,999	164,740	(846,780)	(7,526)	(7,567)

Forgiveness of debt by a director and shareholder	-	-	31,932	-	-	31,932
Imputed interest from shareholder loan	-	-	2,228	-	-	2,228
Stock-based compensation	-	-	55,180	-	-	55,180
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	10,232	10,232
(Loss) for the year	-	-	-	(172,863)	-	(172,863)

Balance, March 31, 2009	13,542,586	681,999	254,080	(1,019,643)	2,706	(80,858)

Stock issued for acquisition of Coronus Energy Corp.
on November 2, 2009	2,000,000	10,752	10,886	-	-	21,638
Forgiveness of debt by a director and shareholder	-	-	33,015	-	-	33,015
Imputed interest from shareholder loan	-	-	4,997	-	-	4,997
Stock-based compensation	-	-	26,144	-	-	26,144
Comprehensive income (loss):
Currency translation adjustment	-	-	-	-	(25,943)	(25,943)
(Loss) for the period	-	-	-	(155,180)	-	(155,180)

Balance, March 31, 2010	15,542,586	$692,751	$329,122	$(1,174,823)	$(23,237)	$(176,187)

(See accompanying notes to the financial statements)

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)

			Cumulative from
			inception
	Years ended March 31,		(December 3, 2001) to
	2010	2009	March 31, 2010

OPERATING ACTIVITIES
Net (loss) for the period	$(155,180)	$(172,863)	$(1,174,823)
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization	4,169	5,823	38,690
Foreign exchange gain/loss	266	27	(23,430)
Forgiveness of debt	38,240	31,932	175,484
Imputed interests	4,997	2,228	9,979
Share issued for services / debts	-	-	26,301
Stock based compensation	26,144	55,180	492,309
Write down of website development costs	3,245	-	17,390
Write-off trademark cost	279	-	279
Changes in non-cash working capital:
Goods and service tax receivable	2,200	1,617	(301)
Prepaid expenses	1,371	4,977	13,725
Accounts payables and accrued liabilities	24,831	7,863	34,208

NET CASH USED IN OPERATING ACTIVITIES	(49,438)	(63,216)	(390,189)

INVESTING ACTIVITIES
Equipment	-	-	(1,871)
Website development costs	-	-	(44,393)
Intangible asset	-	-	(369)

NET CASH USED IN INVESTING ACTIVITIES	-	-	(46,633)

FINANCING ACTIVITIES
Issuance of common shares	-	-	299,431
Loan from a shareholder	43,562	70,960	138,960

NET CASH FROM FINANCING ACTIVITIES	43,562	70,960	438,391

EFFECT OF EXCHANGE RATE ON CASH	287	(835)	(275)

NET INCREASE (DECREASE) IN CASH	(5,589)	6,909	1,294

CASH AND CASH EQUIVALENTS
(BANK INDEBTEDNESS) - Beginning of Period	6,883	(26)	-

CASH AND CASH EQUIVALENTS - End of Period	$1,294	$6,883	$1,294

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest expense	$419	$-	$646
Taxes	$-	$-	$-

NON-CASH FINANCING ACTIVITIES
Issuance of common shares for acquisition of	$21,638	$-	$21,638
Coronus Energy Corp.
Establishment of intangible asset through acquisition	$21,500	$-	$21,500
of Coronus Energy Corp.

(See accompanying notes to the financial statements)

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 1 – Nature of Operations

Coronus Solar Inc. (“the Company”) was incorporated under the Canada Business Corporations Act on December 3, 2001 under the name “The LectureNet Learning Corporation” and was registered extra-provincially in the Province of British Columbia on January 24, 2002. The name of the Company was changed to InsightfulMind Learning, Inc. effective August 26, 2002 and was further changed to Coronus Solar Inc. on November 3, 2009.

The Company’s intention is to deploy and operate utility-scale solar power systems in the State of California, U.S.A. The Company is located in the City of Vancouver, Province of British Columbia, Canada.

On November 2, 2009, the Company completed an agreement (the “Share Purchase Agreement”) to acquire all of the issued and outstanding shares of Coronus Energy Corp. (“Coronus”), a start-up stage company founded to deploy and operate utility-scale solar power systems in the State of California. Under the Share Purchase Agreement, the Company acquired all of the outstanding shares of Coronus in exchange for 2,000,000 (post stock forward split) common shares of the Company, at a deemed value of $0.025 per share.

Under the Share Purchase Agreement, 2,025,000 (post stock forward split) common shares of the Company held by Mr. Jeff Thachuk, President of the Company, were transferred to Mr. Mark Burgert, the sole principal of Coronus, for $1, on August 19, 2009 and an aggregate of 905,000 (post stock forward split) stock options of the Company held by various persons were cancelled on August 10, 2009. Mr. Thachuk was appointed as a director and the Chairman, CEO, CFO, Secretary and Treasurer of Coronus, with Mr. Burgert continuing to hold the office of President of Coronus.

The Company has engaged Mr. Burgert as a consultant, and in consideration for this engagement, granted to Mr. Burgert an aggregate of 350,000 (post stock forward split) options exercisable at a price of $0.065 per share. Additionally, the 9,050,000 (post stock forward split) common shares of the Company that are now collectively held between Messrs. Thachuk and Burgert have been placed into voluntary escrow, to be released to each of them on the basis of one common share each for each $0.50 earned in revenue by the Company on a consolidated basis.

On November 3, 2009, the Company carried out a 2 for 1 forward stock split of the Company’s issued and outstanding shares of common stock.  These consolidated financial statements of the Company have been restated to reflect the 2 for 1 stock forward split.

Note 2 – Basis of Presentation – Going Concern Uncertainties

The Company is considered a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ("ASC") Topic 915 “Development Stage Entities”. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in United States, which contemplate continuation of the Company as a going concern.  However, the Company has limited operations and has sustained operating losses in recent years resulting in an accumulated deficit. In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements, and the success of its future operations.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 2 – Basis of Presentation – Going Concern Uncertainties - Continued

The Company’s ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. Management plans to obtain additional financing through the issuance of shares, in order to allow the Company to complete its development phase and commence earning revenue. These financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities other than in the normal course of business.

The Company will seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

Information on the Company’s working capital and deficit is:

	March 31,
	2010	2009
Working capital (deficit)	$(195,010)	$(85,179)
Deficit	1,174,823	1,019,643

Note 3 – Summary of Significant Accounting Policies

(a) Principles of consolidation

The accompanying consolidated financial statements include the accounts of Coronus Solar Inc. and its 100% owned subsidiary, Coronus Energy Corp. (collectively, the “Company”). All significant inter-company transactions and accounts have been eliminated in consolidation.

(b) Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, ("US GAAP") and are expressed in U.S. dollars.

(c) Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from the estimates.  Areas requiring significant management estimates relate to determination of useful life of long-lived assets and intangible assets, fair value of stock-based compensation, and valuation allowance for future income tax assets.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 3 – Summary of Significant Accounting Policies - Continued

(d) Foreign currency translation and transactions

Coronus Solar Inc.’s functional currency is Canadian dollars and Coronus Energy Corp.’s functional currency is US dollars. Transactions in other currencies are recorded in Canadian and US dollars at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into Canadian and US dollars at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the statements of operations.

The Company has chosen U.S. dollars as its reporting currency. Coronus Solar Inc.’s assets and liabilities are translated into the reporting U.S. dollars at exchange rates at the balance sheet date, equity accounts are translated at historical exchange rate and revenues and expenses are translated by using the average exchange rates. Accumulated translation adjustments are reported as a separate component of other comprehensive income (loss) in the statement of stockholders’ equity (deficiency).

(e) Cash and cash equivalents

Cash and cash equivalents are highly liquid investments, such as cash on hand and term deposits with major financial institutions, having a term to maturity of three months or less at the date of acquisition that are readily convertible to known amounts of cash. As at March 31, 2010 and 2009, there were no cash equivalents.

(f) Equipment

Equipment is recorded at cost less accumulated amortization. Equipment is amortized over estimated useful lives using the following rates and methods:

Office equipment	20%	declining balance method
Computer equipment	30%	declining balance method
Computer software	100%	declining balance method

Amortization is provided at one half of the stated rates in the year of acquisition.

(g) Concentration of credit risk

The Company places its cash and cash equivalents with high credit quality financial institutions. At March 31, 2010, the Company had $nil (2009 - $nil) in a bank beyond insured limits.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 3 – Summary of Significant Accounting Policies - Continued

(h) Website development costs

Website development costs were for the development of the Company’s corporate website and web-based courses. These costs were capitalized when acquired or developed, and installed, and were amortized over their estimated useful life of three years on a straight line basis. The Company accounted for these costs in accordance with Accounting Standards Codification ("ASC") Topic 350-50, Intangibles - Goodwill and Other - Website Development Costs, which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of websites. Amortization expense totaled to $1,081 (2009: $5,681) for the year ended March 31, 2010.

The Company’s website development was substantially completed in 2005 and was enhanced in 2008. The capitalized cost was amortized over 3 years. The balance of the website development costs were written off upon the acquisition of Coronus due to the change of the Company’s business direction.

(i) Intangible assets

Intangible assets are recorded at cost and are amortized on a straight-line basis over the period of their useful life.

On January 8, 2008, the Company obtained the registered trademark “MathNote” from the United States Patent and Trademark Office. The trademark was recorded at cost less accumulated amortization and was amortized over its estimated useful life of 10 years. The balance of the trademark was written off on November 2, 2009 upon the acquisition of Coronus due to the change of the Company’s business direction.

On November 2, 2009, the Company, through the acquisition of Coronus, obtained a business plan to deploy and operate utility-scale solar power systems in the State of California, U.S.A.  The business plan was recorded at fair value on the acquisition date and was amortized over its estimated useful life of 3 years.

On April 1, 2009, the Company adopted ASC Topic 350-30, Intangibles - Goodwill and Other - General Intangibles Other Than Goodwill. ASC Topic 350-30 amends the factors that should be considered in developing assumptions about renewal or extension used in estimating the useful life of a recognized intangible asset. This standard is intended to improve the consistency between the useful life of a recognized intangible asset under ASC Topic 350 and the period of expected cash flows used to measure the fair value of the asset under ASC Topic 805-10, Business Combinations - Overall and other GAAP. The measurement provisions of this standard applied only to intangible assets acquired after the effective date.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 3 – Summary of Significant Accounting Policies - Continued

(j) Impairment of long lived assets

Long-lived assets of the Company are reviewed for impairment whenever events or changes in circumstances indicate that their carrying value has become impaired, in accordance with the guidance established in ASC Topic 360-10, Property, Plant and Equipment - Overall. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss to be recorded is calculated by the excess of the asset’s carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis.

(k) Asset retirement obligation

The Company has adopted ASC Topic 410-20, Asset Retirement and Environmental Obligations - Asset Retirement Obligations. An asset retirement obligation is a legal obligation associated with the retirement of tangible long-lived assets that the Company is required to settle. The Company recognizes the fair value of a liability for an asset retirement obligation in the period in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability. To date, the Company has not incurred any asset retirement obligations.

(l) Advertising expenses

Advertising costs are expensed as incurred. Advertising expense for the year ended March 31, 2010 was $1,514 (2009: $4,623).

(m) Stock based compensation

The Company adopted ASC Topic 718-10, Compensation - Stock Compensation - Overall, to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC Topic 718-10 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

(n) Loss per share

Basic loss per share is calculated using the weighted average number of shares outstanding during the year. The Company has adopted ASC Topic 260-10, Earnings per Share - Overall, and uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method, the dilutive effect on loss per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the period. As the Company has incurred net losses since its inception, the stock options as disclosed in note 9 were not included in the computation of loss per share as their inclusion would be anti-dilutive.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 3 – Summary of Significant Accounting Policies - Continued

(n) Loss per share - Continued

On April 1, 2009, the Company adopted ASC Topic 260-10-45, Earnings per Share - Overall - Other Presentation Matters, which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and affects entities that accrue cash dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the awards.  ASC Topic 260-10-45 states that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends participate in undistributed earnings with common shareholders and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method.  The adoption of ASC Topic 260-10-45 does not have a material impact on the Company’s financial statements.

(o) Income taxes

The Company accounts for income taxes under the provisions of ASC Topic 740-10, Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The effect on deferred income tax assets and liabilities of a change in income tax rates is included in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

(p) Fair value of financial instruments

The estimated fair values for financial instruments under ASC Topic 825-10, Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of the Company’s financial instruments includes cash and cash equivalents, accounts payable and accrued liabilities and loan from a shareholder. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

On April 1, 2009, the Company adopted ASC Topic 820-10, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements.

ASC Topic 820-10 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 3 – Summary of Significant Accounting Policies - Continued

(p) Fair value of financial instruments – Continued

•	Level one – Quoted market prices in active markets for identical assets or liabilities;

•	Level two – Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level three – Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

The adoption of ASC Topic 820-10 has no material effect on the Company’s financial position or results of operations. The book values of cash and cash equivalents, accounts payable and accrued liabilities, and loan from a shareholder approximate their respective fair values due to the short-term nature of these instruments. The Company has no assets or liabilities that are measured at fair value on a recurring basis. There were no assets or liabilities measured at fair value on a non-recurring basis during the years ended March 31, 2010 and 2009.

On April 1, 2009, the Company adopted the ASC Topic 820-10-35, Fair Value Measurements and Disclosures - Subsequent Measurement, which addresses the application for illiquid financial instruments.  ASC Topic 820-10-35 clarifies that approaches to determining fair value other than the market approach may be appropriate when the market for a financial asset is not active.  The adoption of ASC Topic 820-10-35 does not have a material effect on the Company’s financial statements.

On April 1, 2009, the Company adopted the ASC Topic 820-10-65, Fair Value Measurements and Disclosures - Transition and Opening Effective Date. The ASC Topic 820-10-65 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. This ASC Topic 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of this ASC Topic 820-10-65 does not have a material impact on the Company’s financial statements.

On April 1, 2009, the Company adopted ASC Topic 825-10-50, Financial Instruments - Disclosures and ASC Topic 270-10, Interim Reporting - Overall to disclose about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. Adoption of ASC Topic 825-10-50 and ASC Topic 270-10 does not have a material impact on the Company’s financial statements.

On April 1, 2009, the Company adopted ASC Topic 320-10-65, Debt and Equity Securities - Overall - Transition and Open Effective Date Information. ASC Topic 320-10-65 ASC Topic 320-10-65 amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements.

ASC Topic 320-10-65 does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The adoption of this pronouncement does not have a material impact on the Company’s financial statements.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 3 – Summary of Significant Accounting Policies - Continued

(p) Fair value of financial instruments – Continued

On October 1, 2009, the Company adopted the FASB Accounting Standards Update (“ASU”) No. 2009-05 which provides additional guidance on how companies should measure liabilities at fair value and confirmed practices that have evolved when measuring fair value such as the use of quoted prices for a liability when traded as an asset. While reaffirming the existing definition of fair value, the ASU reintroduces the concept of entry value into the determination of fair value. Entry value is the amount an entity would receive to enter into an identical liability. Under the new guidance, the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer. The adoption of this new standard does not have a material impact on the financial statements.

(q) Comprehensive income (loss)

The Company accounts for comprehensive income under the provisions of ASC Topic 220-10, Comprehensive Income - Overall, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statements of Operations and Comprehensive Income (Loss). The Company’s comprehensive income (loss) consists of net earnings (loss) for the period and currency translation adjustments.

(r) Revenue recognition

Before the acquisition of Coronus on November 2, 2009, the Company’s revenue consisted of sales of internet educational courses to end-users through the Company’s website which was recognized when services were rendered and payments were received or rights to receive consideration were obtained and collection of consideration was reasonably assured.

(s) Subsequent Events

On April 1, 2009, the Company adopted ASC Topic 855, Subsequent Events. ASC Topic 855 establishes general standards of accounting for disclosing events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for selecting that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. The adoption of the standard did not have a material impact on the Company.

In February 2010, the FASB issued Accounting Standards Update No. 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. This update provides amendments to Topic 855—Subsequent Events to clarify certain recognition and disclosure requirements. The amendments in this update remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. The topic now includes the definition of SEC filer but removed the definitions of public entity.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 3 – Summary of Significant Accounting Policies - Continued

(s) Subsequent Events - Continued

All of the amendments in this update are effective upon the issuance of the final update. The adoption of FASB Accounting Standards Update No. 2010-09 did not have an effect on our consolidated financial statements.

(t) Accounting Codification

On July 1, 2009, the FASB launched the “FASB Accounting Standards Codification” (the “FASB ASC”) as the single source of authoritative non-governmental U.S. GAAP. The FASB ASC did not change current U.S. GAAP, but simplified user access to all authoritative U.S. GAAP by organizing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents were superseded and all other accounting literature not included in the FASB ASC is now considered non-authoritative. The adoption of the FASB ASC did not have an impact on the Company’s financial statements.

(u) Recent Accounting Pronouncements

(i) Transfers of Financial Assets

In June 2009, the FASB ASC Topic 860, Transfers and Servicing. ASC Topic 860 requires additional disclosures about the transfer and derecognition of financial assets. ASC Topic 860 is effective for fiscal years beginning after November 15, 2009. The adoption of the standard will not have a material impact on the Company.

(ii) Consolidation of Variable Interest Entities

In June 2009, the FASB issued ASC Topic 810, “Consolidation”, to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. This Statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company is currently assessing the impact of the adoption of ASC Topic 810 on the Company’s financial condition, results of operations and cash flows.

(iii) Multiple-Deliverable Revenue Arrangements

In September 2009, the FASB ratified ASC Update No. 2009-13, Multiple-Deliverable Revenue Arrangements (“ASC 2009-13”).  ASC 2009-13, amends existing revenue recognition accounting pronouncements that are currently within the scope of FASB Accounting Standards Codification, or ASC, Subtopic 605-25, (previously included within EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables).  This consensus provides for two significant changes to the existing multiple element revenue recognition guidance.  First, this guidance deletes the requirement to have objective and reliable evidence of fair value for undelivered elements in an arrangement and will result in more deliverables being treated as separate units of accounting.  The second change modifies the manner in which the transaction consideration is allocated across the separately identified deliverables.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 3 – Summary of Significant Accounting Policies - Continued

(iii) Multiple-Deliverable Revenue Arrangements - Continued

These changes may result in entities recognizing more revenue up-front, and entities will no longer be able to apply the residual method and defer the fair value of undelivered elements. Upon adoption of these new rules, each separate unit of accounting must have a selling price, which can be based on management’s estimate when there is no other means to determine the fair value of that undelivered item, and the arrangement consideration is allocated based on the elements’ relative selling price.  This accounting guidance is effective no later than fiscal years beginning on or after June 15, 2010 but may be early adopted as of the first quarter of an entity’s fiscal year.  Entities may elect to adopt this accounting guidance either through prospective application to all revenue arrangements entered into or materially modified after the date of adoption or through a retrospective application to all revenue arrangements for all periods presented in the financial statements.  The adoption of this new standard is not expected to have a material impact on the financial statements.

(iv) Certain Arrangements that Include Software Elements

In September 2009, the FASB ratified ASC No. 2009-14, Applicability of SOP 97-2 to Certain Arrangements that Include Software Elements (formerly EITF Issue No. 09-3, Certain Revenue Arrangements that Include Software Elements), which amends the existing accounting guidance for how entities account for arrangements that include both hardware and software, which typically resulted in the sale of hardware being accounted for under the software revenue recognition rules.  This accounting guidance changes revenue recognition for tangible products containing software elements and non-software elements.  The tangible element of the product is always outside of the scope of the software revenue recognition rules, and the software elements of tangible products when the software element and non-software elements function together to deliver the product’s essential functionality are outside of the scope of the software rules.  As a result, both the hardware and qualifying related software elements are excluded from the scope of the software revenue guidance and accounted for under the revised multiple-element revenue recognition guidance.  This accounting guidance is effective for all fiscal years beginning on or after June 15, 2010 with early adoption permitted.  Entities must adopt ASC 2009-14 and ASC 2009-13 in the same manner and at the same time.  The adoption of this new standard is not expected to have a material impact on the financial statements.

(v) Improving Disclosures About Fair Value Measurements

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e., present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and requires disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 3 – Summary of Significant Accounting Policies - Continued

(v) Improving Disclosures About Fair Value Measurements - Continued

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e., present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and requires disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.

The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements related to the purchases, sales, issuances and settlements in the rollforward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  The Company is still assessing the impact of this guidance and do not believe the adoption of this guidance will have a material impact on our financial statements.

(vi) Derivatives and Hedging - Scope Exception Related to Embedded Credit Derivatives

In March 2010, the FASB issued ASU 2010-11, Derivatives and Hedging (Topic 815) – Scope Exception Related to Embedded Credit Derivatives. This ASU removes a scope exception, and an entity that has a beneficial interest in securitized financial assets that includes a credit derivative feature must evaluate that feature for bifurcation from the host financial asset in accordance with the guidance at ASC 815. ASU 2010-11 is effective at the beginning of a reporting entity’s first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of an entity’s first fiscal quarter beginning after March 5, 2010. The Company does not expect that the adoption of ASU 2010-11 will have a material impact on its financial position, results of operations, or cash flows.

(vii) Compensation - stock compensation

ASU No. 2010-13 was issued in April 2010, and clarified the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 4 - Acquisition of Coronus

On November 2, 2009, the Company completed the acquisition of all the issued and outstanding shares of Coronus Energy Corp. (“Coronus") through the issuance of 2,000,000 common shares of the Company, at a deemed value of $0.025 per share.  Under the Share Purchase Agreement, 2,025,000 common shares of Coronus Solar Inc. held by Mr. Jeff Thachuk, President of the Company, were transferred to Mr. Mark Burgert, the sole principal of Coronus, for $1.  The transfer of these common shares was treated, as a contribution by Mr. Jeff Thachuk, as part of the consideration for the acquisition. Accordingly, the value of the transferred shares has been included in the additional paid in capital of the Company and a total of 4,025,000 common shares was determined as the consideration for the acquisition.

The acquisition was treated as an acquisition of assets rather than a business combination because Coronus does not constitute a business according to the definition of business under FASB ASC Topic 805 “Business Combinations”.  The acquisition is accounted for by the acquisition method based on the fair value of the assets acquired, which is more clearly evident and more reliably measurable compared to the consideration given.

There were no liabilities assumed during the acquisition.  The fair value of the identifiable assets acquired as of the date of the acquisition was as follows:

Assets acquired
Current asset	$138
Intangible asset	21,500
21,638

Consideration payable by shares (1)	$21,638

(1)
The fair value of the net assets acquired was $21,638 and was considered the fair value of the aggregate of the 2,000,000 shares of common stock issued and 2,025,000 shares of common stock transferred by Mr. Jeff Thachuk to Mr. Mark Burgert.

Note 5 - Equipment

Equipment at March 31, 2010 and 2009 was summarized as follows:

		Accumulated	Net book
March 31, 2010	Cost	depreciation	value
Office equipment	$1,351	$1,117	$234
Computer equipment	1,034	959	75
	$2,385	$2,076	$309

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 5 – Equipment - Continued

		Accumulated	Net book
March 31, 2009	Cost	depreciation	value
Office equipment	$1,088	$852	$236
Computer equipment	833	747	86
	$1,921	$1,599	$322

Note 6 - Website Development Costs

The website development costs were summarized as follows:

		Accumulated		Net book
March 31, 2010	Cost	amortization	Write-off	value
Website development costs	$22,132	$18,887	$3,245	$-

		Accumulated	Net book
March 31, 2009	Cost	amortization	value
Website development costs	$22,132	$18,389	$3,743

Note 7 - Intangible Assets

The Business Plan was acquired through the acquisition of Coronus Energy Inc. on November 2, 2009. The capital cost was amortized over 3 years.

Intangible assets at March 31, 2010 and 2009 were summarized as follows:

		Accumulated			Net book
March 31, 2010	Cost	amortization		Write-off	value
Trademark	$374	$95		$279	$-
Business plan	21,500	2,986		-	18,514
	$21,500	$2,986	$		$18,514

		Accumulated	Net book
March 31, 2009	Cost	amortization	value
Trademark	$301	$45	$256

Note 8 - Loan From A Shareholder

Loan from a shareholder represents a series of loans from a director and shareholder of the Company which are unsecured, non-interest bearing and due on demand. The Company charged imputed interest of 4% per annum and recorded it as additional paid in capital of $4,997 (2009 - $2,228) for the year ended March 31, 2010.  See Note 13 for subsequent changes.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 9 - Stockholders’ Equity

(a) Common Stock

On December 5, 2001, the Company (i) issued 6,750,000 common shares for cash to the founder and sole director of the Company at $0.0002 per share; (ii) issued 75,000 common shares for service to a party related to the founder of the Company at $0.0525 per share; and (iii) issued 300,000 common shares for cash to the sole director of the Company pursuant to a private placement at $0.0525 per share. The Company recorded the 6,750,000 shares issued to the founder at fair value at $0.0525 per share and recorded a stock based compensation of $352,337.

For the fiscal year ended March 31, 2003, the Company issued (i) 235,294 units for cash at $0.055 per unit for total proceeds of $12,916; (ii) issued 500,004 common shares for cash at $0.0725 per share for total proceeds of $36,326; (iii) issued 235,294 common shares upon the exercise of warrants for cash at $0.055 per share for total proceeds of $12,916; and (iv) issued 22,222 common shares for the settlement of debt at $0.0725 per share for the total debt of $1,615. In connection with the above unit issuance, each unit consisted of one common share and one share purchase warrant with an exercise price at $0.055 per share. The Company adopted the residual approach and allocated the total proceeds to the common shares and $nil to the share purchase warrants.

For the fiscal year ended March 31, 2004, the Company (i) issued 500,006 common shares for cash at $0.0835 per share for total proceeds of $41,644; and (ii) issued 66,666 common shares for the settlement of the debt at $0.0835 for the total debt of $5,552.

For the fiscal year ended March 31, 2005, the Company (i) issued 1,200,000 units for cash at $0.039 per unit for total proceeds of $47,054; and (ii) issued 1,910,000 common shares for cash at $0.039 per share for total proceeds of $74,895. Each unit consisted of one common share and one share purchase warrant with an exercise price at $0.039 per share. The Company adopted the residual approach and allocated the total proceeds to the common stocks and $nil to the share purchase warrants.

For the fiscal year ended March 31, 2006, the Company (i) issued 300,000 common shares at $0.042 per share pursuant to the exercise of warrants for total proceeds of $12,578; and (ii) issued 395,600 common shares at $0.042 per share for the settlement of debt of $16,586.

For the fiscal year ended March 31, 2007, the Company issued 1,000,000 common shares for cash at $0.044 per share for total proceeds of $43,948.

For the fiscal year ended March 31, 2008, the Company issued 52,500 common shares at $0.0485 per share for the settlement of debt of $2,548.

On November 2, 2009, the Company issued 2,000,000 common shares in connection with the acquisition of all the issued and outstanding shares of Coronus at a deemed value of $0.025 per share.  These shares were recorded, proportionately with the shares transferred by Mr. Jeff Thachuk to Mr. Mark Burgert, based on the fair value of the assets acquired.  See Note 4.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 9 - Stockholders’ Equity – Continued

(a) Common Stock - Continued

As at March 31, 2010, 8,550,000 shares were restricted shares.

(b) Stock Options

Since inception, the Company has entered into various stock option agreements with its directors, employees and consultants.

On November 3, 2008, the Company’s board of directors approved to denominate the exercise price of outstanding stock options of 1,100,000, 150,000 and 50,000 at exercise prices of $0.065, $0.07 and $0.105 per share in U.S. dollars, respectively. The transaction is regarded as cancellation of original stock options previously granted and then granted on the same day with the same number of stock options with the same terms except the exercise prices are denominated in U.S. dollars.

The fair value of each option granted for the year ended March 31, 2009 has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year ended
March 31, 2009
Expected volatility	110.6% - 121.6%
Risk-free interest rate	2.39% - 3.03%
Expected life	3.2 years - 8.5 years
Dividend yield	0.00%

On August 10, 2009, 905,000 stock options were cancelled pursuant to the Share Purchase Agreement among Coronus Solar Inc., Coronus Energy Corp., Jeff Thachuk, Mark Burgert, Raven Kopelman, David Holmes, Kenneth Bogas, and John Omielan.

On November 2, 2009, the Company issued stock options to Mark Burgert to acquire (i) 150,000 shares of common stock at an exercise price of $0.065 per share until April 22, 2015, and (ii) 200,000 shares of common stock at an exercise price of $0.065 per share until March 31, 2016.

The fair value of each option granted for the year ended March 31, 2010 has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year ended
March 31, 2010
Expected volatility	104.05%
Risk-free interest rate	2.33% - 3.00%
Expected life	5.5 years - 6.4 years
Dividend yield	0.00%

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 9 - Stockholders’ Equity – Continued

(b) Stock Options - Continued

The estimated fair value of the options granted during the year ended March 31, 2010 was $0.076 per share and the Company recorded a total of $26,144 (2009: $55,180) in stock based compensation expenses.

Changes in stock options for the years ended March 31, 2010 and 2009 are summarized as follows:

	Options Outstanding
		Weighted
		average
	Number of	exercise
	shares	price
Balance, March 31, 2009 and 2008	1,300,000	$0.065
Issued	350,000	0.065
Cancelled	(905,000)	0.065
Balance, March 31, 2010	745,000	$0.065

The Company has the following options outstanding and exercisable at March 31, 2010:

	Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	March 31,	Contractual	Exercise	March 31,	Exercise
Prices	2010	Life (Years)	Price	2010	Price
$0.065	740,000	5.90	$0.065	740,000	$0.065
0.105	5,000	2.36	0.105	5,000	0.105
$0.065 - $0.105	745,000	5.88	$0.065	745,000	$0.065

The Company has the following options outstanding and exercisable at March 31, 2009:

	Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	March 31,	Contractual	Exercise	March 31,	Exercise
Prices	2009	Life (Years)	Price	2009	Price
$0.065	1,100,000	7.13	$0.065	1,100,000	$0.065
0.007	150,000	2.81	0.007	150,000	0.007
0.105	50,000	3.11	0.105	50,000	0.105
$0.065 - $0.105	1,300,000	6.48	$0.060	1,300,000	$0.060

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 10 – Income Tax

Coronus Solar Inc. is subject to income tax in Canada and Coronus Energy Corp. is subject to income tax in the U.S. on their taxable income as reported in their statutory accounts at a tax rate in accordance with the relevant Canadian / U.S. Income Tax Act. The Company has had a recurring loss from inception and did not incur any income tax expense. A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2010	2009
Loss for the year	$(155,180)	$(172,863)

Statutory Canadian tax rate	30.00%	31.50%

Income tax recovery	$(46,554)	$(54,500)
Difference in tax rate	(1,096)	-
Temporary differences	400	1,800
Non-deductible expenses	11,400	10,800
Stock based compensation	7,843	17,400
Unrecognized benefit of non-capital losses	28,007	24,500
	$-	$-

The significant components of the Company’s deferred income tax assets are as follows:

Deferred income tax assets (liabilities)	2010	2009
Net operating loss carry forwards	$149,741	$133,900
Equipment	164	100
Website development costs	2,751	(1,200)
Business plan	(6,480)	-
Valuation allowance	(146,176)	(132,800)
	$-	$-

The Company has non-capital losses of approximately $533,000 (2009 - $527,000), which may be carried forward and applied against taxable income in future years.  If not utilized, the non-capital losses would expire in from 2014 to 2030.  The benefits of these losses have not been reflected in these financial statements and have been offset by a valuation allowance.

Note 11 - Contingent Liabilities

Management of the Company has opted for the Company to self-insure against business and liability risks rather than purchase third party insurance coverage. Consequently the Company is exposed to financial losses or failure as a result of these risks.

CORONUS SOLAR INC.
(previously known as Insightfulmind Learning, Inc.)
(A Development Stage Enterprise)
Notes to Financial Statements
(Expressed in U.S. Dollars)
Year Ended March 31, 2010

Note 12 - Related Party Transactions

During the year ended March 31, 2010, the Company paid $1,101 (2009: $1,419) in director fees to the directors of the Company.

During the year ended March 31, 2010, $33,015 (2009: $31,932) of management fees were forgiven by a director of the Company and credited to the additional paid-in capital respectively.

During the year ended March 31, 2010, included in accounts payable, $972 (2009: $ Nil) was owed to a director of the Company.

During the year ended March 31, 2010, the director and shareholder to whom the Company was indebted regarding the loan from a shareholder (Note 8), lent the Company an additional CAD $47,500 (2009 - CAD $109,000) for working capital. The additional CAD $47,500 (2009 - CAD $109,000) loan was unsecured, non-interest bearing and due on demand.

See Note 8.

Note 13 – Subsequent Events

Effective April 1, 2010, the loan from a shareholder (see Notes 8 & 12) is no longer interest free. The loan ($154,096 as at March 31, 2010) accrues interest at the annual rate of 4%. As in the past, the loan is unsecured and due on demand.

Subsequent to March 31, 2010, the director and shareholder to whom the Company is indebted regarding the loan from a shareholder (Note 8), lent the Company a further CAD$13,500 for working capital. The additional CAD$13,500 loan is unsecured and due on demand, and will accrue interest at the annual rate of 4%.

Until ________________, 2010, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$1.61
Printing Expenses	200.00
Accounting Fees and Expenses	1,800.00
Legal Fees and Expenses	4,000.00
Blue Sky Fees/Expenses	0.00
Transfer Agent Fees	200.00

TOTAL	$6,201.61

ITEM 14.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Articles 5-8 of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
2.	Canada Business Corporations Act

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as follows:

On December 5, 2001, our inception, Jefferson Thachuk, our founder, President, Secretary, Principal Executive Officer, Promoter and Director, purchased 6,750,000 shares of our common stock at a price of $0.002 per share, for total proceeds of $1,430. On the same day, Jefferson Thachuk then purchased 300,000 shares of our common stock at a price of $0.0525 per share, for total proceeds of $15,722. Adopting Financial Accounting Standards Board Statement 123 (revised 2004) , “Share Based Payment”, we revalued the 6,750,000 shares issued to Jefferson Thachuk to estimated fair value at the date of issue, deeming it to be $0.0525 per share, resulting in a $352,337 share based payment to Jefferson Thachuk. The above shares were issued in British Columbia, Canada, to a resident of British Columbia, to a director, pursuant to the “private issuer” registration and prospectus exemptions of Sections 46(j) [since repealed] and 75(a) of the British Columbia Securities Act of 1996 , as amended (the “ B.C. Securities Act ”).

On September 11, 2003, Jefferson Thachuk transferred 300,000 shares of the common stock he held to Mark Burgert, a close business associate of Jefferson Thachuk. On November 9, 2003, Jefferson Thachuk transferred a further 200,000 shares of common stock to Mr. Burgert. In both cases, the shares were transferred in British Columbia, Canada, to a resident of British Columbia, to a close business associate of a director, pursuant to the “private issuer” registration and prospectus exemptions of Sections 2.1(1)(d) and 2.1(2) of Canada’s Multilateral Instrument 45-103, Capital Raising Exemptions , since rescinded. In compliance with our Articles of Incorporation, amended as of August 13, 2002, Item 4, our board of directors, as well as all of our shareholders, expressed approval of the two share transfers by resolution.

On December 5, 2001, our inception, Del Thachuk, the father of our President, was issued 75,000 shares of our common stock at a deemed price of $0.0525 per share, for a total value of $3,931, for providing the original idea for our business. The shares were issued in British Columbia, Canada, to a resident of British Columbia, to a parent of a director, pursuant to the “private issuer” registration and prospectus exemptions of Sections 46(j) [since repealed] and 75(a) of the B.C. Securities Act.

In addition to the shares Del Thachuk received in 2001, Del Thachuk, in 2002 and 2003, purchased 120,002 shares of our common stock at a weighted average price of $0.0755 per share, for total proceeds of $9,049. The purchase was comprised of four separate stock transactions: (1) on December 16, 2002, Del Thachuk purchased 44,444 shares at $0.0725 per share for proceeds of $3,229; (2) on January 10, 2003, Del Thachuk purchased 44,446 shares at $0.0725 per share for proceeds of $3,229; (3) on August 1, 2003, Del Thachuk purchased 22,222 shares at $0.0835 per share for proceeds of $1,851; and (4) on August 6, 2003, Del Thachuk purchased 8,890 shares at $0.0835 per share for proceeds of $740. The above shares were issued in British Columbia, Canada, to a resident of British Columbia, to a parent of a director, pursuant to the “private issuer” registration and prospectus exemptions of Sections 2.1(1)(b) and 2.1(2) of Canada’s Multilateral Instrument 45-103, Capital Raising Exemptions , since rescinded.

In 2003, Maryanne Thachuk, the mother of our President, purchased 146,668 shares of our common stock at a weighted average price of $0.077 per share, for total proceeds of $11,271. The purchase was comprised of three separate stock transactions: (1) on January 21, 2003, Maryanne Thachuk purchased 88,890 shares at $0.0725 per share for proceeds of $6,458; (2) on August 1, 2003, Maryanne Thachuk purchased 22,222 shares at $0.0835 per share for proceeds of $1,851; and (3) on August 6, 2003, Maryanne Thachuk purchased 35,556 shares at $0.0835 per share for proceeds of $2,962. The above shares were issued in British Columbia, Canada, to a resident of British Columbia, to a parent of a director, pursuant to the “private issuer” registration and prospectus exemptions of Sections 2.1(1)(b) and 2.1(2) of Canada’s Multilateral Instrument 45-103, Capital Raising Exemptions , since rescinded.

In 2003, 2004 and 2005, Mike and Carrie Thachuk, the brother and sister-in-law of our President, purchased 800,000 shares of our common stock at a weighted average price of $0.050 per share, for total proceeds of $39,935. The purchase was comprised of seven separate stock transactions: (1) on March 7, 2003, Mike and Carrie Thachuk purchased 72,356 shares at $0.0725 per share for proceeds of $5,257; (2) on March 13, 2003, Mike and Carrie Thachuk purchased 27,644 shares at $0.0725 per share for proceeds of $2,008; (3) on October 24, 2003, Mike and Carrie Thachuk purchased 50,000 shares at $0.0835 per share for proceeds of $4,164; (4) on November 18, 2003, Mike and Carrie Thachuk purchased 50,000 shares at $0.0835 per share for proceeds of $4,164; (5) on June 15, 2004, for proceeds of $11,764, Mike and Carrie Thachuk, pursuant to a unit private placement, purchased 300,000 units, where each unit cost $0.05 Canadian dollars and consisted of one share and one warrant to purchase a further one share at a price of $0.05 Canadian dollars, good for a period of two years; (6) on July 28, 2005, Mike and Carrie Thachuk exercised 200,000 of their warrants, for proceeds of $8,385; and (7) on September 14, 2005, Mike and Carrie Thachuk exercised the remaining 100,000 of their warrants, for proceeds of $4,193. For transactions (1) through (5), the shares/units were issued in British Columbia, Canada, to residents of British Columbia, to a brother and sister of a director, pursuant to the “private issuer” registration and prospectus exemptions of Sections 2.1(1)(b) and 2.1(2) of Canada’s Multilateral Instrument 45-103, Capital Raising Exemptions , since rescinded. For transactions (6) and (7), the shares were issued in British Columbia, Canada, to residents of British Columbia, pursuant to the “previously issued security” registration and prospectus exemptions of Sections 45(12)(iii)(A) and 74(11)(iii)(A) of the B.C. Securities Act .

On June 15, 2004, Andrew Yu, a former director, for proceeds of $15,685, purchased 400,000 units pursuant to a unit private placement, where each unit cost $0.05 Canadian dollars and consisted of one share and one warrant to purchase a further one share at a price of $0.05 Canadian dollars, good for a period of two years. Mr. Yu, an accredited investor, opted not to exercise his warrants, and they therefore expired. At the time of the purchase, Mr. Yu was not yet a director. Mr. Yu served as a director from September 17, 2005 to April 21, 2007. The shares were issued in British Columbia, Canada, to a resident of British Columbia, to an accredited investor, pursuant to the “accredited investor” registration and prospectus exemptions of Sections 5.1(1) and 5.1(2) of Canada’s Multilateral Instrument 45-103, Capital Raising Exemptions, since rescinded.

On December 17, 2004, Kenneth Bogas, a current director, purchased 10,000 shares of our common stock at a price of $0.039 per share, for total proceeds of $392. At the time of the purchase, Mr. Bogas was not yet a director. Mr. Bogas was appointed as a director on March 5, 2007. The 10,000 shares were issued in British Columbia, Canada, to a resident of British Columbia, pursuant to the “offering memorandum” registration and prospectus exemptions of Sections 4.1(1) and 4.1(2) of Canada’s Multilateral Instrument 45-103, Capital Raising Exemptions, since rescinded.

On December 17, 2004, David Holmes, a current director, purchased 20,000 shares of our common stock at a price of $0.039 per share, for total proceeds of $784. At the time of the purchase, Mr. Holmes was not yet a director. Mr. Holmes was appointed as a director on May 4, 2007. The 20,000 shares were issued in British Columbia, Canada, to a resident of British Columbia, pursuant to the “offering memorandum” registration and prospectus exemptions of Sections 4.1(1) and 4.1(2) of Canada’s Multilateral Instrument 45-103, Capital Raising Exemptions, since rescinded.

On April 5, 2002, for proceeds of $12,916, John Omielan purchased 235,294 units pursuant to a unit private placement, where each unit cost $0.085 Canadian dollars and consisted of one share and one warrant to purchase a further one share at a price of $0.085 Canadian dollars, good for a period of six months. The units were issued in British Columbia, Canada, to a resident of British Columbia, to a close business associate of a director, pursuant to the “private issuer” registration and prospectus exemptions of Sections 2.1(1)(d) and 2.1(2) of Canada’s Multilateral Instrument 45-103, Capital Raising Exemptions, since rescinded. On August 15, 2002, Mr. Omielan exercised the 235,294 warrants, resulting in the purchase of an additional 235,294 shares of common stock, for proceeds of $12,916. These shares were issued in British Columbia, Canada, to a resident of British Columbia, pursuant to the “previously issued security” registration and prospectus exemptions of Sections 45(12)(iii)(A) and 74(11)(iii)(A) of the B.C. Securities Act. In 2003, Mr. Omielan entered into four separate shares for debt settlement transactions to settle four separate outstanding invoices for authoring work. On January 15, April 15, July 15 and October 15, 2003, Mr. Omielan received 22,222 shares for a $1,615 debt, 22,222 shares for a $1,851 debt, 22,222 shares for a $1,851 debt, and 22,222 shares for a $1,851 debt, respectively. The shares for debt shares were issued in British Columbia, Canada, to a resident of British Columbia, to a close business associate of a director, pursuant to the “private issuer” registration and prospectus exemptions of Sections 2.1(1)(d) and 2.1(2) of Canada’s Multilateral Instrument 45-103, Capital Raising Exemptions, since rescinded. Subsequent to these transactions, Mr. Omielan entered into two additional shares for debt settlement transactions to settle two separate outstanding invoices for authoring work. On March 15, 2006, Mr. Omielan received 395,600 shares for a $16,586 debt and on May 4, 2007, Mr. Omielan received 52,500 shares for a $2,548 debt. These shares for debt shares were issued in British Columbia, Canada, to a resident of British Columbia, to a close business associate of a director, pursuant to the “private issuer” registration and prospectus exemptions of Sections 2.4(2)(e) and 2.4(3) of Canada’s  National Instrument 45-106, Prospectus and Registration Exemptions .

Kelly Aab acquired 100,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $3,900.

Paula Aab acquired 100,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $3,900.

Shauna Aab acquired 100,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $3,900.

Bradley Borque acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Richard Brohman acquired 10,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $390.

Elena Doubivko acquired 400,000 shares of common stock for cash on June 30, 2004 at $0.039 per share for total proceeds of $15,600.

Garry Emerson acquired 100,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $3,900.

Maciej Foksowicz acquired 88,890 shares of common stock for cash on June 18, 2002 at $0.0725 per share for total proceeds of $6,458; 133,334shares of common stock for cash on June 23, 2003 at $0.0835 per share for total proceeds of $11,105; and 300,000 shares of common stock for cash on June 15, 2004 at $0.039 per share for total proceeds of $11,700.

Richard Foreman acquired 10,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $390.

Shawnean Funk acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Mike Hardy acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Scott Hartley acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Phillip Hayes acquired 10,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $390.

Svetoslav Ivanov acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Mark Konojacki acquired 100,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $3,900.

Kay-Uwe Konojacki acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Kenneth Lake acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Dan MacDonald acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Larry Merkley acquired 10,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $390.

Jim Meron acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Ryan Morton acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Clare Saunders acquired 200,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $7,800.

Trevor Singleton acquired 600,000 shares of common stock for cash on November 24, 2006 at $0.044 per share for total proceeds of $26,400.

Nicholas Stratidakis acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Richard Thomas acquired 200,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $7,800.

Glen Thorkelsson acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Gerry Van Overschot acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Russell Van Skiver acquired 133,334 shares of common stock for cash on March 7, 2003 at $0.0725 per share for total proceeds of $9,667; 88,890 shares of common stock for cash on April 2, 2003 at $0.0835 per share for total proceeds of $7,403; 44,446 shares of common stock for cash on May 13, 2003 at $0.0835 per share for total proceeds of $3,702; 44,446 shares of common stock for cash on May 21, 2003 at $0.0835 per share for total proceeds of $3,702; and 200,000 shares of common stock for cash on June 15, 2004 at $0.039 per share for total proceeds of $7,800.

Eric Verhoef acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Paul Visser acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Melton Vlassis acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Andrew Warnes acquired 20,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $780.

Greg Zakaib acquired 200,000 shares of common stock for cash on December 17, 2004 at $0.039 per share for total proceeds of $7,800; and 400,000 shares of common stock for cash on December 7, 2006 at $0.044 per share for total proceeds of $17,600.

On November 2, 2009, we completed the agreement (the “Agreement”) to acquire all of the issued and outstanding shares of Coronus Energy Corp. (“Coronus”), a start-up stage company founded to deploy and operate utility-scale solar power systems in the State of California. We acquired all of the outstanding shares of Coronus in exchange for 2,000,000 shares of our common stock at a deemed value of $0.025 per share. We issued the 2,000,000 shares of our common stock to Mark Burgert, the sole principal of Coronus. Mr. Burgert is a resident of British Columbia, Canada. The 2,000,000 shares were issued pursuant to an exemption from applicable prospectus requirements under section 2.5(1)(e) “Family, Friends and Business Associates” of National Instrument 45-106 , Prospectus and Registration Exemptions (Canada), by reason of Mr. Burgert being a close business associate of Jeff Thachuk, our president. Additionally, under the Agreement, Jeff Thachuk transferred 2,025,000 of his shares of our common stock to Mr. Burgert for $1. The transfer of these common shares was treated, as a contribution by Mr. Thachuk, as part of the consideration for the acquisition. The terms of the Agreement and the issuance of the 2,000,000 common shares from treasury were approved by our shareholders.

The foregoing transactions were all exempt from the registration provisions of Section 5 of the Securities Act of 1993 pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. All of the transactions took place outside the United States of America and all of the purchasers were non-US persons.

The foregoing transactions reflect the 2 for 1 stock split, which occurred on November 3, 2009.

ITEM 16.                      EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation.	10-K/A-2	12/10/10	3.1

3.2	Bylaws.	S-1	11/07/08	3.2

3.3	Amended Articles of Incorporation (8/13/2002).	S-1	11/07/08	3.3

3.4	Amended Articles of Incorporation (8/26/2002).	S-1	11/07/08	3.4

3.5	Amended Articles of Incorporation (9/20/2002).	S-1	11/07/08	3.5

3.6	Amended Articles of Incorporation (11/03/2009).	8-K	11/06/09	3.1

4.1	Specimen Stock Certificate.	S-1	11/07/08	4.1

8.1	Tax Opinion of The Law Office of Conrad C. Lysiak, P.S.				X

10.1	Engagement Letter - Jefferson Thachuk (5/15/07).	S-1	11/07/08	10.1

10.2	Engagement Letter - Jefferson Thachuk (6/12/08).	S-1	11/07/08	10.2

10.3	Engagement Letter - Jefferson Thachuk (8/21/08).	S-1	11/07/08	10.3

10.4	Engagement Letter - Raven Kopelman.	S-1	11/07/08	10.4

10.5	Engagement Letter - John Omielan: (3/15/2007).	S-1	11/07/08	10.5

10.6	Engagement Letter - John Omielan: (1/4/2008).	S-1	11/07/08	10.6

10.7	Share Purchase Agreement with Coronus Energy Corp., Jefferson Thachuk, Mark Burgert, Raven Kopelman, David Holmes, Kenneth Bogas and John Omielan.	10-Q	11/02/09	10.7

10.8	Escrow Agreement between Insightfulmind Learning, Inc., Mark Burgert and Jefferson Thachuk.	8-K	11/06/09	10.1

10.9	Loan Agreement with Jefferson Thachuk.	10-K/A-2	12/10/10	10.1

10.10	Vacant Land Purchase Agreement – VIDAL.	10-Q/A-1	12/10/10	10.10

10.11	Vacant Land Purchase Agreement – TWENTYNINE PALMS.	10-Q/A-1	12/10/10	10.11

10.12	Stock Option Plan dated November 23, 2010.				X

10.13	Vacant Land Purchase Agreement – VIDAL (December 19, 2010 Addendum).				X

10.14	Vacant Land Purchase Agreement – TWENTYNINE PALMS (December 21, 2010 Addendum).				X

14.1	Code of Ethics.	S-1	11/07/08	14.1

14.2	Amended Code of Ethics as of May 14, 2009.	10-K	6/05/09	14.2

23.1	Consent of Chang Lee LLP.				X

23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.				X

99.1	Audit Committee Charter.	S-1	11/07/08	99.1

99.2	Amended Audit Committee Charter as of May 19, 2009.	10-K	6/05/09	99.2

99.3	Disclosure Committee Charter.	10-K	6/05/09	99.3

ITEM 17.                      UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (''230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C (''230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (''230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post Effective Amendment on Form S-1 and has duly caused this Registration Statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized on this 29th day of December 2010.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Accounting Officer, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment on Form S-1 has been signed by the following persons:

Signature	Title	Date

JEFFERSON THACHUK	President, Principal Accounting Officer,	December 29, 2010
Jefferson Thachuk	Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and Director

RAVEN KOPELMAN	Director and Chief Programmer	December 29, 2010
Raven Kopelman

DAVID HOLMES	Director	December 29, 2010
David Holmes

KENNETH BOGAS	Director	December 29, 2010
Kenneth Bogas

EXHIBIT INDEX

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation.	10-K/A-2	12/10/10	3.1

3.2	Bylaws.	S-1	11/07/08	3.2

3.3	Amended Articles of Incorporation (8/13/2002).	S-1	11/07/08	3.3

3.4	Amended Articles of Incorporation (8/26/2002).	S-1	11/07/08	3.4

3.5	Amended Articles of Incorporation (9/20/2002).	S-1	11/07/08	3.5

3.6	Amended Articles of Incorporation (11/03/2009).	8-K	11/06/09	3.1

4.1	Specimen Stock Certificate.	S-1	11/07/08	4.1

8.1	Tax Opinion of The Law Office of Conrad C. Lysiak, P.S.				X

10.1	Engagement Letter - Jefferson Thachuk (5/15/07).	S-1	11/07/08	10.1

10.2	Engagement Letter - Jefferson Thachuk (6/12/08).	S-1	11/07/08	10.2

10.3	Engagement Letter - Jefferson Thachuk (8/21/08).	S-1	11/07/08	10.3

10.4	Engagement Letter - Raven Kopelman.	S-1	11/07/08	10.4

10.5	Engagement Letter - John Omielan: (3/15/2007).	S-1	11/07/08	10.5

10.6	Engagement Letter - John Omielan: (1/4/2008).	S-1	11/07/08	10.6

10.7	Share Purchase Agreement with Coronus Energy Corp., Jefferson Thachuk, Mark Burgert, Raven Kopelman, David Holmes, Kenneth Bogas and John Omielan.	10-Q	11/02/09	10.7

10.8	Escrow Agreement between Insightfulmind Learning, Inc., Mark Burgert and Jefferson Thachuk.	8-K	11/06/09	10.1

10.9	Loan Agreement with Jefferson Thachuk.	10-K/A-2	12/10/10	10.1

10.10	Vacant Land Purchase Agreement – VIDAL.	10-Q/A-1	12/10/10	10.10

10.11	Vacant Land Purchase Agreement – TWENTYNINE PALMS.	10-Q/A-1	12/10/10	10.11

10.12	Stock Option Plan dated November 23, 2010.				X

10.13	Vacant Land Purchase Agreement – VIDAL (December 19, 2010 Addendum).				X

10.14	Vacant Land Purchase Agreement – TWENTYNINE PALMS (December 21, 2010 Addendum).				X

14.1	Code of Ethics.	S-1	11/07/08	14.1

14.2	Amended Code of Ethics as of May 14, 2009.	10-K	6/05/09	14.2

23.1	Consent of Chang Lee LLP.				X

23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.				X

99.1	Audit Committee Charter.	S-1	11/07/08	99.1

99.2	Amended Audit Committee Charter as of May 19, 2009.	10-K	6/05/09	99.2

99.3	Disclosure Committee Charter.	10-K	6/05/09	99.3